Execution Copy






                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                               FCB FINANCIAL CORP.

                                       AND

                               OSB FINANCIAL CORP.





                                November 13, 1996

                                TABLE OF CONTENTS
                                                                         Page

        ARTICLE I THE MERGER . . . . . . . . . . . . . . . . . . . . . . .  1
             1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . .  1
             1.2  Effective Time . . . . . . . . . . . . . . . . . . . . .  2
             1.3  Effects of the Merger  . . . . . . . . . . . . . . . . .  2
             1.4  Conversion of OSB Common Stock; Treatment of FCB Common
                  Stock  . . . . . . . . . . . . . . . . . . . . . . . . .  2
             1.5  Stock Options  . . . . . . . . . . . . . . . . . . . . .  3
             1.6  Articles of Incorporation  . . . . . . . . . . . . . . .  3
             1.7  By-Laws  . . . . . . . . . . . . . . . . . . . . . . . .  3
             1.8  Tax Consequences . . . . . . . . . . . . . . . . . . . .  4
             1.9  Plans for Management Succession  . . . . . . . . . . . .  4
             1.10 Board of Directors of the Surviving Corporation  . . . .  4
             1.11 Headquarters of the Surviving Corporation  . . . . . . .  5
             1.12 Closing  . . . . . . . . . . . . . . . . . . . . . . . .  5

        ARTICLE II     CONVERSION OF SHARES  . . . . . . . . . . . . . . .  5
             2.1  FCB to Make Shares Available . . . . . . . . . . . . . .  5
             2.2  Exchange of Certificates . . . . . . . . . . . . . . . .  5

        ARTICLE III    REPRESENTATIONS AND WARRANTIES OF OSB . . . . . . .  7
             3.1  Corporate Organization . . . . . . . . . . . . . . . . .  7
             3.2  Capitalization . . . . . . . . . . . . . . . . . . . . .  8
             3.3  Authority; No Violation  . . . . . . . . . . . . . . . .  9
             3.4  Consents and Approvals . . . . . . . . . . . . . . . . .  9
             3.5  Reports  . . . . . . . . . . . . . . . . . . . . . . . . 10
             3.6  Financial Statements . . . . . . . . . . . . . . . . . . 10
             3.7  Broker's Fees  . . . . . . . . . . . . . . . . . . . . . 11
             3.8  Absence of Certain Changes or Events . . . . . . . . . . 11
             3.9  Legal Proceedings  . . . . . . . . . . . . . . . . . . . 11
             3.10 Taxes and Tax Returns  . . . . . . . . . . . . . . . . . 11
             3.11 Employees  . . . . . . . . . . . . . . . . . . . . . . . 12
             3.12 SEC Reports  . . . . . . . . . . . . . . . . . . . . . . 13
             3.13 Compliance with Applicable Law . . . . . . . . . . . . . 13
             3.14 Certain Contracts  . . . . . . . . . . . . . . . . . . . 14
             3.15 Agreements with Regulatory Agencies  . . . . . . . . . . 15
             3.16 Other Activities of OSB and its OSB Subsidiaries . . . . 15
             3.17 Investment Securities  . . . . . . . . . . . . . . . . . 15
             3.18 Undisclosed Liabilities  . . . . . . . . . . . . . . . . 15
             3.19 Insurance  . . . . . . . . . . . . . . . . . . . . . . . 15
             3.20 Loan Loss Reserves . . . . . . . . . . . . . . . . . . . 16
             3.21 Environmental Liability  . . . . . . . . . . . . . . . . 16
             3.22 Approval Delays  . . . . . . . . . . . . . . . . . . . . 16
             3.23 Vote Required  . . . . . . . . . . . . . . . . . . . . . 16
             3.24 Applicability of Certain Provisions of Wisconsin Law,
                  Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . 16
             3.25 Ownership of FCB Common Stock  . . . . . . . . . . . . . 16

        ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF FCB . . . . . . . 17
             4.1  Corporate Organization . . . . . . . . . . . . . . . . . 17
             4.2  Capitalization . . . . . . . . . . . . . . . . . . . . . 17
             4.3  Authority; No Violation  . . . . . . . . . . . . . . . . 18
             4.4  Consents and Approvals . . . . . . . . . . . . . . . . . 19
             4.5  Reports  . . . . . . . . . . . . . . . . . . . . . . . . 19
             4.6  Financial Statements . . . . . . . . . . . . . . . . . . 19
             4.7  Broker's Fees  . . . . . . . . . . . . . . . . . . . . . 20
             4.8  Absence of Certain Changes or Events . . . . . . . . . . 20
             4.9  Legal Proceedings  . . . . . . . . . . . . . . . . . . . 20
             4.10 Taxes and Tax Returns  . . . . . . . . . . . . . . . . . 20
             4.11 Employees  . . . . . . . . . . . . . . . . . . . . . . . 21
             4.12 SEC Reports  . . . . . . . . . . . . . . . . . . . . . . 22
             4.13 Compliance with Applicable Law . . . . . . . . . . . . . 22
             4.14 Certain Contracts  . . . . . . . . . . . . . . . . . . . 24
             4.15 Agreements with Regulatory Agencies  . . . . . . . . . . 25
             4.16 Other Activities of FCB and its FCB Subsidiaries . . . . 25
             4.17 Investment Securities  . . . . . . . . . . . . . . . . . 25
             4.18 Undisclosed Liabilities  . . . . . . . . . . . . . . . . 25
             4.19 Insurance  . . . . . . . . . . . . . . . . . . . . . . . 25
             4.20 Loan Loss Reserves . . . . . . . . . . . . . . . . . . . 25
             4.21 Environmental Liability  . . . . . . . . . . . . . . . . 26
             4.22 Approval Delays  . . . . . . . . . . . . . . . . . . . . 26
             4.23 Vote Required  . . . . . . . . . . . . . . . . . . . . . 26
             4.24 Applicability of Certain Provisions of Wisconsin Law,
                  Etc  . . . . . . . . . . . . . . . . . . . . . . . . . . 26
             4.25 Ownership of OSB Common Stock  . . . . . . . . . . . . . 26

        ARTICLE V COVENANTS RELATING TO CONDUCT OF BUSINESS  . . . . . . . 27
             5.1  Conduct of Businesses Prior to the Effective Time  . . . 27
             5.2  Forbearances . . . . . . . . . . . . . . . . . . . . . . 27

        ARTICLE VI     ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . 29
             6.1  Regulatory Matters; Cooperation with Respect to Filing . 29
             6.2  Access to Information; Due Diligence . . . . . . . . . . 31
             6.3  Shareholders' Approvals  . . . . . . . . . . . . . . . . 32
             6.4  Legal Conditions to Merger . . . . . . . . . . . . . . . 32
             6.5  Listing of Shares  . . . . . . . . . . . . . . . . . . . 32
             6.6  Indemnification; Directors' and Officers' Insurance  . . 32
             6.7  Additional Agreements  . . . . . . . . . . . . . . . . . 34
             6.8  Advice of Changes  . . . . . . . . . . . . . . . . . . . 34
             6.9  No Conduct Inconsistent with this Agreement  . . . . . . 34
             6.10 Employee Benefit Plans . . . . . . . . . . . . . . . . . 35
             6.11 Severance for Certain Employees  . . . . . . . . . . . . 36
             6.12 Dividends  . . . . . . . . . . . . . . . . . . . . . . . 37
             6.13 Post-Closing Stock Options . . . . . . . . . . . . . . . 37
             6.14 Subsidiary Bank Merger . . . . . . . . . . . . . . . . . 37
             6.15 Rule 145 Affiliates  . . . . . . . . . . . . . . . . . . 38
             6.16 Disclosure Schedules . . . . . . . . . . . . . . . . . . 38
             6.17 Filing and Other Fees  . . . . . . . . . . . . . . . . . 38

        ARTICLE VII    CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . 38
             7.1  Conditions to Each Party's Obligation To Effect the
                  Merger . . . . . . . . . . . . . . . . . . . . . . . . . 38
                  (a)  Shareholder Approval  . . . . . . . . . . . . . . . 38
                  (b)  Other Approvals . . . . . . . . . . . . . . . . . . 38
                  (c)  Registration Statements . . . . . . . . . . . . . . 39
                  (d)  No Injunctions or Restraints; Illegality  . . . . . 39
                  (e)  Federal Tax Opinion . . . . . . . . . . . . . . . . 39
                  (f)  Post-Closing Employment Agreements  . . . . . . . . 39
             7.2  Conditions to Obligations of OSB . . . . . . . . . . . . 39
                  (a)  Representations and Warranties  . . . . . . . . . . 39
                  (b)  Performance of Obligations of FCB . . . . . . . . . 40
                  (c)  No Material Adverse Change  . . . . . . . . . . . . 40
                  (d)  Opinion of Counsel to FCB . . . . . . . . . . . . . 40
                  (e)  Comfort Letters . . . . . . . . . . . . . . . . . . 40
                  (f)  Fairness Opinion  . . . . . . . . . . . . . . . . . 40
             7.3  Conditions to Obligations of FCB . . . . . . . . . . . . 40
                  (a)  Representations and Warranties  . . . . . . . . . . 40
                  (b)  Performance of Obligations of OSB . . . . . . . . . 40
                  (c)  No Material Adverse Change  . . . . . . . . . . . . 41
                  (d)  Opinion of Counsel to OSB . . . . . . . . . . . . . 41
                  (e)  Comfort Letters . . . . . . . . . . . . . . . . . . 41
                  (f)  Fairness Opinion  . . . . . . . . . . . . . . . . . 41
                  (g)  Affiliate Agreements  . . . . . . . . . . . . . . . 41

        ARTICLE VIII   TERMINATION, EXPENSES AND AMENDMENT . . . . . . . . 41
             8.1  Termination  . . . . . . . . . . . . . . . . . . . . . . 41
             8.2  Effect of Termination  . . . . . . . . . . . . . . . . . 45
             8.3  Termination Fee; Expenses  . . . . . . . . . . . . . . . 45
             8.4  Amendment  . . . . . . . . . . . . . . . . . . . . . . . 46
             8.5  Extension; Waiver  . . . . . . . . . . . . . . . . . . . 47

        ARTICLE IX     GENERAL PROVISIONS  . . . . . . . . . . . . . . . . 47
             9.1  Non-survival of Representations, Warranties and
                  Agreements . . . . . . . . . . . . . . . . . . . . . . . 47
             9.2  Notices  . . . . . . . . . . . . . . . . . . . . . . . . 47
             9.3  Interpretation . . . . . . . . . . . . . . . . . . . . . 48
             9.4  Counterparts . . . . . . . . . . . . . . . . . . . . . . 48
             9.5  Entire Agreement . . . . . . . . . . . . . . . . . . . . 48
             9.6  Governing Law  . . . . . . . . . . . . . . . . . . . . . 49
             9.7  Severability . . . . . . . . . . . . . . . . . . . . . . 49
             9.8  Publicity  . . . . . . . . . . . . . . . . . . . . . . . 49
             9.9  Assignment; Third Party Beneficiaries  . . . . . . . . . 49
             9.10 Enforcement  . . . . . . . . . . . . . . . . . . . . . . 49

        Exhibit A -    Form of FCB Stock Option and Trigger Payment Agreement
        Exhibit B -    Form of OSB Stock Option and Trigger Payment
                       Agreement
        Exhibit C -    Plan of Merger
        Exhibit D -    Directors of the Surviving Corporation
        Exhibit E -    List of Directors and Executive Officers of Surviving
                       Bank
        Exhibit F -    Form of Affiliate Agreement
        Exhibit G -    Employment Agreement with Donald D. Parker
        Exhibit H -    Employment Agreement with Phillip J. Schoofs
        Exhibit I -    Employment Agreement with Harold L. Hermansen
        Exhibit J -    Employment Agreement with James J. Rothenbach
        Exhibit K -    Employment Agreement with Theodore W. Hoff
        Exhibit L -    Form of Opinion of Foley & Lardner
        Exhibit M -    Form of Opinion of Schiff Hardin & Waite


        Schedule 3.1(b)     -    OSB Ownership of Outside Entities
        Schedule 3.1(c)     -    OSB Subsidiaries Ownership of Outside
                                 Entities
        Schedule 3.2(a)     -    OSB Obligations to Purchase or Issue Shares
                                 of OSB Common Stock or Other Equity
                                 Securities
        Schedule 3.8(a)     -    Absence of Certain Changes or Events
        Schedule 3.9        -    OSB Legal Proceedings
        Schedule 3.10(a)    -    Income Adjustments Pursuant to Section 481
                                 of the Code
        Schedule 3.11(a)    -    OSB Benefit Plans and Agreements
        Schedule 3.14(a)    -    OSB Contract Exceptions
        Schedule 3.18       -    Undisclosed Liabilities
        Schedule 3.19       -    OSB Insurance Policies
        Schedule 3.21       -    Environmental Contingencies
        Schedule 3.25       -    OSB Ownership of FCB Common Stock
        Schedule 4.1(b)     -    FCB Ownership of Outside Entities
        Schedule 4.1(c)     -    FCB Subsidiaries Ownership of Outside
                                 Entities
        Schedule 4.2(a)     -    FCB Obligations to Purchase or Issue Shares
                                 of FCB Common Stock or Other Equity
                                 Securities
        Schedule 4.8(a)     -    Absence of Certain Changes or Events
        Schedule 4.9        -    FCB Legal Proceedings
        Schedule 4.10(a)    -    Income Adjustments Pursuant to Section 481
                                 of the Code
        Schedule 4.11       -    FCB Benefit Plans
        Schedule 4.14(a)    -    FCB Contract Exceptions
        Schedule 4.18       -    Undisclosed Liabilities
        Schedule 4.19       -    FCB Insurance Policies
        Schedule 4.21       -    Environmental Contingencies
        Schedule 4.25       -    FCB Ownership of OSB Common Stock
        Schedule 6.11       -    Officers for Purposes of Severance Payments

                          AGREEMENT AND PLAN OF MERGER

             AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 13, 1996, by and between FCB Financial Corp., a Wisconsin corporation ("FCB"), and OSB Financial Corp., a Wisconsin corporation ("OSB").

             WHEREAS, the Boards of Directors of FCB and OSB have determined that it is in the best interests of their respective corporations and their shareholders to consummate a merger in which OSB will merge with and into FCB (the "Merger"), so that FCB is the resulting corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger;

             WHEREAS, concurrently with or as soon as is practicable after the Merger, the Surviving Corporation shall cause OSB's wholly-owned depository institution subsidiary, Oshkosh Savings Bank, FSB ("OSB Bank"), to be merged with and into FCB's wholly-owned depository institution subsidiary, Fox Cities Bank, F.S.B. ("FCB Bank") (the "Bank Merger"), so that FCB Bank is the resulting wholly-owned depository institution subsidiary of the Surviving Corporation (hereinafter sometimes called the "Surviving Bank") in the Bank Merger;

             WHEREAS, as a condition to, and immediately after the execution of this Agreement, FCB and OSB are entering into a FCB Stock Option and Trigger Payment Agreement (the "FCB Stock Option Agreement"), attached hereto as Exhibit A;

             WHEREAS, as a condition to, and immediately after the execution of this Agreement, FCB and OSB are entering into an OSB Stock Option and Trigger Payment Agreement (the "OSB Stock Option Agreement"), attached hereto as Exhibit B (and together with the FCB Stock Option and Trigger Payment Agreement, the "Option Agreements"); and

             WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with, and to prescribe certain conditions, to the Merger.

             NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

             1.1 The Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, a copy of which is attached hereto as Exhibit C (the "Plan of Merger"), in accordance with the Wisconsin Business Corporation Law (the "WBCL"), at the Effective Time (as defined in Section 1.2), OSB shall merge with and into FCB, and FCB shall survive the Merger and shall continue its corporate existence under the laws of the State of Wisconsin. Upon consummation of the Merger, the separate corporate existence of OSB shall terminate and the name of the Surviving Corporation shall be "FCB Financial Corp."

             The parties agree that OSB and FCB will execute a Plan of Merger substantially in the form attached hereto as Exhibit C which provides for the terms of the Merger and the mode of carrying same into effect.

             1.2 Effective Time. The Merger shall become effective upon the later of (a) the time of filing of Articles of Merger with the Department of Financial Institutions of the State of Wisconsin (the "Wisconsin Department") and (b) the effective date and time of the Merger as set forth in such Articles of Merger. The parties shall each use reasonable efforts to cause Articles of Merger to be filed on the Closing Date (as defined in Section 1.12). The term "Effective Time" shall be the date and time when the Merger becomes effective, in accordance with this Section 1.2.

             1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 180.1106 of the WBCL.

             1.4  Conversion of OSB Common Stock; Treatment of FCB Common
   Stock.

                  (a) At the Effective Time, subject to Section 2.2, by virtue of the Merger and without any action on the part of OSB, or the holder of any securities of OSB, each share of the common stock, $.01 par value, of OSB (the "OSB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(c)) shall be converted into the right to receive 1.46 shares (the "OSB Exchange Ratio") of the common stock, par value $.01 per share, of FCB (the "FCB Common Stock").

                  (b) All of the shares of OSB Common Stock converted into FCB Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each an "OSB Common Stock Certificate") previously representing any such shares of OSB Common Stock shall thereafter represent only the right to receive
        (i) a certificate representing the number of whole shares of FCB Common Stock (each a "FCB Common Stock Certificate") and (ii) cash in lieu of fractional shares into which the shares of OSB Common Stock previously represented by such OSB Common Stock Certificate have been converted pursuant to this Section 1.4, Section 2.2 and the Plan of Merger. OSB Common Stock Certificates previously representing shares of OSB Common Stock shall be exchanged for FCB Common Stock Certificates representing whole shares of FCB Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such OSB Common Stock Certificates in accordance with Section 2.2, without any interest thereon.

                  (c) At the Effective Time, all shares of OSB Common Stock that are owned by OSB as treasury stock, owned by the OSB MRP (as defined herein) and not allocated to participants thereunder or owned by FCB, if any, shall be canceled and shall cease to exist, and no stock of FCB or other consideration shall be delivered in exchange therefor.

                  (d) At and after the Effective Time, each share of FCB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

             1.5  Stock Options.

                  (a) At the Effective Time, each option granted by OSB under the terms of the OSB Financial Corp. 1992 Stock Option and Incentive Plan (the "OSB Option Plan") to purchase shares of OSB Common Stock which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of OSB Common Stock and shall be converted automatically into an option to purchase shares of FCB Common Stock in an amount and at an exercise price determined pursuant to paragraph (c) of this Section 1.5 (the "Converted Option"), subject to the terms of the OSB Option Plan and the agreements evidencing grants of such options thereunder.

                  (b) From and after the Effective Time, FCB shall assume any and all obligations of OSB under the OSB Option Plan, and the OSB Option Plan shall remain in effect.

                  (c) (i) The number of shares of FCB Common Stock to be subject to each Converted Option shall be equal to the product of the number of shares of OSB Common Stock subject to the original option and the OSB Exchange Ratio, provided that any fractional shares of FCB Common Stock resulting from such multiplication shall be rounded up to the nearest whole share; and (ii) the exercise price per share of FCB Common Stock under the Converted Option shall be equal to the exercise price per share of OSB Common Stock under the original option divided by the OSB Exchange Ratio, provided that such exercise price shall be rounded down to the nearest whole cent.

                  (d) The Committee of the OSB Board of Directors which administers the OSB Option Plan has approved the foregoing adjustments pursuant to Section 12(c) of the OSB Option Plan and has not and will not authorize cash payments to be made for options under the OSB Option Plan pursuant to Section 12(b) thereof.

                  (e) Promptly after the execution of this Agreement, OSB shall take such action, which shall be reasonably satisfactory to FCB, as OSB may deem necessary in order that each Converted Option shall be, at the Effective Time, assumed by FCB and shall from and after the Effective Time no longer entitle the holder thereof to purchase shares of OSB Common Stock but shall be converted into and shall become by virtue of the Merger, automatically and without any action on the part of the holder thereof, a stock option to purchase such number of shares of FCB Common Stock at such exercise price as determined pursuant to paragraph (c) of this Section 1.5.

             1.6 Articles of Incorporation. The Articles of Incorporation of FCB in effect as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

             1.7 By-Laws. The By-Laws of FCB in effect as of the Effective Time, shall be the By-Laws of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

             1.8 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement and the Plan of Merger shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

             1.9 Plans for Management Succession. At the Effective Time, pursuant to the terms hereof and the employment agreements referred to in
   Section 7.1(f), (a) Donald D. Parker shall be the Chairman of the Board of the Surviving Corporation and the Surviving Bank, (b) James J. Rothenbach shall be the President and Chief Executive Officer of the Surviving Corporation and the Surviving Bank, and (c) Phillip J. Schoofs shall be the Vice President, Treasurer and Chief Financial Officer of the Surviving Corporation and the Surviving Bank. Nothing in this Section 1.9 shall preclude the Board of Directors of the Surviving Corporation or the Surviving Bank from subsequently removing any person appointed as an officer of the Surviving Corporation or the Surviving Bank pursuant to this Section 1.9.

             1.10 Board of Directors of the Surviving Corporation.

                  (a) From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of fourteen (14) persons, including Donald D. Parker and James J. Rothenbach. Six (6) directors, in addition to Donald D. Parker, shall have been selected by FCB ("FCB Representatives"), and six (6) directors, in addition to James J. Rothenbach, shall have been selected by OSB (the "OSB Representatives"). The FCB Representatives and the OSB Representatives, respectively, shall be divided as equally as practicable among the three classes of directors of the Surviving Corporation in accordance with Exhibit D, and shall serve in such capacities until their successors shall have been elected or appointed and shall have qualified in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation and the WBCL. Directors chosen from among the FCB Representatives and the OSB Representatives shall be equally represented on the personnel committee (which shall have four members) and the executive committee, if any, of the Board of Directors of the Surviving Corporation.

                  (b) Prior to the third annual meeting of the shareholders of the Surviving Corporation following the Effective Time, the OSB Representatives and the FCB Representatives, respectively, shall have the right to designate (i) the person or persons to be nominated in place of each of the OSB Representatives and FCB Representatives, respectively, whose terms of office expire at each of the first three annual meetings of the shareholders of the Surviving Corporation following the Effective Time, and (ii) the person or persons to serve on the executive committee, if any, in place of any OSB Representatives or FCB Representatives, respectively, previously appointed to the executive committee. For purposes of this Section 1.10(b), the terms "OSB Representatives" and "FCB Representatives" shall include any person or persons subsequently appointed or elected directors of the Surviving Corporation following their designation as nominees for director by the OSB Representatives or FCB Representatives, respectively, in accordance with the preceding sentence.

                  (c) It is the intention of OSB and FCB that the number of directors of the Surviving Corporation shall be reduced to ten (10) through attrition. To that end and until the Board of Directors shall consist of ten (10) directors (composed of five (5) OSB Representatives and five (5) FCB Representatives) any vacancy occurring on the Board of Directors of the Surviving Corporation created by the death, resignation or removal of any director will not be filled and, instead, within 30 days thereof, an additional vacancy shall be created by the voluntary resignation of an FCB Representative or OSB Representative, as the case may be, in order that the number of OSB Representatives and FCB Representatives on the Board of Directors of the Surviving Corporation shall remain equal, and thereafter, the two vacancies shall be eliminated by resolution of the Board of Directors of the Surviving Corporation, provided, however, that if an FCB Representative or OSB Representative, as the case may be, does not resign within this 30 day period, the OSB Representatives or the FCB Representatives, as the case may be, shall have the right to designate the person or persons to fill such vacancy in order that the number of OSB Representatives and FCB
        Representatives shall remain equal.   The parties hereto agree that
        the terms of this Section 1.10(c) shall bind the Board of Directors of the Surviving Company for three years after the Closing Date.

             1.11 Headquarters of the Surviving Corporation.   At the
   Effective Time, the headquarters and principal executive offices of the Surviving Corporation shall be at 420 South Koeller Street, Oshkosh, Wisconsin. At the Effective Time, the commercial loan department of the Surviving Bank shall be located at 110 Fox River Drive, Appleton, Wisconsin.

             1.12 Closing. Subject to the terms and conditions of this Agreement and the Plan of Merger, including but not limited to the provisions of Article VII of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than the first business day in the calendar month immediately following the month in which the last of the conditions precedent to the Merger set forth in
   Article VII hereof is satisfied or waived, or at such other time, date and place as OSB and FCB shall mutually agree (the "Closing Date").

                                   ARTICLE II
                              CONVERSION OF SHARES

             2.1 FCB to Make Shares Available. At or prior to the Effective Time, FCB shall deposit, or shall cause to be deposited, with a bank, trust company or other entity reasonably acceptable to OSB (the "Exchange Agent"), for the benefit of the holders of OSB Common Stock Certificates, for exchange in accordance with this Article II, FCB Common Stock Certificates and cash in lieu of any fractional shares of FCB Common Stock (such cash and FCB Common Stock Certificates, together with any dividends or distributions with respect thereto paid after the Effective Time, being hereinafter referred to as the "Conversion Fund") to be issued pursuant to
   Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of OSB Common Stock.

             2.2  Exchange of Certificates.

                  (a) As soon as practicable after the Effective Time, and in no event later than ten (10) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more OSB Common Stock Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the OSB Common Stock Certificates shall pass, only upon delivery of the OSB Common Stock Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the OSB Common Stock Certificates in exchange for FCB Common Stock Certificates and any cash in lieu of fractional shares into which the shares of OSB Common Stock represented by such OSB Common Stock Certificate or Certificates shall have been converted pursuant to this Agreement and the Plan of Merger. Upon proper surrender of an OSB Common Stock Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such OSB Common Stock Certificate shall be entitled to receive in exchange therefor, as applicable, (i) a FCB Common Stock Certificate representing that number of whole shares of FCB Common Stock to which such holder of OSB Common Stock shall have become entitled pursuant to the provisions of Section 1.4 hereof, and (ii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of such OSB Common Stock Certificate, and the OSB Common Stock Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of OSB Common Stock Certificates.

                  (b) If any FCB Common Stock Certificate is to be issued in a name other than that in which the OSB Common Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the OSB Common Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of an FCB Common Stock Certificate in any name other than that of the registered holder of the OSB Common Stock Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of OSB of the shares of OSB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, OSB Common Stock Certificates are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for FCB Common Stock Certificates representing shares of FCB Common Stock as provided in this Article II.

                  (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FCB Common Stock shall be issued upon the surrender for exchange of OSB Common Stock Certificates, no dividend or distribution with respect to FCB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Surviving Corporation. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former shareholder of OSB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the last sales price for FCB Common Stock as reported on The Nasdaq Stock Market for the twenty (20) trading days immediately preceding the fifth trading day prior to the Closing Date by (ii) the fraction of a share (rounded to the nearest tenth when expressed as an Arabic number) of FCB Common Stock to which such holder would otherwise be entitled to receive pursuant to
        Section 1.4.

                  (e) Any portion of the Conversion Fund that remains unclaimed by the shareholders of OSB for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of OSB who have not theretofore complied with this
        Article II shall thereafter look only to the Surviving Corporation for the issuance of certificates representing shares of FCB Common Stock and the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on the FCB Common Stock deliverable in respect of each share of OSB Common Stock such shareholder holds as determined pursuant to this Agreement and the Plan of Merger, in each case, without any interest thereon. Notwithstanding the foregoing, none of FCB, OSB, the Exchange Agent or any other person shall be liable to any former holder of shares of OSB Common Stock, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any OSB Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such OSB Common Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such OSB Common Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed OSB Common Stock Certificate an FCB Common Stock Certificate representing the shares of FCB Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement and the Plan of Merger.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF OSB

             OSB hereby represents and warrants to FCB as follows:

             3.1  Corporate Organization.

                  (a) OSB is a corporation duly organized and validly existing under the laws of the State of Wisconsin. OSB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on OSB. OSB is duly registered as a savings and loan holding company under the Home Owners' Loan Act ("HOLA"). True and complete copies of the Articles of Incorporation and By-Laws of OSB, as in effect as of the date of this Agreement, have previously been made available by OSB to FCB. As used in this Agreement, the term "Material Adverse Effect" means, with respect to OSB or FCB, as the case may be, a material adverse effect (i) on the business, assets, properties, results of operations, financial condition, or (insofar as they can reasonably be foreseen) prospects of such party and its Subsidiaries, taken as a whole or (ii) on the consummation of the Merger; provided, however, that in no event shall the one-time-Savings-Association-Insurance-Fund special assessment previously imposed by the Federal Deposit Insurance Corporation be deemed to constitute a Material Adverse Effect on either OSB or FCB. The word "Subsidiary" when used with respect to any party means any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                  (b) As of the date of this Agreement, OSB has, as its sole direct or indirect Subsidiaries, Oshkosh Savings Bank, FSB ("OSB Bank"), a federally-chartered savings association, Oshkosh Financial, Inc., RWFV, Inc. and OSB Investments, Inc. (collectively, the "OSB Subsidiaries"). Except as set forth on Schedule 3.1(b) of the disclosure schedules to this Agreement prepared and delivered by OSB (the "OSB Disclosure Schedules"), OSB does not own any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the OSB Subsidiaries.

                  (c) Except as set forth in Schedule 3.1(c), each OSB Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on OSB, and (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth in Schedule 3.1(c) of the OSB Disclosure Schedules, none of the OSB Subsidiaries owns any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated.

                  (d) The minute books of OSB and of each of the OSB Subsidiaries have been made available to FCB and accurately reflect in all material respects all corporate meetings held or actions taken since January 1, 1992 by the shareholders and Boards of Directors of OSB and each OSB Subsidiary, respectively (including committees of the Boards of Directors of OSB and the OSB Subsidiaries).

             3.2  Capitalization.

                  (a) The authorized capital stock of OSB consists of 7,000,000 shares of OSB Common Stock, $0.01 par value per share, of which, as of September 30, 1996, 1,111,484 shares were issued and outstanding (which number excludes 48,650 shares of OSB Common Stock held by the OSB MRP (as hereinafter defined) which have not been awarded to participants thereunder) and 1,000,000 shares of Preferred Stock, $0.01 par value per share, of which, as of September 30, 1996, none were issued and outstanding. As of September 30, 1996, 369,866 shares of OSB Common Stock were held in treasury. All of the issued and outstanding shares of OSB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the WBCL) and free of preemptive rights. Except for the OSB Option Agreement and as set forth on Schedule 3.2(a) of the OSB Disclosure Schedules, OSB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of OSB Common Stock or any other equity securities of OSB or any securities representing the right to purchase or otherwise receive any shares of the capital stock of OSB. No shares of OSB Common Stock have been reserved for issuance, other than the shares of OSB Common Stock reserved for issuance under the OSB Option Agreement and OSB Option Plan. Since September 30, 1996, OSB has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except upon exercise of stock options pursuant to the OSB Option Plan outstanding as of September 30, 1996 and except with respect to the OSB Stock Option Agreement.

                  (b) OSB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the OSB Subsidiaries, free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). All of the shares of capital stock of each OSB Subsidiary are duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the WBCL) and free of preemptive rights. No OSB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such OSB Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such OSB Subsidiary.

             3.3 Authority; No Violation. OSB has full corporate power and authority to execute and deliver each of this Agreement, the Plan of Merger and the Option Agreements and, subject to shareholder and regulatory approvals, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Plan of Merger and the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of OSB. The Board of Directors of OSB has directed that this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby be submitted to OSB's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement and the Plan of Merger by the affirmative vote of the holders of a majority of the outstanding shares of OSB Common Stock, no other corporate proceedings on the part of OSB are necessary to approve this Agreement, the Plan of Merger and the Option Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Option Agreements have been duly and validly executed and delivered by OSB and (assuming due authorization, execution and delivery by FCB) constitute valid and binding obligations of OSB, enforceable against OSB in accordance with their respective terms. Furthermore, the Plan of Merger, when executed and delivered by OSB and (assuming due authorization, execution and delivery by FCB), shall constitute a valid and binding obligation of OSB, enforceable against OSB in accordance with its terms.

             3.4 Consents and Approvals. No consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with the execution and delivery by OSB of this Agreement, the Plan of Merger and the Option Agreements and the consummation by OSB of the Merger and the other transactions contemplated hereby and thereby except for (a) the filing by FCB and FCB Bank of an application with the Office of Thrift Supervision (the "OTS") under HOLA and the approval of such application (the "OTS Application"), (b) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of OSB's and FCB's shareholders to be held in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby (the "Joint Proxy Statement") and the registration statement on Form S-4 (the "S-4") in which such Joint Proxy Statement will be included as a prospectus, (c) the filing of Articles of Merger with the Wisconsin Department under the WBCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FCB Common Stock pursuant to this Agreement and the Plan of Merger, and (e) the approval of this Agreement and the Plan of Merger by the requisite vote of the shareholders of OSB and FCB.

             3.5 Reports. OSB and each of the OSB Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since July 1, 1992 with (i) the OTS, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), (iii) any state regulatory authority (each a "State Regulator"), (iv) the SEC, and (v) any self-regulatory organization ("SRO") with jurisdiction over any of the activities of OSB or any of the OSB Subsidiaries (collectively "Regulatory Agencies"), and all other reports and statements required to be filed by them since July 1, 1992, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on OSB. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of OSB and the OSB Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of OSB, investigation into the business or operations of OSB or any of the OSB Subsidiaries since July 1, 1992. There is no unresolved written violation, written criticism, or written exception by any Regulatory Agency with respect to any report or statement relating to any examinations of OSB or any of the OSB Subsidiaries, which is likely, either individually or in the aggregate, to have a Material Adverse Effect on OSB.

             3.6 Financial Statements. OSB has previously made available to FCB copies of (a) the consolidated statements of financial condition of OSB and the OSB Subsidiaries as of December 31, 1994 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the fiscal years ended December 31, 1993, 1994 and 1995, inclusive, as reported in OSB's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "OSB Form 10-K") filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of Wipfli Ullrich Bertelson LLP, independent public accountants with respect to OSB, and (b) the unaudited consolidated statements of financial condition of OSB and the OSB Subsidiaries as of June 30, 1996, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three- and six-month periods then ended as reported in OSB's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "OSB Second Quarter 10-Q"). The December 31, 1995 consolidated statements of financial condition of OSB (including the related notes, where applicable) fairly present the consolidated financial position of OSB and the OSB Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 3.6 or included in the OSB Reports (including the related notes, where applicable) fairly present the results of the consolidated operations and stockholders' equity and consolidated financial position of OSB and the OSB Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

             3.7 Broker's Fees. Other than OSB's arrangement with Edelman & Co., Ltd. to serve as a financial advisor to OSB in connection with the Merger and related transactions contemplated by this Agreement and the Plan of Merger, neither OSB nor any OSB Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement and the Plan of Merger.

             3.8  Absence of Certain Changes or Events.

                  (a) Except as publicly disclosed in the OSB Reports (as defined in Section 3.12) filed prior to the date hereof or as set forth in Schedule 3.8(a), since December 31, 1995, (i) OSB and the OSB Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their respective businesses, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on OSB or will have a Material Adverse Effect on OSB.

                  (b) Except as publicly disclosed in the OSB Reports filed prior to the date hereof, since December 31, 1995, OSB and the OSB Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course.

             3.9  Legal Proceedings.

                  (a) Except as set forth in Schedule 3.9, there are no pending or, to the best of OSB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against OSB or any of the OSB Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Plan of Merger or the Option Agreements.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated savings and loan holding companies or savings associations) imposed upon OSB, any of the OSB Subsidiaries or the assets of OSB or any of the OSB Subsidiaries.

             3.10 Taxes and Tax Returns.

                  (a) Each of OSB and the OSB Subsidiaries has duly filed all federal, state, county, foreign and, to the best of OSB's knowledge, local information returns and tax returns required to be filed by it (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes (as defined in Section 3.10(b)) and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. The income tax returns of OSB and the OSB Subsidiaries remain open for the applicable statutory time periods and any deficiencies, penalties or assessments have been paid or provided for in OSB's consolidated financial statements. There are no material disputes pending with respect to, or claims asserted for, Taxes or assessments upon OSB or any of the OSB Subsidiaries for which OSB does not have adequate reserves, nor has OSB or any of the OSB Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by OSB and each of the OSB Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, foreign and local laws, except where failure to do so would not have a Material Adverse Effect on OSB, (ii) federal, state, foreign, county and local returns which are accurate and complete in all material respects have been filed by OSB and each of the OSB Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, (iii) the amounts shown on such federal, state, foreign, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by OSB in its consolidated financial statements as of December 31, 1995, and (iv) there are no Tax liens upon any property or assets of OSB or any of the OSB Subsidiaries except liens for current taxes not yet due. Except as set forth in Schedule 3.10(a), neither OSB nor any of the OSB Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by OSB or any of the OSB Subsidiaries, and the Internal Revenue Service (the "IRS") has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 3.6, neither OSB nor any of the OSB Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

                  (b) As used in this Agreement, the term "Tax" or "Taxes" means all federal, state, county, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

             3.11 Employees.

                  (a) Schedule 3.11(a) of the OSB Disclosure Schedules sets forth a true and complete list of each employee benefit plan, arrangement, commitment, agreement or understanding that is maintained as of the date of this Agreement (the "OSB Benefit Plans")
        (i) by OSB or any of the OSB Subsidiaries or (ii) by any trade or business, whether or not incorporated which (A) is under "common control," as described in Section 414(c) of the Code, with OSB, (B) is a member of a "controlled group," as defined in Section 414(b) of the Code, or (C) is a member of an "affiliated service group," as defined in Section 414(m) of the Code, which includes OSB (an "OSB ERISA Affiliate"), all of which together with OSB would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) OSB has heretofore delivered to FCB true and complete copies of each of the OSB Benefit Plans and certain related documents, including, but not limited to, (i) the Annual Report Form 5500 for such OSB Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such OSB Benefit Plan.

                  (c) (i) Each of the OSB Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the OSB Benefit Plans intended to be "qualified" within the meaning of
        Section 401(a) of the Code is so qualified, (iii) no OSB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of OSB, the OSB Subsidiaries or any OSB ERISA Affiliate beyond their retirement or other termination of service, other than
        (A) coverage mandated by applicable law, (B) death benefits, disability benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of OSB, the OSB Subsidiaries or the OSB ERISA Affiliates, or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) neither OSB, the OSB Subsidiaries nor any OSB ERISA Affiliate maintains or has ever maintained a plan subject to Title IV of ERISA, (v) neither OSB, the OSB Subsidiaries nor any OSB ERISA Affiliate contributes to or has ever contributed to a "Multiemployer" pension plan (as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by OSB or the OSB Subsidiaries as of the Effective Time with respect to each OSB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vii) neither OSB, the OSB Subsidiaries nor any OSB ERISA Affiliate has engaged in a transaction in connection with which OSB, the OSB Subsidiaries or any OSB ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to
        Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code, and (viii) to the best knowledge of OSB, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the OSB Benefit Plans or any trusts related thereto which are, in the reasonable judgment of OSB, likely, either individually or in the aggregate, to have a Material Adverse Effect on OSB.

             3.12 SEC Reports. OSB and each of the OSB Subsidiaries has made available to FCB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since December 31, 1991 by OSB with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act (collectively, "OSB Reports"), and (b) communication mailed by OSB to its shareholders since December 31, 1991. None of the OSB Reports or such communications to shareholders, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since December 31, 1991, OSB has timely filed all OSB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all OSB Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

             3.13 Compliance with Applicable Law. OSB and each of the OSB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to OSB or any of the OSB Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on OSB.

             3.14 Certain Contracts.

                  (a) Except as set forth in Schedule 3.14(a) of the OSB Disclosure Schedules, neither OSB nor any of the OSB Subsidiaries is a party to or bound by:

                       (i) any contract, arrangement, commitment or understanding (whether written or oral) with respect to the employment or compensation of any directors, officers or employees;

                       (ii) any contract, arrangement, commitment or
             understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement or the Plan of Merger will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from OSB, FCB, the Surviving Corporation, or any of their respective Subsidiaries to any officer, director or employee thereof or to the trustee under any "rabbi trust" or similar arrangement;

                       (iii) any contract, arrangement, commitment or understanding (whether written or oral) which materially restricts the conduct of any line of business by OSB; or

                       (iv) any contract, arrangement, commitment or
             understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Plan of Merger, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Plan of Merger.

        OSB has previously made available to FCB true and correct copies of all employment and deferred compensation arrangements which are in writing and to which OSB or an OSB Subsidiary is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a), is referred to herein as an "OSB Contract," and neither OSB nor any of the OSB Subsidiaries knows of, or has received notice of, any violation of any OSB Contract by any of the other parties thereto, which, individually or in the aggregate, would have a Material Adverse Effect on OSB.

                  (b) (i) Each OSB Contract is valid and binding on OSB or the applicable OSB Subsidiary, as the case may be, and is in full force and effect, (ii) OSB and each of the OSB Subsidiaries has performed all obligations required to be performed by it to date under each OSB Contract to which it is a party, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on OSB, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of OSB or any of the OSB Subsidiaries under any such OSB Contract, except where any such default, individually or in the aggregate, would not have a Material Adverse Effect on OSB.

             3.15 Agreements with Regulatory Agencies. Neither OSB nor any of the OSB Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since December 31, 1991, a recipient of any supervisory letter from, or since December 31, 1991, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each, whether or not set forth in the OSB Disclosure Schedules, an "OSB Regulatory Agreement"), nor has OSB or any of the OSB Subsidiaries been advised since December 31, 1991 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such OSB Regulatory Agreement.

             3.16 Other Activities of OSB and its OSB Subsidiaries. Neither OSB nor any of the OSB Subsidiaries that is neither a savings association, a savings association operating subsidiary or a savings association service corporation directly or indirectly engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, no equity investment of OSB or any OSB Subsidiary that is neither a savings association, a savings association operating subsidiary nor a savings association service corporation is prohibited by the OTS.

             3.17 Investment Securities. Each of OSB and the OSB Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of OSB or any of the OSB Subsidiaries. Such securities are valued on the books of OSB and the OSB Subsidiaries in accordance with GAAP.

             3.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of OSB included in the OSB Second Quarter 10-Q, liabilities disclosed in Schedule 3.18 of the OSB Disclosure Schedules, and liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither OSB nor any of the OSB Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on OSB.

             3.19 Insurance. Schedule 3.19 of the OSB Disclosure Schedules describes all policies of insurance in which OSB or any of the OSB Subsidiaries is named as an insured party or which otherwise relate to or cover any assets or properties of OSB or any of the OSB Subsidiaries. Each of such policies is in full force and effect, and the coverage provided under such properties complies with the requirements of any contracts binding on OSB or any of the OSB Subsidiaries relating to such assets or properties. Except as set forth in Schedule 3.19 of the OSB Disclosure Schedules, neither OSB nor any of the OSB Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of OSB or any of the OSB Subsidiaries.

             3.20 Loan Loss Reserves. The reserve for possible loan losses shown on the June 30, 1996 call report filed for OSB Bank is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1996. The aggregate loan balances of OSB Bank at such date in excess of such reserves are, to the best knowledge and belief of OSB, collectible in accordance with their terms.

             3.21 Environmental Liability. Except as set forth in Schedule 3.21, there are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the best of OSB's knowledge, threatened against OSB seeking to impose, or that could reasonably result in the imposition, on OSB of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on OSB.

             Except as set forth in Schedule 3.21, to the best of OSB's knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on OSB. OSB is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on OSB.

             3.22 Approval Delays. OSB knows of no reason why any of the Requisite Regulatory Approvals (as defined in Section 7.1(b)) should be denied or unduly delayed.

             3.23 Vote Required. The approval by the holders of a majority of the votes entitled to be cast by all holders of OSB Common Stock to approve the Merger is the only vote of the holders of any class or series of the capital stock of OSB required for any of the transactions contemplated by this Agreement, the Plan of Merger and the Option Agreements; provided, however, that the approval of shareholders of OSB may be required for the repurchase of shares of OSB Common Stock pursuant to Section 8 of the OSB Stock Option Agreement under circumstances where
   Section 180.1134 of the WBCL would be applicable.

             3.24 Applicability of Certain Provisions of Wisconsin Law, Etc. Assuming the representations and warranties of FCB made in Section 4.25 are correct, none of the "control share voting" provisions of Section
   180.1150 of the WBCL, the "business combination" provisions of Sections
   180.1140 to 180.1144 of the WBCL, the "fair price" provisions of Section
   180.1130 to 180.1133 of the WBCL, or any other takeover related provisions of the WBCL (or, to the knowledge of OSB, any other similar state statute) or the Articles of Incorporation or By-Laws of OSB, are applicable to the transactions contemplated by this Agreement and the Plan of Merger, including the granting or exercise of the OSB Stock Option Agreement, except for the limitations set forth in Article XIII(B) of the Articles of Incorporation of OSB.

             3.25 Ownership of FCB Common Stock.  Except as set forth in
   Schedule 3.25 of the OSB Disclosure Schedules and except pursuant to the terms of the FCB Stock Option Agreement, OSB does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange
   Act) any shares of FCB Common Stock.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF FCB

             FCB hereby represents and warrants to OSB as follows:

             4.1  Corporate Organization.

                  (a) FCB is a corporation duly organized and validly existing under the laws of the State of Wisconsin. FCB has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on FCB. FCB is duly registered as a savings and loan holding
        company under HOLA.   True and complete copies of the Articles of
        Incorporation and By-Laws of FCB, as in effect as of the date of this Agreement, have previously been made available by FCB to OSB.

                  (b) As of the date of this Agreement, FCB has, as its sole direct or indirect subsidiaries, FCB Bank, a federally-chartered savings association, Fox Cities Financial Services, Inc. and Fox Cities Investments, Inc. (the "FCB Subsidiaries"). Except as set forth on Schedule 4.1(b) of the disclosure schedules to this Agreement prepared and delivered by FCB (the "FCB Disclosure Schedules"), FCB does not own any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated, other than the FCB Subsidiaries.

                  (c) Each FCB Subsidiary (i) is duly organized and validly existing as a corporation under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be so qualified would have a Material Adverse Effect on FCB, and
        (iii) has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now conducted. Except as set forth in Schedule 4.1(c) of the FCB Disclosure Schedules, none of the FCB Subsidiaries owns any voting stock or equity securities of any bank, corporation, partnership, limited liability company, or other organization, whether incorporated or unincorporated.

                  (d) The minute books of FCB and of each of the FCB Subsidiaries have been made available to OSB and accurately reflect in all material respects all corporate meetings held or actions taken since January 1, 1992 by the shareholders and Boards of Directors of FCB and each FCB Subsidiary, respectively (including committees of the Boards of Directors of FCB and the FCB Subsidiaries).

             4.2  Capitalization.

                  (a) The authorized capital stock of FCB consists of 15,000,000 shares of common stock, $0.01 par value per share, of which, as of September 30, 1996, 2,459,614 shares were issued and outstanding and 5,000,000 shares of Preferred Stock, $0.01 par value per share, of which, as of September 30, 1996, none were issued and outstanding. As of September 30, 1996, 449,886 shares of FCB Common Stock were held in treasury. All of the issued and outstanding shares of FCB Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the WBCL) and free of preemptive rights. Except for the FCB Option Agreement and as set forth on Schedule 4.2(a) of the FCB Disclosure Schedules, FCB does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of FCB Common Stock or any other equity securities of FCB or any securities representing the right to purchase or otherwise receive any shares of the capital stock of FCB. No shares of FCB Common Stock have been reserved for issuance, other than the shares of FCB Common Stock reserved for issuance under the FCB Option Agreement and the FCB Financial Corp. 1993 Stock Option and Incentive Plan (the "FCB Option Plan"). Since September 30, 1996, FCB has not issued any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except upon exercise of stock options pursuant to the FCB Option Plan outstanding as of September 30, 1996 and except with respect to the FCB Stock Option Agreement.

                  (b) FCB owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the FCB Subsidiaries, free and clear of any Liens. All of the shares of capital stock of each FCB Subsidiary are duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the WBCL) and free of preemptive rights. No FCB Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such FCB Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such FCB Subsidiary.

             4.3 Authority; No Violation. FCB has full corporate power and authority to execute and deliver each of this Agreement, the Plan of Merger and the Option Agreements, subject to shareholder and regulatory approvals, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Plan of Merger and the Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of FCB. The Board of Directors of FCB has directed that this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby be submitted to FCB's shareholders for approval at a meeting of such shareholders and, except for the adoption of this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby by the affirmative vote of the holders of a majority of the outstanding shares of FCB Common Stock, no other corporate proceedings on the part of FCB are necessary to approve this Agreement, the Plan of Merger and the Option Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement and the Option Agreements have been duly and validly executed and delivered by FCB and (assuming due authorization, execution and delivery by OSB) constitute valid and binding obligations of FCB, enforceable against FCB in accordance with their respective terms. Furthermore, the Plan of Merger, when executed and delivered by FCB and (assuming due authorization, execution and delivery by OSB), shall constitute a valid and binding obligation of FCB, enforceable against FCB in accordance with its terms.

             4.4 Consents and Approvals. No consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with the execution and delivery by FCB of this Agreement, the Plan of Merger and the Option Agreements and the consummation by FCB of the Merger and the other transactions contemplated hereby and thereby except for (a) the filing by FCB and FCB Bank of an application with the OTS under HOLA and the approval of the OTS Application, (b) the filing with the SEC of the Joint Proxy Statement in definitive form relating to the meetings of OSB's and FCB's shareholders to be held in connection with this Agreement and the Plan of Merger and the transactions contemplated hereby and thereby in which such Joint Proxy Statement will be included as a prospectus, (c) the filing of Articles of Merger with the Wisconsin Department under the WBCL, (d) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of FCB Common Stock pursuant to this Agreement and the Plan of Merger, and (e) the approval of this Agreement and Plan of Merger by the requisite vote of the shareholders of FCB and OSB.

             4.5 Reports. FCB and each of the FCB Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since October 1, 1993 with the Regulatory Agencies, and all other reports and statements required to be filed by them since October 1, 1993, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments, either individually or in the aggregate, will not have a Material Adverse Effect on FCB. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of FCB or the FCB Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the best knowledge of FCB, investigation into the business or operations of FCB or any of the FCB Subsidiaries since October 1, 1993. There is no unresolved written violation, written criticism, or written exception by any Regulatory Agency with respect to any report or statement relating to any examinations of FCB or any of the FCB Subsidiaries, which is likely, either individually or in the aggregate, to have a Material Adverse Effect on FCB.

             4.6 Financial Statements. FCB has previously made available to OSB copies of (a) the consolidated statements of financial condition of FCB and the FCB Subsidiaries as of March 31, 1995 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal years ended March 31, 1994, 1995 and 1996, inclusive, as reported in FCB's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 (the "FCB Form 10-K") filed with the SEC under the Exchange Act, in each case accompanied by the audit report of Wipfli Ullrich Bertelson LLP, independent public accountants with respect to FCB, and (b) the unaudited consolidated statements of financial condition of FCB and the FCB Subsidiaries as of June 30, 1996, and the related unaudited consolidated statements of income, shareholders' equity and cash flows for the three-month period then ended as reported in FCB's Quarterly Report on Form 10-Q for the period ended June 30, 1996 filed with the SEC under the Exchange Act (the "FCB First Quarter 10-Q"). The March 31, 1996 consolidated statements of financial condition of FCB (including the related notes, where applicable) fairly present the consolidated financial position of FCB and the FCB Subsidiaries as of the dates thereof, and the other financial statements referred to in this Section 4.6 or included in the FCB Reports (including the related notes, where applicable) fairly present the results of the consolidated operations and shareholders' equity and consolidated financial position of FCB and the FCB Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount; each of such statements (including the related notes, where applicable) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.

             4.7 Broker's Fees. Other than FCB's arrangement with RP Financial, LC. to serve as a financial advisor to FCB in connection with the Merger and related transactions contemplated by this Agreement and the Plan of Merger, neither FCB nor any FCB Subsidiary nor any of their respective officers or directors has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fees, broker's fees, commissions or finder's fees in connection with the Merger or related transactions contemplated by this Agreement and the Plan of Merger.

             4.8  Absence of Certain Changes or Events.

                  (a) Except as publicly disclosed in the FCB Reports (as defined in Section 4.12) filed prior to the date hereof or as set forth in Schedule 4.8(a), since December 31, 1995, (i) FCB and the FCB Subsidiaries taken as a whole have not incurred any material liability, except in the ordinary course of their business, and (ii) no event has occurred which has had, individually or in the aggregate, a Material Adverse Effect on FCB or will have a Material Adverse Effect on FCB.

                  (b) Except as publicly disclosed in the FCB Reports filed prior to the date hereof, since December 31, 1995, FCB and each FCB Subsidiary have carried on their respective businesses in all material respects in the ordinary and usual course.

             4.9  Legal Proceedings.

                  (a) Except as set forth in Schedule 4.9, there are no pending or, to the best of FCB's knowledge, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature against FCB or any of the FCB Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Plan of Merger or the Option Agreements.

                  (b) There is no injunction, order, judgment, decree, or regulatory restriction (other than regulatory restrictions that apply to similarly situated savings and loan holding companies or savings associations) imposed upon FCB, any of the FCB Subsidiaries or the assets of FCB or any of the FCB Subsidiaries.

             4.10 Taxes and Tax Returns. Each of FCB and the FCB Subsidiaries has duly filed all federal, state, county, foreign and, to the best of FCB's knowledge, local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being accurate and complete in all material respects) and has duly paid or made provisions for the payment of all Taxes and other governmental charges which have been incurred or are due or claimed to be due from it by federal, state, county, foreign or local taxing authorities on or prior to the date of this Agreement (including, without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes or other charges which are not yet delinquent or are being contested in good faith and have not been finally determined. The income tax returns of FCB and the FCB Subsidiaries remain open for the applicable statutory time periods and any deficiencies, penalties or assessments have been paid or provided for in FCB's consolidated financial statements. There are no material disputes pending with respect to, or claims asserted for, Taxes or assessments upon FCB or any of the FCB Subsidiaries for which FCB does not have adequate reserves, nor has FCB or any of the FCB Subsidiaries given any currently effective waivers extending the statutory period of limitation applicable to any federal, state, county, foreign or local income tax return for any period. In addition, (i) proper and accurate amounts have been withheld by FCB and each of the FCB Subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable federal, state, foreign and local laws, except where failure to do so would not have a Material Adverse Effect on FCB, (ii) federal, state, foreign, county and local returns which are accurate and complete in all material respects have been filed by FCB and each of the FCB Subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes, (iii) the amounts shown on such federal, state, foreign, local or county returns to be due and payable have been paid in full or adequate provision therefor has been included by FCB in its consolidated financial statements as of March 31, 1996, and (iv) there are no Tax liens upon any property or assets of FCB or any of the FCB Subsidiaries except liens for current taxes not yet due. Except as set forth in Schedule 4.10(a), neither FCB nor any of the FCB Subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by FCB or any of the FCB Subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Except as set forth in the financial statements described in Section 4.6, neither FCB nor any of the FCB Subsidiaries has entered into a transaction which is being accounted for as an installment obligation under Section 453 of the Code.

             4.11 Employees.

                  (a) Schedule 4.11 of the FCB Disclosure Schedules sets forth a true and complete list of each employee benefit plan, arrangement, commitment, agreement or understanding that is maintained as of the date of this Agreement (the "FCB Benefit Plans")
        (i) by FCB or any of the FCB Subsidiaries or (ii) by any trade or business, whether or not incorporated, which (A) is under "common control," as described in Section 414(c) of the Code, with FCB, (B) is a member of a "controlled group," as defined in Section 414(b) of the Code, or (C) is a member of an "affiliated service group," as defined in Section 414(m) of the Code which includes FCB (an "FCB ERISA Affiliate"), all of which together with FCB would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

                  (b) FCB has heretofore delivered to OSB true and complete copies of the FCB Benefit Plans and certain related documents, including, but not limited to, (i) the Annual Report Form 5500 for such FCB Benefit Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the IRS (if applicable) for such FCB Benefit Plan.

                  (c) (i) Each of the FCB Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA and the Code, (ii) each of the FCB Benefit Plans intended to be "qualified" within the meaning of
        Section 401(a) of the Code is so qualified, (iii) no FCB Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees of FCB, the FCB Subsidiaries or any FCB ERISA Affiliate beyond their retirement or other termination of service, other than
        (A) coverage mandated by applicable law, (B) death benefits, disability benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) deferred compensation benefits accrued as liabilities on the books of FCB, the FCB Subsidiaries or the FCB ERISA Affiliates, or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) neither FCB, the FCB Subsidiaries nor any FCB ERISA Affiliate maintains or has ever maintained a plan subject to Title IV of ERISA, (v) neither FCB, the FCB Subsidiaries nor any FCB ERISA Affiliate contributes to or has ever contributed to a "Multiemployer" pension plan (as such term is defined in Section 3(37) of ERISA, (vi) all contributions or other amounts payable by FCB or the FCB Subsidiaries as of the Effective Time with respect to each FCB Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vii) neither FCB, the FCB Subsidiaries nor any FCB ERISA Affiliate has engaged in a transaction in connection with which FCB, the FCB Subsidiaries or any ERISA Affiliate reasonably could be subject to either a material civil penalty assessed pursuant to
        Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Sections 4975 or 4976 of the Code, and (viii) to the best knowledge of FCB, there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the FCB Benefit Plans or any trusts related thereto which are, in the reasonable judgment of FCB, likely, either individually or in the aggregate, to have a Material Adverse Effect on FCB.

             4.12 SEC Reports. FCB and each of the FCB Subsidiaries has made available to OSB an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since March 31, 1993 by FCB with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the "FCB Reports"), and
   (b) communication mailed by FCB to its shareholders since March 31, 1993. None of the FCB Reports or such communications to shareholders, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Since March 31, 1993, FCB has timely filed all FCB Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all FCB Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

             4.13 Compliance with Applicable Law. FCB and each of the FCB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default under any, applicable laws, statutes, orders, rules, regulations, policies and/or guidelines of any Governmental Entity relating to FCB or any of the FCB Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have a Material Adverse Effect on FCB.

             4.14 Certain Contracts.

                  (a) Except as set forth in Schedule 4.14(a) of the FCB Disclosure Schedules, neither FCB nor any of the FCB Subsidiaries is a party to or bound by:

                       (i) any contract, arrangement, commitment or understanding (whether written or oral) with respect to the employment or compensation of any directors, officers or employees;

                       (ii) any contract, arrangement, commitment or
             understanding (whether written or oral) which, upon the consummation of the transactions contemplated by this Agreement or the Plan of Merger will (either alone or upon the occurrence of any additional acts or events) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due from OSB, FCB, the Surviving Corporation, or any of their respective Subsidiaries to any officer, director or employee thereof or to the trustee under any "rabbi trust" or similar arrangement;

                       (iii) any contract, arrangement, commitment or understanding (whether written or oral) which materially restricts the conduct of any line of business by FCB; or

                       (iv) any contract, arrangement, commitment or
             understanding (whether written or oral), including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased or be required to be paid, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Plan of Merger, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Plan of Merger.

        FCB has previously made available to OSB true and correct copies of all employment and deferred compensation arrangements which are in writing and to which FCB or an FCB Subsidiary is a party. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a), is referred to herein as an "FCB Contract," and neither FCB nor any of the FCB Subsidiaries knows of, or has received notice of, any violation of any FCB Contract by any of the other parties thereto, which, individually or in the aggregate, would have a Material Adverse Effect on FCB.

                  (b) (i) each FCB Contract is valid and binding on FCB or the applicable FCB Subsidiary, as the case may be, and is in full force and effect, (ii) FCB and each of the FCB Subsidiaries has performed all obligations required to be performed by it to date under each FCB Contract to which it is a party, except where such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on FCB, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of FCB or any of the FCB Subsidiaries under any such FCB Contract, except where any such default, individually or in the aggregate, would not have a Material Adverse Effect on FCB.

             4.15 Agreements with Regulatory Agencies. Neither FCB nor any of the FCB Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since March 31, 1993, a recipient of any supervisory letter from, or since March 31, 1993, has adopted any board resolutions at the request of any Regulatory Agency or other Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, compliance with laws, its credit policies, its management or its business (each, whether or not set forth in the FCB Disclosure Schedules, a "FCB Regulatory Agreement") nor has FCB or any of the FCB Subsidiaries been advised since March 31, 1993 by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any such FCB Regulatory Agreement.

             4.16 Other Activities of FCB and its FCB Subsidiaries. Neither FCB nor any of the FCB Subsidiaries that is neither a savings association, a savings association operating subsidiary or a savings association service corporation directly or indirectly engages in any activity prohibited by the OTS. Without limiting the generality of the foregoing, no equity investment of FCB or any FCB Subsidiary that is neither a savings association, a savings association operating subsidiary nor a savings association service corporation is prohibited by the OTS.

             4.17 Investment Securities. Each of FCB and the FCB Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practices to secure obligations of FCB or any of the FCB Subsidiaries. Such securities are valued on the books of FCB and the FCB Subsidiaries in accordance with GAAP.

             4.18 Undisclosed Liabilities. Except for those liabilities that are fully reflected or reserved against on the consolidated statement of financial condition of FCB included in the FCB First Quarter 10-Q, liabilities disclosed in Schedule 4.18 of the FCB Disclosure Schedules, and liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1996, neither FCB nor any of the FCB Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, either alone or when combined with all similar liabilities, has had, or could reasonably be expected to have, a Material Adverse Effect on FCB.

             4.19 Insurance. Schedule 4.19 of the FCB Disclosure Schedules describes all policies of insurance in which FCB or any of the FCB Subsidiaries is named as an insured party or which otherwise relate to or cover any assets or properties of FCB or any of the FCB Subsidiaries. Each of such policies is in full force and effect, and the coverage provided under such properties complies with the requirements of any contracts binding on FCB or any of the FCB Subsidiaries relating to such assets or properties. Except as set forth in Schedule 4.19 of the FCB Disclosure Schedules, neither FCB nor any of the FCB Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of FCB or any of the FCB Subsidiaries.

             4.20 Loan Loss Reserves. The reserve for possible loan losses shown on the June 30, 1996 call report filed for FCB Bank is adequate in all material respects under the requirements of GAAP to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) as of June 30, 1996. The aggregate loan balances of FCB Bank at such date in excess of such reserves of each of FCB Bank are, to the best knowledge and belief of FCB, collectible in accordance with their terms.

             4.21 Environmental Liability. Except as set forth in Schedule 4.21, there are no legal, administrative, arbitration or other proceedings, claims, actions, causes of action, private environmental investigations or remediation activities or governmental investigations of any nature pending or, to the best of FCB's knowledge, threatened against FCB seeking to impose, or that could reasonably result in the imposition, on FCB of any liability or obligation arising under common law or under any local, state, federal or foreign environmental statute, regulation or ordinance including, without limitation, CERCLA which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on FCB. Except as set forth in Schedule 4.21, to the best of FCB's knowledge, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on FCB. FCB is not subject to any agreement, order, judgment, decree, letter or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability or obligation which, insofar as reasonably can be foreseen, could have a Material Adverse Effect on FCB.

             4.22 Approval Delays. FCB knows of no reason why any of the Requisite Regulatory Approvals (as defined in Section 7.1(b)) should be denied or unduly delayed.

             4.23 Vote Required. The approval by the holders of a majority of the votes entitled to be cast by all holders of FCB Common Stock to approve the Merger (including the issuance of shares of FCB Common Stock in connection therewith) is the only vote of the holders of any class or series of the capital stock of FCB required for any of the transactions contemplated by this Agreement, the Plan of Merger and the Option Agreements; provided, however, that the approval of shareholders of FCB may be required for the repurchase of shares of FCB Common Stock pursuant to Section 8 of the FCB Stock Option Agreement under circumstances where
   Section 180.1134 of the WBCL would be applicable.

             4.24 Applicability of Certain Provisions of Wisconsin Law, Etc. Assuming the representations and warranties of OSB made in Section 3.25 are correct, none of the "control share voting" provisions of Section
   180.1150 of the WBCL, the "business combination" provisions of Sections
   180.1140 to 180.1144 of the WBCL, the "fair price" provisions of Section
   180.1130 to 180.1133 of the WBCL, or any other takeover related provisions of the WBCL (or, to the knowledge of FCB, any other similar state statute) or the Articles of Incorporation or By-Laws of FCB, are applicable to the transactions contemplated by this Agreement and the Plan of Merger, including the granting or exercise of the FCB Stock Option Agreement, except for the limitations set forth in subparagraph B(4) of Article II of the Articles of Incorporation of FCB.

             4.25 Ownership of OSB Common Stock.  Except as set forth in
   Schedule 4.25 of the FCB Disclosure Schedules and except pursuant to the terms of the OSB Stock Option Agreement, FCB does not "beneficially own" (as such term is defined for purposes of Section 13(d) of the Exchange
   Act) any shares of OSB Common Stock.

                                    ARTICLE V
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

             5.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement and the Plan of Merger (including the OSB Disclosure Schedules and the FCB Disclosure Schedules), each of FCB and OSB shall, and shall cause the FCB Subsidiaries and the OSB Subsidiaries, respectively, to (a) conduct its business in good faith in the usual, regular and ordinary course consistent with past practice, (b) use reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its key officers and key employees, and (c) take no action which would adversely affect or delay the ability of either FCB or OSB to obtain any necessary approvals of any Regulatory Agency or other governmental authority required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement, the Plan of Merger or the Option Agreements.

             5.2 Forbearances. During the period from the date of this Agreement to the Effective Time, except as set forth in the OSB Disclosure Schedules or the FCB Disclosure Schedules, as the case may be, and, except as expressly contemplated or permitted by this Agreement, the Plan of Merger or the Option Agreements, neither FCB nor OSB shall, nor shall FCB or OSB permit the FCB Subsidiaries or OSB Subsidiaries, respectively to, without the prior written consent of the other:

                  (a) other than in the ordinary course of business consistent with past practice, (i) incur any indebtedness for borrowed money (other than pursuant to existing lines of credit or short-term indebtedness incurred in the ordinary course of business consistent with past practice, indebtedness of OSB to any of the OSB Subsidiaries or of any of the OSB Subsidiaries to OSB, or indebtedness of FCB to any of the FCB Subsidiaries or of any of the FCB Subsidiaries to FCB, it being understood and agreed that incurrence of indebtedness in the ordinary course of business shall include, without limitation, the creation of deposit liabilities, purchases of Federal funds, sales of certificates of deposit and entering into repurchase agreements), (ii) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity; or
        (iii) make any loan or advance;

                  (b) (i) adjust, split, combine or reclassify any capital stock, (ii) make, declare or pay any dividend or make any other distribution on, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (A) in the case of FCB, for regular quarterly cash dividends at a rate not in excess of $0.18 per share of FCB Common Stock, and (B) in the case of OSB, for regular quarterly cash dividends at a rate not in excess of $0.16 per share of OSB Common Stock); (iii) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock (except (A) in the case of FCB, repurchases of FCB Common Stock in the open market or in privately negotiated transactions, provided that written notice of any such repurchase is given to OSB as soon as is practicable thereafter, and (B) in the case of OSB, repurchases of OSB Common Stock in the open market or in privately negotiated transactions, provided that written notice of any such repurchase is given to FCB as soon as practicable thereafter); (iv) grant any stock appreciation rights or grant any individual, corporation or other entity any right to acquire any shares of its capital stock, or (iv) issue any additional shares of capital stock (except pursuant to (A) the exercise of stock options outstanding as of the date of this Agreement, or (B) the Option Agreements);

                  (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement;

                  (d) except for transactions in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement, make any material investment either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a Subsidiary thereof or any existing joint venture to which OSB or FCB is a party;

                  (e) except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract or agreement, or make any change in any of its material leases or contracts, other than renewals of contracts and leases without material adverse changes of terms;

                  (f) other than in the ordinary course of business consistent with past practice, increase in any manner the compensation or fringe benefits of any of its employees (it being understood and agreed that an increase in any manner the compensation of any employee in the ordinary course of business consistent with past practice shall include, without limitation, an increase in Mr. Rothenbach's base salary to an amount not to exceed $125,000 annually), or pay any pension or retirement allowance not required by any existing plan or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee; provided, however, that (i) any bonus paid any officer of FCB or the FCB Subsidiaries shall not exceed 115% of such bonus paid to such individual for the immediately preceding fiscal year and (ii) any bonus paid by OSB or the OSB Subsidiaries to (a) James J. Rothenbach shall not exceed 30% of his 1996 base salary, (b) any Vice President of OSB or the OSB Subsidiaries shall not exceed 15% of each individual's 1996 base salary, and (c) all other employees of OSB or the OSB Subsidiaries shall not exceed $30,000 in the aggregate for any fiscal year;

                  (g) grant, amend or modify in any material respect any stock option, stock awards or other stock based compensation, except that OSB and FCB may modify their respective stock options and OSB may modify stock awards previously granted under the OSB MRP which are outstanding as of the date of this Agreement in each case solely to provide full vesting conditioned upon and effective as of the Closing Date.

                  (h) pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's reports filed with the SEC, or incurred in the ordinary course of business consistent with past practice;

                  (i) take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of
        Section 368 of the Code; provided, however, that nothing contained herein shall limit the ability of OSB or FCB to exercise its rights under the OSB Option Agreement or the FCB Option Agreement, as the case may be;

                  (j)  amend its articles of incorporation or its bylaws;

                  (k) other than in prior consultation with the other party to this Agreement, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales, or otherwise, or the manner in which the portfolio is classified or reported;

                  (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement, the Plan of Merger or the Option Agreements, except, in every case, as may be required by applicable law; or

                  (m) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

             6.1  Regulatory Matters; Cooperation with Respect to Filing.

                  (a) (i) FCB shall promptly prepare and file with the SEC the Joint Proxy Statement in preliminary form; (ii) FCB shall promptly prepare and file an application with the OTS, for approval to consummate the transactions contemplated by this Agreement, the Plan of Merger and, to the extent required, the Option Agreements. Each of FCB and OSB shall use all reasonable efforts to have the S-4, in which the Joint Proxy Statement will be included as a prospectus, declared effective under the Securities Act as promptly as practicable after such filing and to mail or deliver the Joint Proxy Statement to their respective shareholders. FCB shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Plan of Merger, and OSB shall furnish all information concerning OSB and the holders of the OSB Common Stock as may be reasonably requested by FCB in connection with any such action.

                  (b) The parties hereto shall cooperate with each other and shall each use reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger (including, without limitation, the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. FCB and OSB shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to FCB or OSB, as the case may be, and the FCB Subsidiaries and OSB Subsidiaries, respectively, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement and the Plan of Merger. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and the Plan of Merger, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                  (c) FCB and OSB shall, upon request, furnish each other with all information concerning themselves, and the FCB Subsidiaries and the OSB Subsidiaries, respectively, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of FCB or OSB or the FCB Subsidiaries and OSB Subsidiaries, as the case may be, to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger. FCB covenants and agrees that none of the information which is furnished by FCB for inclusion, or which is included, in the S-4, the Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of FCB or OSB or the FCB Subsidiaries or the OSB Subsidiaries, as the case may be, to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger will, at the respective times such documents are filed and, in the case of the S-4, when it becomes effective and, with respect to the Joint Proxy Statement, when mailed or at the time of the meetings of the shareholders of FCB and OSB, be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. OSB covenants and agrees that none of the information which is furnished by OSB for inclusion, or which is included, in the S-4, the Joint Proxy Statement or any other statement, filing, notice or application made by or on behalf of FCB or OSB or the FCB Subsidiaries or the OSB Subsidiaries, as the case may be, to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger will, at the respective times such documents are filed and, in the case of the S-4, when it becomes effective and, with respective to the Joint Proxy Statement, when mailed or at the time of the meetings of the shareholders of FCB and OSB, be false or misleading with respect to any material fact or shall omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, FCB shall have no responsibility for the truth or accuracy of any information with respect to OSB or the OSB Subsidiaries included in the S-4, the Joint Proxy Statement, or any other statement, filing, notice or application filed with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger, and OSB shall have no responsibility for the truth or accuracy of any information with respect to FCB or the FCB Subsidiaries included in the S-4, the Joint Proxy Statement, or any other statement, filing, notice or application filed with any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement and the Plan of Merger.

                  (d) FCB and OSB shall promptly advise one another upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement and the Plan of Merger which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed.

             6.2  Access to Information; Due Diligence.

                  (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each of FCB and OSB shall, and shall cause the FCB Subsidiaries and the OSB Subsidiaries, respectively, to, afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of FCB and OSB shall, and shall cause the FCB Subsidiaries and the OSB Subsidiaries, respectively, to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws, and (ii) all other information concerning its business, properties and personnel as such party may reasonably request. Neither FCB, OSB, the FCB Subsidiaries nor the OSB Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would (A) violate or prejudice the rights of FCB's or OSB's, as the case may be, customers or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement, or (B) impair any attorney-client privilege of the disclosing party. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                  (b) Each of FCB and OSB shall hold all information furnished by or on behalf of the other party or the FCB Subsidiaries or the OSB Subsidiaries, as the case may be, or their representatives pursuant to Section 6.2(a) in confidence and shall return all documents containing any information concerning the properties, business and assets of each other party that may have been obtained in the course of negotiations or examination of the affairs of each other party either prior or subsequent to the execution of this Agreement (other than such information as shall be in the public domain or otherwise ascertainable from public or outside sources) and shall destroy any information, analyses or the like derived from such confidential information. Each of FCB and OSB shall use such information solely for the purpose of conducting business, legal and financial reviews of the other party and for such other purposes as may be related to this Agreement and the Plan of Merger.

                  (c) No investigation by either of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein. Without limitation of the foregoing, each party shall promptly notify the other party of any information obtained by such party during the course of any due diligence conducted by such party or its representatives in accordance with this Section 6.2 which is materially inconsistent with any representation or warranty made by the other party under this Agreement; provided, however, that either party's failure to provide such notice to the other party shall not, in turn, be deemed to constitute a material breach of such party's obligations under this Agreement and the Plan of Merger.

             6.3 Shareholders' Approvals. Each of FCB and OSB shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon this Agreement and the Plan of Merger (and, in the case of FCB, the issuance of shares of FCB Common Stock in the Merger), and, subject to the terms and conditions of this Agreement and the Plan of Merger, each of FCB and OSB shall use reasonable efforts to cause such meetings to occur on the same date and each shall use all reasonable efforts to obtain shareholder approval of this Agreement, the Plan of Merger and the Merger.

             6.4 Legal Conditions to Merger. Each of FCB and OSB shall, and shall cause the FCB Subsidiaries and the OSB Subsidiaries, respectively, to use reasonable efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party with respect to the Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and the Plan of Merger and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by FCB, the FCB Subsidiaries, OSB or the OSB Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, the Plan of Merger and the Option Agreements.

             6.5 Listing of Shares. FCB shall use all reasonable efforts to cause the shares of FCB Common Stock issuable in the Merger to be approved for listing on The Nasdaq Stock Market.

             6.6  Indemnification; Directors' and Officers' Insurance.

                  (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of FCB, the FCB Subsidiaries, OSB or the OSB Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director, officer or employee of FCB, the FCB Subsidiaries, OSB or the OSB Subsidiaries or any of their respective predecessors, or (ii) this Agreement, the Plan of Merger or the Option Agreements or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use reasonable efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, as and to the fullest extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation incurred by each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, that (A) the Surviving Corporation shall have the right to assume the defense thereof and upon such assumption the Surviving Corporation shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation, and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (B) the Surviving Corporation shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel, that there is a material conflict of interest between the interests of such Indemnified Party and the interests of one or more other Indemnified Parties and that the interests of such Indemnified Party will not be adequately represented unless separate counsel is retained, in which case, the Surviving Corporation shall be obligated to pay such separate counsel, (C) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) the Surviving Corporation shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Surviving Corporation thereof, provided that the failure to so notify shall not affect the obligations of the Surviving Corporation under this Section 6.6 except to the extent such failure to notify materially prejudices the Surviving Corporation. The Surviving Corporation's obligations under this Section 6.6 shall continue in full force and effect for a period of five years from the Effective Time (or the period of the applicable statute of limitations, if longer); provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

                  (b)  The Surviving Corporation shall use reasonable efforts
        (i) to obtain, after the Effective Time, directors' and officers' liability insurance coverage for the officers and directors of the Surviving Corporation, to the extent that the same is economically practicable, and (ii) either (A) to cause the individuals serving as officers and directors of FCB, the FCB Subsidiaries, OSB or the OSB Subsidiaries immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policies maintained by the Surviving Corporation, or to (B) substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than the policies previously maintained by FCB and OSB, respectively, with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall the Surviving Corporation be required to expend per year an amount in excess of 120% of the premium for such insurance paid by FCB during its 1997 fiscal year (the "Insurance Amount") to maintain or procure insurance coverage pursuant to clause (ii) of this sentence, and provided further that if the Surviving Corporation is unable to maintain or obtain the insurance called for by clause (ii) of this sentence, the Surviving Corporation shall use reasonable efforts to obtain as much comparable insurance as available for the Insurance Amount.

                  (c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this
        Section 6.6.

                  (d) The provisions of this Section 6.6 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

             6.7 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the Plan of Merger or the Option Agreements or to vest FCB with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement shall take, or cause the proper officers and directors of the FCB Subsidiaries or OSB Subsidiaries to take, as the case may be, all such necessary action as may be reasonably requested by FCB.

             6.8 Advice of Changes. Between the date hereof and the Effective Time, FCB and OSB shall promptly provide notice to the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein.

             6.9  No Conduct Inconsistent with this Agreement.

                  (a)  Neither FCB nor OSB shall:

                       (i) solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquires or proposals relating to the disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or any of the FCB Subsidiaries or the OSB Subsidiaries, respectively, with any corporation or other entity other than as provided by this Agreement except pursuant to a written direction from a regulatory authority; or

                       (ii) negotiate with or entertain any proposals from
             any other person for any such transaction wherein the business, assets or capital stock of it or the FCB Subsidiaries or the OSB Subsidiaries, respectively, would be acquired, directly or indirectly, by any party other than as provided by this Agreement, except pursuant to a written direction from any regulatory authority or upon the receipt of an unsolicited offer from a third party where the Board of Directors of the party receiving such offer reasonably believes, upon the written opinion of counsel, that its fiduciary duties require it to enter into discussions with such party. Each party shall promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any proposed disposition of its business or assets, or the acquisition of its capital stock, or the merger of it or the FCB Subsidiaries or the OSB Subsidiaries, respectively, with any corporation or other entity other than as provided by this Agreement and shall keep the other party informed of the status and details of any such inquiry or proposal, and shall give the other party five days' advance notice of any agreement to be entered into with, or any information to be supplied to, any person making such inquiry or proposal; or

                  (b) Nothing contained herein shall prohibit a party from disclosing to its shareholders a position contemplated by Rule 14e-2(a) under the Exchange Act with respect to a tender offer for that party's common stock.

             6.10 Employee Benefit Plans.

                  (a) At the Effective Time, the Oshkosh Savings Bank, FSB Employee Stock Ownership Plan (the "OSB ESOP") shall be merged with and into the FCB Financial Corp. Employee Stock Ownership Plan (the "FCB ESOP"), with all participants in the OSB ESOP at the time of such merger of the OSB ESOP and the FCB ESOP to become participants in the FCB ESOP. The shares of OSB Common Stock currently held by the OSB ESOP which are allocated to the accounts of such participants shall be converted into shares of FCB Common Stock in accordance with
        Section 1.4 hereof. The unallocated shares of OSB Common Stock currently held by the OSB ESOP shall be converted into shares of FCB Common Stock in accordance with Section 1.4 hereof, and thereafter shall be held in the Suspense Account under the FCB ESOP and allocated to the participants in the FCB ESOP (including, without limitation, such employees of OSB Bank who become employees of FCB Bank following the Effective Date) according to the terms and provisions of the FCB ESOP. FCB shall assume the loan between OSB and the OSB ESOP. Each OSB Bank employee's period of employment with OSB Bank shall be counted for all purposes under the FCB ESOP, including, without limitation, for purposes of service credit, eligibility and vesting. Each OSB Bank employee's compensation attributable to employment with OSB Bank shall be counted for all purposes under the FCB ESOP, including, without limitation, for purposes of contribution allocations. Each active participant in the OSB ESOP or the FCB ESOP as of the day immediately prior to the Closing Date who is not employed by FCB Bank as of the Closing Date or who is terminated by FCB Bank (other than for cause) within one year after the Closing Date shall be fully vested in their account balance under the OSB ESOP or the FCB ESOP, as the case may be, as of the Closing Date or the date of termination of employment, respectively.

                  (b) Effective as of the Effective Time, the Oshkosh Savings Bank, FSB 401(k) Profit Sharing Plan (the "OSB PSP") shall be merged with and into the Fox Cities Bank, FSB Employees Savings and Investment (the "FCB PSP"), with all participants in the OSB PSP at the time of such merger of the OSB PSP and the FCB PSP to become participants in the FCB PSP. Benefits under the FCB PSP shall thereafter be available to participants in the FCB PSP (including, without limitation, such employees of OSB Bank who become employees of FCB Bank after the Effective Time and are eligible to participate in the FCB PSP) according to the terms and provisions of the FCB PSP. Each OSB Bank employee's period of employment with OSB Bank shall be counted for all purposes under the FCB PSP, including, without limitation, for purposes of service credit, eligibility and vesting. Each OSB Bank employee's compensation attributable to employment with OSB Bank shall be counted for all purposes under the FCB PSP, including, without limitation, for purposes of contribution allocations. Each active participant in the OSB PSP or the FCB PSP as of the day immediately prior to the Closing Date who is not employed by FCB Bank as of the Closing Date or who is terminated by FCB Bank (other than for cause) within one year after the Closing Date shall be fully vested in their account balance under the FCB PSP or the OSB PSP, as the case may be, as of the Closing Date or the date of termination of employment, respectively.

                  (c) At the Effective Time, each OSB Bank employee shall immediately become eligible to participate in all employee welfare benefit plans and other fringe benefits programs offered or maintained by the Surviving Corporation and the Surviving Bank on the same terms and conditions that the Surviving Corporation and the Surviving Bank may make available to their officers and employees, including, without limitation, any health, life, long-term disability, short-term disability, severance, vacation or paid time off programs (the "FCB Welfare Plans"). Each OSB Bank employee's period of employment and compensation with OSB Bank shall be counted for all purposes under the FCB Welfare Plans, including, without limitation, for purposes of service credit, eligibility and benefit accrual. Any expenses incurred by an OSB Bank employee under the OSB Bank's employee welfare benefit plans (such as deductibles or co-payments), shall be counted for all purposes under the FCB Welfare Plans. FCB Bank shall provide insurance coverage (for which FCB or FCB Bank may act as the self-insurer) for pre-existing medical conditions (to the extent such condition is currently covered under the OSB Bank plan, and such condition would be covered under FCB Bank's plan if it were not pre-existing), subject to deductibles and/or copayment provisions generally applicable to such coverage.

                  (d) Subject to applicable law, OSB and FCB acknowledge and agree that the other shall be permitted to take whatever action it deems reasonably necessary to accelerate any deferred bonuses and to provide that all account balances, benefits accrued and options or awards previously granted under the Oshkosh Savings Bank Management Development and Recognition Plan ("OSB MRP"), OSB Option Plan, and FCB Option Plan shall be fully vested and nonforfeitable as of the Closing Date.

                  (e) At the Effective Time, FCB shall assume all of the obligations under the OSB MRP and OSB Option Plan, and all shares of OSB Common Stock owned by the OSB MRP, which have not been awarded, shall be canceled at or prior to the Effective Time.

             6.11 Severance for Certain Employees. The Surviving Corporation will provide severance payments to employees of OSB and FCB and their respective Subsidiaries (other than employees whose severance benefits are provided for in written employment or severance agreements) whose employment is terminated within twelve (12) months after the Effective Date due to job reductions, in the amount set forth below. The severance payments which would be provided would be computed as follows:

             Non-Officer -- one (1) week for each full year of service; maximum twelve (12) weeks and minimum three (3) weeks current salary; and

             Officer -- (as set forth in Schedule 6.11) two (2) weeks for each full year of service; maximum 26 weeks and minimum six (6) weeks current salary.

                  In computing such severance payments for each regular part-time employee, such employee's per week compensation shall be based on 1/52 of the actual number of hours worked by such employee in 1996.

             6.12 Dividends. After the date of this Agreement, each of FCB and OSB shall coordinate with the other the declaration of any dividends in respect of FCB Common Stock and OSB Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of FCB Common Stock or OSB Common Stock shall not receive two dividends, or fail to receive one dividend, for any quarter with respect to their shares of FCB Common Stock and/or OSB Common Stock and any shares of common stock of the Surviving Corporation any holder of OSB Common Stock receives in exchange therefor in the Merger. Furthermore, after the Closing Date, the Board of Directors of the Surviving Corporation intends to declare and pay regular quarterly cash dividends at least equal to the rate of $0.18 per share of the Surviving Corporation common stock, subject to applicable laws and the business judgment of the Board of Directors.

             6.13 Post-Closing Stock Options. It is the intention of the parties hereto that the Surviving Corporation shall, within 30 days after the Closing Date, cause non-tax-qualified stock options (exercisable for shares of the Surviving Corporation's common stock) to be granted to the following executive officers of the Surviving Corporation in the following amounts: Donald D. Parker, 10,000; James J. Rothenbach, 20,000; Phillip J. Schoofs, 7,500; Harold L. Hermansen, 6,000; and Theodore W. Hoff, 6,000. The stock options provided for in this Section 6.13 shall be granted by the personnel committee of the Surviving Corporation under the terms of FCB's 1993 Stock Option and Incentive Plan.

             6.14 Subsidiary Bank Merger. FCB and OSB agree to cooperate and to take such steps as may be necessary to obtain all requisite regulatory, corporate and other approvals for the Bank Merger, subject to consummation of the Merger, to be effective concurrently with the Merger or as soon as practicable thereafter. The Surviving Bank shall be FCB Bank, and shall be known as "Fox Cities Bank, FSB." In furtherance of such agreement, each of FCB and OSB agrees:

                  (a) to cause the board of directors of FCB Bank and OSB Bank, respectively, to approve the Bank Merger and to submit it to the sole stockholder of each bank for its approval;

                  (b) to vote the shares of stock of FCB Bank and OSB Bank owned by them in favor of the Bank Merger; and

                  (c) to take, or cause to be taken, all steps necessary to consummate the Bank Merger concurrently with or as soon as is practicable after consummation of the Merger.

   The Bank Merger shall be accomplished pursuant to a merger agreement containing such terms and conditions as are ordinary and customary for affiliated bank merger transactions of such type. Immediately after the Effective Time, the officers of the Surviving Corporation shall take, or cause to be taken, whatever additional steps may be necessary to effectuate the Bank Merger. The directors and officers of the Surviving Bank shall be as set forth in the list attached as Exhibit E.

             6.15 Rule 145 Affiliates. Within 30 days before the Closing Date, OSB shall identify in a letter to FCB all persons who are, and to OSB's knowledge who will be at the Closing Date, "affiliates" of OSB as such term is used in Rule 145 under the Securities Act. OSB shall use all reasonable efforts to cause its affiliates (including any person who may be deemed to have become an affiliate after the date of the letter referred to in the prior sentence) to deliver to FCB on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit F.

             6.16 Disclosure Schedules.  On the date hereof,

                  (a) FCB has delivered to OSB the FCB Disclosure Schedules, accompanied by a certificate signed by the Chief Financial officer of FCB stating the FCB Disclosure Schedules are being delivered pursuant to this Section 6.16.

                  (b) OSB has delivered to FCB the OSB Disclosure Schedules, accompanied by a certificate signed by the Chief Financial Officer of OSB stating the OSB Disclosure Schedules are being delivered pursuant to this Section 6.16.

             6.17 Filing and Other Fees. All filing and other fees paid to the SEC, the OTS or any State Regulatory Agency in connection with the Merger, the Bank Merger and the transactions contemplated by this Agreement and the costs and expenses of printing and mailing the Joint Proxy Statement shall be borne equally by FCB and OSB.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

             7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. This Agreement, the Plan of Merger and the transactions contemplated hereby and thereby shall have been approved and adopted by the respective requisite affirmative votes of the holders of OSB Common Stock and FCB Common Stock entitled to vote thereon.

                  (b) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained, on terms and conditions reasonably satisfactory to each of OSB and FCB, and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                  (c) Registration Statements. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of FCB or OSB, threatened by the SEC.

                  (d) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Plan of Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, materially restricts or makes illegal consummation of the Merger.

                  (e) Federal Tax Opinion. OSB and FCB shall each have received an opinion of their respective counsel, in form and substance reasonably satisfactory to each, dated as of the Effective Time, substantially to the effect that the Merger will constitute a tax free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code and related sections of the Code.

                  (f) Post-Closing Employment Agreements. Donald D. Parker, Phillip J. Schoofs and Harold L. Hermansen shall each have canceled (without the payment of any benefits thereunder) their existing severance agreement with FCB and entered into new employment agreements with the Surviving Corporation and the Surviving Bank in the form attached hereto as Exhibits G, H and I, respectively.
        James J. Rothenbach and Theodore W. Hoff shall each have canceled (without the payment of any benefits thereunder) their existing employment and severance agreement, respectively, with OSB and entered into new employment agreements with the Surviving Corporation and the Surviving Bank in the form attached hereto as Exhibits J, and K, respectively.

             7.2 Conditions to Obligations of OSB. The obligation of OSB to effect the Merger is also subject to the satisfaction, or waiver by OSB, at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of FCB set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an FCB Material Adverse Effect. OSB shall have received a certificate signed on behalf of FCB by the Chief Executive Officer and Chief Financial Officer of FCB to the foregoing effect.

                  (b) Performance of Obligations of FCB. FCB shall have performed in all material respects all obligations required to be performed by it under this Agreement, the Plan of Merger and the Option Agreements at or prior to the Closing Date, and OSB shall have received a certificate signed on behalf of FCB by the Chief Executive Officer and Chief Financial Officer of FCB to such effect.

                  (c) No Material Adverse Change. Since the date of this Agreement, (i) no event shall have occurred which has had a Material Adverse Effect on FCB, and (ii) no condition (other than general economic or competitive conditions generally affecting savings and loan holding companies and savings associations of a size or in locations comparable to those of FCB or the FCB Subsidiaries), event, circumstances, fact or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on FCB.

                  (d) Opinion of Counsel to FCB. OSB shall have received from Foley & Lardner, counsel to FCB, an opinion, dated the Closing Date, in substantially the form of Exhibit L.

                  (e) Comfort Letters. OSB shall have received from Wipfli Ullrich Bertelson LLP "comfort letters" dated the date of mailing of the Joint Proxy Statement and the Closing Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to OSB.

                  (f) Fairness Opinion. OSB shall have received from Edelman & Co., Ltd., a fairness opinion, dated the date of mailing of the Joint Proxy Statement and in form and substance reasonably satisfactory to OSB, to the effect that the consideration to be received in the Merger by the shareholders of OSB is fair, from a financial point of view, to the shareholders of OSB.

             7.3 Conditions to Obligations of FCB. The obligation of FCB to effect the Merger is also subject to the satisfaction, or waiver by FCB, at or prior to the Effective Time of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of OSB set forth in this Agreement shall be true and correct (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the date hereof or the Closing Date which need only be true and correct as of such date or time) except in each of cases (i) and (ii) for such failures of representations or warranties to be true and correct (without regard to any materiality qualifications contained therein) which, individually or in the aggregate do not, and insofar as reasonably can be foreseen, would not, result in an OSB Material Adverse Effect. FCB shall have received a certificate signed on behalf of OSB by the Chief Executive Officer and Chief Financial Officer of OSB to the foregoing effect.

                  (b) Performance of Obligations of OSB. OSB shall have performed in all material respects all obligations required to be performed by it under this Agreement, the Plan of Merger and the Option Agreements at or prior to the Closing Date, and FCB shall have received a certificate signed on behalf of OSB by the Chief Executive Officer and Chief Financial Officer of OSB to such effect.

                  (c) No Material Adverse Change. Since the date of this Agreement, (i) no event shall have occurred which has had a Material Adverse Effect on OSB, and (ii) no condition (other than general economic or competitive conditions generally affecting savings and loan holding companies and savings associations of a size or in locations comparable to those of OSB or the OSB Subsidiaries), event, circumstances, fact or other occurrence shall have occurred that may reasonably be expected to have or result in such a Material Adverse Effect on OSB.

                  (d) Opinion of Counsel to OSB. FCB shall have received from Schiff Hardin & Waite, counsel to OSB, an opinion, dated the Closing Date, in substantially the form of Exhibit M.

                  (e) Comfort Letters. FCB shall have received from Wipfli Ullrich Bertelson LLP "comfort letters" dated the date of mailing of the Joint Proxy Statement and the Closing Date, covering matters customary to transactions such as the Merger and in form and substance reasonably satisfactory to FCB.

                  (f) Fairness Opinion. FCB shall have received from RP Financial, LC., a fairness opinion, dated the date of mailing of the Joint Proxy Statement and in form and substance reasonably satisfactory to FCB, to the effect that the consideration received by FCB shareholders pursuant to the Merger is fair, from a financial point of view, to the shareholders of FCB.

                  (g) Affiliate Agreements. FCB shall have received Affiliate Agreements, duly executed by each affiliate of OSB, substantially in the form of Exhibit F.

                                  ARTICLE VIII
                       TERMINATION, EXPENSES AND AMENDMENT

             8.1 Termination. This Agreement may be terminated prior to the Effective Time:

                  (a) at any time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FCB or OSB, by written agreement between FCB or OSB, if the Board of Directors of each so determines;

                  (b) by FCB, by written notice to OSB, within twenty (20) days of the date of this Agreement, if, based on the information discovered in the course of its due diligence investigation of OSB and the OSB Subsidiaries, FCB reasonably determines in good faith that the consummation of the transactions contemplated by this Agreement would not be in the best interests of FCB; provided, however, that FCB shall have ten (10) days in addition to the initial 20-day period to terminate this Agreement pursuant to this Section 8.1(b) if FCB determines, in good faith, based on the information discovered in its review of "Phase I" environmental audits of the real property owned by OSB and the OSB Subsidiaries, that the transactions contemplated by this Agreement would not be in the best interests of FCB; provided that such additional 10-day period shall not begin to run (following the initial twenty-day period) until such time as OSB has caused such Phase I audits to be delivered to FCB;

                  (c) By OSB, by written notice to FCB, within twenty (20) days of the date of this Agreement, if, based on the information discovered in the course of its due diligence investigation of FCB and the FCB Subsidiaries, OSB reasonably determines in good faith that the consummation of the transactions contemplated by this Agreement would not be in the best interests of OSB; provided, however, that OSB shall have ten (10) days in addition to the initial 20-day period to terminate this Agreement pursuant to this Section 8.1(c) if OSB determines, in good faith, based on the information discovered in its review of "Phase I" environmental audits of the real property owned by FCB and the FCB Subsidiaries, that the transactions contemplated by this Agreement would not be in the best interests of OSB; provided that such additional 10-day period shall not begin to run (following the initial twenty-day period) until such time as FCB has caused such Phase I audits to be delivered to OSB;

                  (d) at any time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of FCB or OSB, by either the Board of Directors of FCB or the Board of Directors of OSB if (i) any Governmental Entity which must grant a Requisite Regulatory Approval (A) has denied approval of the Merger and such denial has become final and nonappealable or (B) has advised the parties of its unwillingness to grant such a Requisite Regulatory Approval on terms and conditions reasonably acceptable to the parties, notwithstanding the parties' fulfillment of their obligations to take reasonable efforts to obtain such Requisite Regulatory Approval, or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

                  (e) by either the Board of Directors of FCB or the Board of Directors of OSB if the Merger shall not have been consummated on or before September 30, 1997, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                  (f) by either FCB or OSB if any approval of the shareholders of FCB or OSB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof;

                  (g) by OSB, upon two (2) days' prior notice to FCB, if, as a result of a tender offer by a party other than FCB or its affiliates or any written offer or proposal with respect to a merger, share exchange, sale of a material portion of its assets or other business combination (each, a "Business Combination") by a party other than FCB or its affiliates, the Board of Directors of OSB determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                       (i) the Board of Directors of OSB shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by FCB in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                       (ii) prior to any such termination, OSB shall, and
             shall cause its financial and legal advisors to, negotiate with FCB to make such adjustments in the terms and conditions of this Agreement as would enable OSB to proceed with the transactions contemplated herein on such adjusted terms;

                  (h) by FCB, upon two (2) days' prior notice to OSB, if, as a result of a tender offer by a party other than OSB or its affiliates or any written offer or proposal with respect to a Business Combination by a party other than OSB or its affiliates, the Board of Directors of FCB determines in good faith that its fiduciary obligations under applicable law require that such tender offer or other written offer or proposal be accepted; provided, however, that

                       (i) the Board of Directors of FCB shall have been advised in a written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of its applicable fiduciary duties, and notwithstanding all concessions which may be offered by OSB in negotiations entered into pursuant to clause (ii) below, such fiduciary duties would require the directors to reconsider such commitment as a result of such tender offer or other written offer or proposal; and

                       (ii) prior to any such termination, FCB shall, and
             shall cause its financial and legal advisors to, negotiate with OSB to make such adjustments in the terms and conditions of this Agreement as would enable FCB to proceed with the transactions contemplated herein on such adjusted terms;

                  (i)  by OSB, by written notice to FCB, if

                       (i) there exists any breach or breaches of the representations and warranties of FCB made herein or in the FCB Stock Option Agreement, which breaches, individually or in the aggregate have or, insofar as reasonably can be foreseen, would have, a FCB Material Adverse Effect, and such breaches shall not have been remedied within thirty (30) days after receipt by FCB of notice in writing from OSB, specifying the nature of such breaches and requesting that they be remedied;

                       (ii) FCB shall have failed to perform and comply with,
             in all material respects, its agreements and covenants hereunder or under the FCB Stock Option Agreement and such failure to perform or comply shall not have been remedied within thirty
             (30) days after receipt by FCB of notice in writing from OSB, specifying the nature of such failure and requesting that it be remedied; or

                       (iii) the Board of Directors of FCB or any committee thereof:

                            (A)  shall withdraw or modify in any manner
                  adverse to OSB its approval or recommendation of this Agreement or the Merger,

                            (B)  shall fail to reaffirm such approval or
                  recommendation upon OSB's request,

                            (C)  shall approve or recommend any Business
                  Combination involving FCB other than the Merger or any tender offer or share exchange for shares of capital stock of FCB, in each case, by or involving a party other than OSB or any of its affiliates or

                            (D) shall resolve to take any of the actions specified in clause (A), (B) or (C); or

                  (j)  by FCB, by written notice to OSB, if

                       (i) there exists any breach or breaches of the representations and warranties of OSB made herein or in the OSB Stock Option Agreement which breaches, individually or in the aggregate have, or insofar as reasonably can be foreseen, would have, an OSB Material Adverse Effect and such breaches shall not have been remedied within thirty (30) days after receipt by OSB of notice in writing from FCB, specifying the nature of such breaches and requesting that they be remedied;

                       (ii) OSB shall have failed to perform and comply with,
             in all material respects, its agreements and covenants hereunder or under the OSB Stock Option Agreement and such failure to perform or comply shall not have been remedied within thirty
             (30) days after receipt by OSB of notice in writing from FCB, specifying the nature of such failure and requesting that it be remedied; or

                       (iii) the Board of Directors of OSB or any committee thereof:

                            (A)  shall withdraw or modify in any manner
                  adverse to FCB its approval or recommendation of this Agreement or the Merger,

                            (B)  shall fail to reaffirm such approval or
                  recommendation upon FCB's request,

                            (C)  shall approve or recommend any Business
                  Combination involving OSB other than the Merger involving OSB or any tender offer or share exchange for shares of capital stock of OSB, in each case, by or involving a party other than FCB or any of its affiliates or

                            (D) shall resolve to take any of the actions specified in clause (A), (B) or (C).

             8.2 Effect of Termination. Subject to Section 8.3, in the event of termination of this Agreement by OSB or FCB pursuant to Section
   8.1 there shall be no liability on the part of either OSB or FCB or their respective officers or directors hereunder, except that Section 6.2(b),
   Section 6.17, Section 8.2 and Section 8.3 shall survive the termination.

             8.3  Termination Fee; Expenses.

                  (a) Termination Fee Upon Breach or Willful Breach. If this Agreement is terminated at such time that this Agreement is terminable pursuant to one (but not both) of (A) Section 8.1(i)(i) or
        (ii), or (B) Section 8.1(j)(i) or (ii) then:

                       (i) the breaching party shall promptly (but no later than five (5) business days after receipt of notice from the non-breaching party) pay to the non-breaching party in cash an amount equal to all documented out-of-pocket expenses and fees incurred by the non-breaching party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement) not in excess of $200,000; provided, however, that, if this Agreement is terminated by a party as a result of a willful breach by other party, the non-breaching party may pursue any remedies available to it at law or in equity and shall, in addition to its documented out-of-pocket expenses and fees (which shall be paid as specified above and shall not be limited to $200,000), be entitled to recover such additional amounts as such non-breaching party may be entitled to receive at law or in equity; and

                       (ii) if at the time of the breaching party's willful
             breach of this Agreement, there shall have been a third party tender offer for shares of, or a third party offer or proposal with respect to a Business Combination involving, such party, or any of its affiliates which at the time of such termination shall not have been rejected by such party and its board of directors or withdrawn by the third party, then such breaching party (jointly and severally with its affiliates), at the time of the termination of this Agreement, will pay to the non-breaching party an additional aggregate fee equal to $1 million.

                  (b)  Alternative Termination Fee.  If

                       (i)  this Agreement

                            (A)  is terminated by any party pursuant to
                  Section 8.1(g) or (h),

                            (B) is terminated as a result of any party's material breach of Section 6.3,

                            (C) is terminated pursuant to Section 8.1(f) following a failure of shareholders of OSB or FCB to grant the necessary approvals described in Section 3.23 or
                  Section 4.23, as the case may be (a "Shareholder Disapproval"), or

                            (D) is terminated pursuant to one (but not both) of Section 8.1(i)(iii) or Section 8.1(j)(iii), and

                       (ii) with respect to any termination referred to in
             clause (i)(A), (B) or (C) above, at the time of such termination (or prior to the meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, OSB or FCB (as the case may be, the "Target Party") or any affiliates thereof which at the time of such termination or of the meeting of the Target Party's shareholders, as the case may be, shall not have been withdrawn by the third-party, then such Target Party (jointly and severally with its affiliates), at the time of the termination of this Agreement, will pay to the other party in cash an aggregate termination fee equal to $1 million, plus, in each case, the documented out-of-pocket fees and expenses incurred by the other party (including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement).

                  (c) Expenses. The parties agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty. If one party fails to promptly pay to any other party any fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate as published in the Wall Street Journal (Midwest Edition) from the date such fee was required to be paid.

                  (d) Limitation on Termination Fees. Notwithstanding anything herein to the contrary:

                       (i) the aggregate amount payable by OSB and its affiliates to FCB pursuant to Section 8.3(a), Section 8.3(b) and the terms of the OSB Stock Option Agreement shall not exceed $1.5 million, and

                       (ii) the aggregate amount payable by FCB and its
             affiliates to OSB pursuant to Section 8.3(a), Section 8.3(b) and the terms of the FCB Stock Option Agreement shall not exceed $1.5 million.

        (exclusive, in each case, of reimbursement for fees and expenses payable pursuant to this Section 8.3). For purposes of this Section 8.3(d), the amount payable pursuant to the terms of the Option Agreements shall be the amount paid pursuant to Section 5 and/or
        Section 8(a)(i) and Section 8(1)(ii) thereof.

             8.4 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of FCB or OSB; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of FCB or OSB, there may not be, without further approval of such shareholders, any amendment of this Agreement which changes the amount or the form of the consideration to be delivered to the holders of FCB Common Stock or OSB Common Stock hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

             8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the transactions contemplated by this Agreement by the respective shareholders of FCB or OSB, there may not be, without further approval of such shareholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of FCB Common Stock or OSB Common Stock hereunder other than as contemplated by this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX
                               GENERAL PROVISIONS

             9.1 Non-survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or the Plan of Merger (or in any instrument delivered pursuant to this Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time. Without by implication limiting the foregoing, none of the directors or officers of the parties hereto shall have any liability for any of the representations, warranties, covenants and agreements contained herein.

             9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)  if to OSB, to:
                       OSB Financial Corp.
                       420 South Koeller Street
                       Oshkosh, Wisconsin 54902
                       Attention:     James J. Rothenbach
                                      President and Chief Executive Officer
                       Telephone:     (414) 236-3680
                       Telecopier:    (414) 236-3706

             with a copy to:
                       Schiff Hardin & Waite
                       7200 Sears Tower
                       Chicago, Illinois 60606
                       Attention:     Christopher J. Zinski, Esq.
                       Telephone:     (312) 258-5548
                       Telecopier:    (312) 258-5600

             and

                  (b)  if to FCB, to:

                       FCB Financial Corp.
                       108 East Wisconsin Avenue
                       Neenah, Wisconsin 54956
                       Attention:     Donald D. Parker
                                      President and Chief Executive Officer
                       Telephone:     (414) 727-3400
                       Telecopier:    (414) 727-3419

             with a copy to:
                       Foley & Lardner
                       Firstar Center
                       777 East Wisconsin Avenue
                       Milwaukee, Wisconsin 53202-5367
                       Attention:     Michael D. Regenfuss, Esq.
                       Telephone:     (414) 297-5618
                       Telecopier:    (414) 297-4900

             9.3 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a section of or exhibit or schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require OSB, the OSB Subsidiaries, FCB or the FCB Subsidiaries or affiliates to take any action which would violate any applicable law, rule or regulation.

             9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

             9.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

             9.6 Governing Law. This Agreement and the exhibits attached hereto shall be governed and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

             9.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

             9.8 Publicity. Except as otherwise required by applicable law or the rules of The Nasdaq Stock Market, neither OSB nor FCB shall, nor shall OSB or FCB permit the OSB Subsidiaries or the FCB Subsidiaries, respectively, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

             9.9 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations of the parties under this Agreement shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. A majority of the FCB Representatives (or their successors) serving on the Board of Directors of the Surviving Corporation shall be entitled to enforce the provisions of Section 1.10 as such provisions relate to the rights of FCB Representatives. A majority of the OSB Representatives (or their successors) serving on the Board of Directors of the Surviving Corporation shall be entitled to enforce the provisions of Section 1.10 as such provisions relate to the rights of OSB Representatives. Except as otherwise specifically provided in this Section 9.9 and in Section 6.6, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

             9.10 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

             IN WITNESS WHEREOF, FCB and OSB have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


   FCB FINANCIAL CORP.                OSB FINANCIAL CORP.



   By:/s/ Donald D. Parker                 By:/s/ James J. Rothenbach
        Name:     Donald D. Parker              Name:     James J. Rothenbach
        Title:    President and                 Title:    President and
                  Chief Executive Officer                 Chief Executive
                                                          Officer

                                                                    Exhibit A
                                                               Execution Copy

             STOCK OPTION AND TRIGGER PAYMENT AGREEMENT (the "Agreement"), dated November 13, 1996, between FCB Financial Corp., a Wisconsin corporation ("Issuer"), and OSB Financial Corp., a Wisconsin corporation ("Grantee").


                              W I T N E S S E T H:


             WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option and Trigger Agreement; and

             WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

             NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 489,463 fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation
   Law) shares (the "Option Shares") of Issuer's Common Stock, par value $0.01 per share ("Issuer Common Stock"), at a price of $18.875 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

             (b) In the event that any additional shares of Issuer Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement (such event a "Change in Shares Outstanding Event"), the number of shares of Issuer Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such Change in Shares Outstanding Event, such number equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue or redeem, repurchase, or retire shares of Issuer Common Stock or to authorize either the Issuer or the Grantee otherwise to breach any provision of the Merger Agreement.

             (c) The Option Price shall be payable, at the option of the Grantee, as follows:

                  (i)  in cash, or

                  (ii) subject to the receipt of all approvals of any Governmental Entity required for the Issuer to acquire, and Grantee to issue, the Grantee Shares (as defined below) from Grantee, in shares of common stock, $0.01 par value, of Grantee ("Grantee Shares"), in either case in accordance with Section 4 hereof.

             (d) As used in this Agreement, the "Fair Market Value" of any share shall be the average of the last sales price for such share on The Nasdaq Stock Market during the ten trading days prior to the fifth trading day preceding the date such Fair Market Value is to be determined.

        2. (a) The Option may be exercised by Grantee, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Grantee under circumstances which could entitle Grantee to a termination fee (as opposed to the reimbursement of expenses only) under
   Section 8.3(a) of the Merger Agreement or Section 8.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated), any such event by which the Merger Agreement becomes so terminable by Grantee being referred to herein as a " Trigger Event."

             (b) (i) Issuer shall notify Grantee promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (ii) In the event Grantee wishes to exercise the Option, Grantee shall deliver to Issuer written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to purchase.

                  (iii) Upon the giving by Grantee of Issuer of the Exercise Notice and the tender of the applicable aggregate Option Price, Grantee, to the extent permitted by law and Issuer's organizational documents, and provided that the conditions to Issuer's obligation to issue Option Shares to Grantee hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Grantee.

                  (iv) Each closing of a purchase of Option Shares (a "Closing") shall occur at a place, on a date, and at a time designated by Grantee in an Exercise Notice delivered at least two business days prior to the date of the Closing.

             (c)  The Option shall terminate upon the earliest to occur of:

                  (i)  the Effective Time of the Merger;

                  (ii) the termination of the Merger Agreement pursuant to
   Section 8.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

                  (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than September 30, 1997); and

                  (iv) payment by Issuer of the Trigger Payment set forth in
   Section 5 of this Agreement to Grantee.

             (d) Notwithstanding the foregoing, the Option may not be exercised if (i) Grantee is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

        3. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that

             (a) the Option Shares, and any Grantee Shares which are issued in payment of the Option Price, shall have been approved for listing on The Nasdaq Stock Market;

             (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Entity, if any, required in connection with the issuance by Issuer and the acquisition by Grantee of the Option Shares hereunder shall have been obtained or made; and

             (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

   The condition set forth in paragraph (a) above may be waived by Issuer, in the case of Grantee Shares, and by Grantee, in the case of Option Shares, in the sole discretion of the waiving party.

        4.   At any Closing,

             (a) Issuer shall deliver to Grantee or its designee a single certificate in definitive form representing the number of Option Shares designated by Grantee in its Exercise Notice, such certificate to be registered in the name of Grantee and to bear the legend set forth in
   Section 13; and

             (b) Grantee shall deliver to issuer the aggregate price for the Option Shares so designated and being purchased by

                  (i) wire transfer of immediately available funds or certified check or bank check, or

                  (ii) subject to the condition in Section 1(c)(ii), delivery of a certificate or certificates representing the number of Grantee Shares being issued by Grantee in consideration thereof, determined in accordance with Section 4(c).

             (c) In the event that Grantee issues Grantee Shares to Issuer in consideration of Option Shares pursuant to Section 4(b)(ii), the number of Grantee Shares to be so issued shall be equal to the quotient obtained by dividing:

                  (i) the product of (x) the number of Option Shares with respect to which the Option is being exercised and (y) the Option Price, by

                  (ii) the Fair Market Value of the Grantee Shares as of the date immediately preceding the date the Exercise Notice is delivered to Issuer.

             (d) Issuer shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
   Section 4.

        5. (a) Subject to the provisions of Section 8.3(d) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by Issuer, or the acquisition by Grantee, of the Option or the Option Shares upon exercise of the Option shall not have been obtained, Grantee shall have the right to receive, and Issuer shall pay to Grantee, an amount (the "Trigger Payment") equal to the product of

                  (i) the maximum number of Option Shares that would have been subject to purchases by Grantee upon exercise of the Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

                  (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by Grantee, and (B) the Option Price (but only if such Market/Offer Price is higher than such Option Price).

   Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to Grantee by Issuer on the Payment Date (as defined herein), by wire transfer or immediately available funds to an account to be designated in writing by Grantee not less than two business days before the Payment Date.

             (b) For purposes of this Section 5, "Payment Date" means the date on which termination fees are required to be paid by Issuer to Grantee under Sections 8.3(a) or 8.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5 or such later date as Grantee shall specify with two business days prior written notice to Issuer.

             (c) Issuer shall have no obligation to pay the Trigger Payment if Grantee is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

        6.   Issuer represents and warrants to Grantee that

             (a) Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the Option Shares pursuant to Section 8(a) to applicable law;

             (b) this Agreement has been duly and validly executed and delivered by Issuer, and, assuming the due authorization, execution and delivery hereof by Grantee and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms;

             (c) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved, the number of authorized and unissued Option Shares, such amount being subject to adjustment as provided in Sections 1 and 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law);

             (d) upon delivery of the Option Shares to Grantee upon the exercise of the Option, Grantee will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

             (e) except as described in Section 4.4 of the Merger Agreement, the execution and delivery of this Agreement by Issuer does not, and, subject to compliance with applicable law with respect to the repurchase of the Option Shares pursuant to Section 8(a), the consummation by Issuer of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "Violation") of Issuer or any of its Subsidiaries, pursuant to

                  (i) any provision of the Articles of Incorporation or the Bylaws of Issuer,

                  (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "Material Contract") of Issuer or its Subsidiaries or to which any of them is a party, or

                  (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets,

   which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have a Material Adverse Effect on Issuer (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of Option Shares pursuant to Section 8(a));

             (f) except as described in Section 4.4 of the Merger Agreement, the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Entity;

             (g) none of Issuer, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of Issuer to any person under circumstances that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as in effect on the date hereof, and, assuming the representations and warranties of Grantee contained in Section 7(g) are true and correct, the issuance, sale and delivery of the Option Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Issuer shall not take any action which would cause the issuance, sale, and delivery of the Option Shares hereunder not to be exempt from such requirements); and

             (h) any Grantee Shares acquired pursuant to this Agreement will be acquired for Issuer's own account, for investment purposes only, and will not be acquired by Issuer with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        7.   Grantee represents and warrants to Issuer that

             (a) Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

             (b) this Agreement has been duly and validly executed and delivered by Grantee and, assuming the due authorization, execution and delivery hereof by Issuer and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its respective terms;

             (c) prior to any delivery of Grantee Shares in consideration of the purchase of Option Shares pursuant hereto, Grantee will have taken all necessary corporate action to authorize for issuance and to permit it to issue such Grantee Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law);

             (d) upon any delivery of such Grantee Shares to Issuer in consideration of the purchase of the Option Shares pursuant hereto, Issuer will acquire the Grantee Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

             (e) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Grantee does not, and the consummation by Grantee of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by Grantee or any of its Subsidiaries, pursuant to

                  (i) any provision of the Articles of Incorporation or Bylaws of Grantee,

                  (ii) any Material Contract of Grantee or any of its Subsidiaries or to which any of them is a party, or

                  (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets,

   which Violation, in the case of each of clauses (ii) or (iii), would have a Material Adverse Effect on Grantee;

             (f) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Grantee does not, and the consummation by Grantee of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Entity; and

             (g) any Option Shares acquired upon exercise of the Option will be acquired for Grantee's own account, for investment purposes only and will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

        8. (a) At the request of Grantee by written notice (x) at any time during which the Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Issuer (or any successor entity thereof) shall, if permitted by applicable law, the Articles of Incorporation and Bylaws of the Issuer and Issuer's Material Contracts, repurchase from Grantee all or any portion of the Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to September 30, 1997, Issuer (or any successor entity thereof) shall, if permitted by applicable law, the Articles of Incorporation and Bylaws of Issuer and Issuer's Material Contracts, repurchase from Grantee all or any portion of the Option Shares purchased by Grantee pursuant to the Option, at the price set forth in subparagraph (ii) below:

                  (i) (A) The difference between the "Market/Offer Price" (as defined below) for shares of Issuer Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this
   Section 8 and the Option Price, multiplied by the number of Option Shares purchasable pursuant to the Option (or portion thereof with respect to which Grantee is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Option Price.

                       (B) For purposes of this Agreement, "Market/Offer Price" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving Issuer as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value per share of Issuer Common Stock as of such date.

                  (ii) (A) The product of (I) the sum of (a) the Option Price paid by Grantee per Option Share acquired pursuant to the Option, and (b) the difference between the "Offer Price" (as defined below) and the Option Price, but only if the Offer Price is greater than the Option Price, and (II) the number of Option Shares so to be repurchased pursuant to this Section 8.

                       (B) For purposes of this clause (ii), the "Offer Price" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving Issuer as the Target Party during the Repurchase Period prior to the delivery by Grantee of a notice of repurchase.

             (b) If Grantee shall have previously elected to purchase Option Shares pursuant to the exercise of the Option by the issuance and delivery of Grantee Shares, then Issuer shall, if so requested by Grantee, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Option Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such Grantee Shares to Grantee, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; provided, however, that if at any time less than all of the Option Shares so purchased by Grantee pursuant to the Option are to be repurchased by Issuer pursuant to Section 8(a)(y), then
   (i) Issuer shall be obligated to redeliver to Grantee the same proportion of such Grantee Shares as the number of Option Shares that Issuer is then obligated to repurchase bears to the number of Option Shares acquired by Grantee upon exercise of the Option and (ii) Grantee shall issue to Issuer new certificates representing those Grantee Shares which are not due to be redelivered to Grantee pursuant to this Section 8(b) to the extent that excess Grantee Shares are included in the certificates redelivered to Grantee by Issuer.

             (c)  In the event Grantee exercises its rights under this
   Section 8, Issuer shall, within ten business days thereafter, pay the required amount to Grantee in immediately available funds and Grantee shall surrender to Issuer the Option or the certificate or certificates evidencing the Option Shares purchased by Grantee pursuant hereto, and Grantee shall warrant that it owns the Option or such shares and that the Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

             (d) If Grantee has elected to purchase Option shares pursuant to the exercise of the Option by the issuance and delivery of Grantee Shares, notwithstanding that Grantee may no longer hold any such Option Shares or that Grantee elects not to exercise its other rights under this
   Section 8, Grantee may require, at any time or from time to time prior to September 30, 1997, Issuer to sell to Grantee any such Grantee Shares at the price attributed to such Grantee Shares pursuant to Section 4 plus interest at the publicly announced prime rate as published in the Wall Street Journal (Midwest Edition) on such amount from the Closing Date relating to the exchange of such Grantee shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such Grantee Shares paid during such period or declared and payable to shareholders of record on a date during such period.

             (e) In the event the repurchase price specified in Section 8(a) would subject the purchase of the Option or the Option Shares purchased by Grantee pursuant to the Option to a vote of the shareholders of Issuer pursuant to applicable law or the Articles of Incorporation of Issuer, then Grantee may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

        9. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("Restricted Shares"), including any Grantee Shares issued pursuant to Section 1(c), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

        10. (a) Prior to the Expiration Date, neither party shall, directly or indirectly, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or (ii) in accordance with Section 10(b) or
   Section 11.

             (b) Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

        11. (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering").

             (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of recognized standing on a national or regional basis (the "Manager"), stating that

                  (i) they have a good faith intention to commence promptly a Permitted Offering, and

                  (ii) Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

             (c) The Registrant (and/or any person designed by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

             (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

             (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

                  (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

                  (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

                       (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

                       (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

                       (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

             (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

             (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

             (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

             (i)  In connection with any registration effected under this
   Section 11, the parties agree

                  (i) to indemnify each other and the underwriters in the customary manner,

                  (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

                  (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road show presentations).

             (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

        12. Without limitation to any restriction on Issuer contained in this Agreement or in the Merger Agreement, in the event of any change in Issuer Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the Option Price provided in Section 1, shall be adjusted appropriately to restore to Grantee its rights hereunder, including the right to purchase from Issuer (or its successors) shares of Issuer Common Stock (or such other shares or securities into which Issuer Common Stock has been so changed) for the aggregate Option Price as provided in Section 1.

        13. Each certificate representing Option Shares issued to Grantee hereunder, and Grantee Shares, if any, delivered to Issuer at a Closing, shall include a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 13, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

   It is understood and agreed that:

                  (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee or Issuer, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

                  (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

                  (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

   In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

        14. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

             (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

             (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

             15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

             16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. Subject to Section 5, if for any reason any such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 8, the full number of Option Shares provided in Section 1 hereof (as the same may be adjusted), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

             17. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) at the respective addresses of the parties set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

             18. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

             19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

             20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral.

             22. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

             23. The time periods for exercises of certain rights under Sections 2, 5 and 8 shall be extended (but in no event by more than six months):

             (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights; and

             (b)  to the extent necessary to avoid any liability under
   Section 16(b) of the Exchange Act by reason of such exercise.

             24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                      FCB FINANCIAL CORP.


                                      By:
                                           Donald D. Parker
                                           President and Chief Executive
                                           Officer


                                      OSB FINANCIAL CORP.


                                      By:
                                           James J. Rothenbach
                                           President and Chief Executive
                                           Officer

                                                                    Exhibit B
                                                               Execution Copy

             STOCK OPTION AND TRIGGER PAYMENT AGREEMENT (the "Agreement"), dated November 13, 1996, between OSB Financial Corp., a Wisconsin corporation ("Issuer"), and FCB Financial Corp., a Wisconsin corporation ("Grantee").


                              W I T N E S S E T H:


             WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option and Trigger Agreement; and

             WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined).

             NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

        1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 230,866 fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation
   Law) shares (the "Option Shares") of Issuer's Common Stock, par value $0.01 per share ("Issuer Common Stock"), at a price of $24.375 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Issuer Common Stock for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Issuer Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

             (b) In the event that any additional shares of Issuer Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement (such event a "Change in Shares Outstanding Event"), the number of shares of Issuer Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such Change in Shares Outstanding Event, such number equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer to issue or redeem, repurchase, or retire shares of Issuer Common Stock or to authorize either the Issuer or the Grantee otherwise to breach any provision of the Merger Agreement.

             (c) The Option Price shall be payable, at the option of the Grantee, as follows:

                  (i)  in cash, or

                  (ii) subject to the receipt of all approvals of any Governmental Entity required for the Issuer to acquire, and Grantee to issue, the Grantee Shares (as defined below) from Grantee, in shares of common stock, $0.01 par value, of Grantee ("Grantee Shares"), in either case in accordance with Section 4 hereof.

             (d) As used in this Agreement, the "Fair Market Value" of any share shall be the average of the last sales price for such share on The Nasdaq Stock Market during the ten trading days prior to the fifth trading day preceding the date such Fair Market Value is to be determined.

        2. (a) The Option may be exercised by Grantee, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by Grantee under circumstances which could entitle Grantee to a termination fee (as opposed to the reimbursement of expenses only) under
   Section 8.3(a) of the Merger Agreement or Section 8.3(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated), any such event by which the Merger Agreement becomes so terminable by Grantee being referred to herein as a " Trigger Event."

             (b) (i) Issuer shall notify Grantee promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

                  (ii) In the event Grantee wishes to exercise the Option, Grantee shall deliver to Issuer written notice (an "Exercise Notice") specifying the total number of Option Shares it wishes to purchase.

                  (iii) Upon the giving by Grantee of Issuer of the Exercise Notice and the tender of the applicable aggregate Option Price, Grantee, to the extent permitted by law and Issuer's organizational documents, and provided that the conditions to Issuer's obligation to issue Option Shares to Grantee hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the Option Shares issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such Option Shares shall not then be actually delivered to Grantee.

                  (iv) Each closing of a purchase of Option Shares (a "Closing") shall occur at a place, on a date, and at a time designated by Grantee in an Exercise Notice delivered at least two business days prior to the date of the Closing.

             (c)  The Option shall terminate upon the earliest to occur of:

                  (i)  the Effective Time of the Merger;

                  (ii) the termination of the Merger Agreement pursuant to
   Section 8.1 thereof, other than under circumstances which also constitute a Trigger Event under this Agreement;

                  (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180-day period, the Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than September 30, 1997); and

                  (iv) payment by Issuer of the Trigger Payment set forth in
   Section 5 of this Agreement to Grantee.

             (d) Notwithstanding the foregoing, the Option may not be exercised if (i) Grantee is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement, or (ii) a Trigger Payment has been paid pursuant to Section 5 of this Agreement or demand therefor has been made and not withdrawn.

        3. The obligation of Issuer to issue Option Shares to Grantee hereunder is subject to the conditions that

             (a) the Option Shares, and any Grantee Shares which are issued in payment of the Option Price, shall have been approved for listing on The Nasdaq Stock Market;

             (b) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Entity, if any, required in connection with the issuance by Issuer and the acquisition by Grantee of the Option Shares hereunder shall have been obtained or made; and

             (c) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

   The condition set forth in paragraph (a) above may be waived by Issuer, in the case of Grantee Shares, and by Grantee, in the case of Option Shares, in the sole discretion of the waiving party.

        4.   At any Closing,

             (a) Issuer shall deliver to Grantee or its designee a single certificate in definitive form representing the number of Option Shares designated by Grantee in its Exercise Notice, such certificate to be registered in the name of Grantee and to bear the legend set forth in
   Section 13; and

             (b) Grantee shall deliver to issuer the aggregate price for the Option Shares so designated and being purchased by

                  (i) wire transfer of immediately available funds or certified check or bank check, or

                  (ii) subject to the condition in Section 1(c)(ii), delivery of a certificate or certificates representing the number of Grantee Shares being issued by Grantee in consideration thereof, determined in accordance with Section 4(c).

             (c) In the event that Grantee issues Grantee Shares to Issuer in consideration of Option Shares pursuant to Section 4(b)(ii), the number of Grantee Shares to be so issued shall be equal to the quotient obtained by dividing:

                  (i) the product of (x) the number of Option Shares with respect to which the Option is being exercised and (y) the Option Price, by

                  (ii) the Fair Market Value of the Grantee Shares as of the date immediately preceding the date the Exercise Notice is delivered to Issuer.

             (d) Issuer shall pay all expenses, and any and all federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
   Section 4.

        5. (a) Subject to the provisions of Section 8.3(d) of the Merger Agreement, if a Trigger Event shall have occurred and any regulatory approval or order required for the issuance by Issuer, or the acquisition by Grantee, of the Option or the Option Shares upon exercise of the Option shall not have been obtained, Grantee shall have the right to receive, and Issuer shall pay to Grantee, an amount (the "Trigger Payment") equal to the product of

                  (i) the maximum number of Option Shares that would have been subject to purchases by Grantee upon exercise of the Option pursuant to Sections 1 and 2 hereof if all such regulatory approvals or orders had been obtained, and

                  (ii) the difference between (A) the Market/Offer Price (as defined herein), determined as of the date on which notice of demand for the Trigger Payment is given by Grantee, and (B) the Option Price (but only if such Market/Offer Price is higher than such Option Price).

   Demand for the Trigger Payment shall be given by notice in accordance with the provisions of Section 17 hereof. The Trigger Payment shall be paid to Grantee by Issuer on the Payment Date (as defined herein), by wire transfer or immediately available funds to an account to be designated in writing by Grantee not less than two business days before the Payment Date.

             (b) For purposes of this Section 5, "Payment Date" means the date on which termination fees are required to be paid by Issuer to Grantee under Sections 8.3(a) or 8.3(b), as the case may be, of the Merger Agreement as a result of the occurrence of the Trigger Event referred to in subsection (a) of this Section 5 or such later date as Grantee shall specify with two business days prior written notice to Issuer.

             (c) Issuer shall have no obligation to pay the Trigger Payment if Grantee is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

        6.   Issuer represents and warrants to Grantee that

             (a) Issuer has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the Option Shares pursuant to Section 8(a) to applicable law;

             (b) this Agreement has been duly and validly executed and delivered by Issuer, and, assuming the due authorization, execution and delivery hereof by Grantee and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of Issuer, enforceable against Issuer in accordance with its terms;

             (c) Issuer has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the Option, and at all times from the date hereof through the expiration of the Option will have reserved, the number of authorized and unissued Option Shares, such amount being subject to adjustment as provided in Sections 1 and 12, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided by Section 180.0622(2)(b) of the Wisconsin Business Corporation Law);

             (d) upon delivery of the Option Shares to Grantee upon the exercise of the Option, Grantee will acquire the Option Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

             (e) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Issuer does not, and, subject to compliance with applicable law with respect to the repurchase of the Option Shares pursuant to Section 8(a), the consummation by Issuer of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation, acceleration, loss or creation, hereinafter a "Violation") of Issuer or any of its Subsidiaries, pursuant to

                  (i) any provision of the Articles of Incorporation or the Bylaws of Issuer,

                  (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license (any of the foregoing in effect on the date hereof being referred to as a "Material Contract") of Issuer or its Subsidiaries or to which any of them is a party, or

                  (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or its properties or assets,

   which Violation, in the case of each clauses (ii) and (iii), could reasonably be expected to have a Material Adverse Effect on Issuer (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of Option Shares pursuant to Section 8(a));

             (f) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Issuer does not, and the performance of this Agreement by Issuer will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Entity;

             (g) none of Issuer, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of Issuer to any person under circumstances that would cause the issuance and sale of the Option Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), as in effect on the date hereof, and, assuming the representations and warranties of Grantee contained in Section 7(g) are true and correct, the issuance, sale and delivery of the Option Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and Issuer shall not take any action which would cause the issuance, sale, and delivery of the Option Shares hereunder not to be exempt from such requirements); and

             (h) any Grantee Shares acquired pursuant to this Agreement will be acquired for Issuer's own account, for investment purposes only, and will not be acquired by Issuer with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

        7.   Grantee represents and warrants to Issuer that

             (a) Grantee has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

             (b) this Agreement has been duly and validly executed and delivered by Grantee and, assuming the due authorization, execution and delivery hereof by Issuer and the receipt of all required regulatory approvals, constitutes a valid and binding obligation of Grantee, enforceable against Grantee in accordance with its respective terms;

             (c) prior to any delivery of Grantee Shares in consideration of the purchase of Option Shares pursuant hereto, Grantee will have taken all necessary corporate action to authorize for issuance and to permit it to issue such Grantee Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law);

             (d) upon any delivery of such Grantee Shares to Issuer in consideration of the purchase of the Option Shares pursuant hereto, Issuer will acquire the Grantee Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

             (e) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Grantee does not, and the consummation by Grantee of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by Grantee or any of its Subsidiaries, pursuant to

                  (i) any provision of the Articles of Incorporation or Bylaws of Grantee,

                  (ii) any Material Contract of Grantee or any of its Subsidiaries or to which any of them is a party, or

                  (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets,

   which Violation, in the case of each of clauses (ii) or (iii), would have a Material Adverse Effect on Grantee;

             (f) except as described in Section 3.4 of the Merger Agreement, the execution and delivery of this Agreement by Grantee does not, and the consummation by Grantee of the transactions contemplated hereby will not, require any consent, approval, authorization or permit of, filing with or notification to, any Governmental Entity; and

             (g) any Option Shares acquired upon exercise of the Option will be acquired for Grantee's own account, for investment purposes only and will not be, and the Option is not being, acquired by Grantee with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

        8. (a) At the request of Grantee by written notice (x) at any time during which the Option is exercisable pursuant to Section 2 (the "Repurchase Period"), Issuer (or any successor entity thereof) shall, if permitted by applicable law, the Articles of Incorporation and Bylaws of the Issuer and Issuer's Material Contracts, repurchase from Grantee all or any portion of the Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to September 30, 1997, Issuer (or any successor entity thereof) shall, if permitted by applicable law, the Articles of Incorporation and Bylaws of Issuer and Issuer's Material Contracts, repurchase from Grantee all or any portion of the Option Shares purchased by Grantee pursuant to the Option, at the price set forth in subparagraph (ii) below:

                  (i) (A) The difference between the "Market/Offer Price" (as defined below) for shares of Issuer Common Stock as of the date Grantee gives notice of its intent to exercise its rights under this
   Section 8 and the Option Price, multiplied by the number of Option Shares purchasable pursuant to the Option (or portion thereof with respect to which Grantee is exercising its rights under this Section 8), but only if the Market/Offer Price is greater than the Option Price.

                       (B) For purposes of this Agreement, "Market/Offer Price" shall mean, as of any date, the higher of (I) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving Issuer as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (II) the Fair Market Value per share of Issuer Common Stock as of such date.

                  (ii) (A) The product of (I) the sum of (a) the Option Price paid by Grantee per Option Share acquired pursuant to the Option, and (b) the difference between the "Offer Price" (as defined below) and the Option Price, but only if the Offer Price is greater than the Option Price, and (II) the number of Option Shares so to be repurchased pursuant to this Section 8.

                       (B) For purposes of this clause (ii), the "Offer Price" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving Issuer as the Target Party during the Repurchase Period prior to the delivery by Grantee of a notice of repurchase.

             (b) If Grantee shall have previously elected to purchase Option Shares pursuant to the exercise of the Option by the issuance and delivery of Grantee Shares, then Issuer shall, if so requested by Grantee, in fulfillment of its obligation pursuant to Section 8(a)(y) (that is, with respect to the Option Price only and without limitation to its obligation to pay additional consideration under clause (b) of Section 8(a)(ii)(A)(I)), redeliver the certificates for such Grantee Shares to Grantee, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; provided, however, that if at any time less than all of the Option Shares so purchased by Grantee pursuant to the Option are to be repurchased by Issuer pursuant to Section 8(a)(y), then
   (i) Issuer shall be obligated to redeliver to Grantee the same proportion of such Grantee Shares as the number of Option Shares that Issuer is then obligated to repurchase bears to the number of Option Shares acquired by Grantee upon exercise of the Option and (ii) Grantee shall issue to Issuer new certificates representing those Grantee Shares which are not due to be redelivered to Grantee pursuant to this Section 8(b) to the extent that excess Grantee Shares are included in the certificates redelivered to Grantee by Issuer.

             (c)  In the event Grantee exercises its rights under this
   Section 8, Issuer shall, within ten business days thereafter, pay the required amount to Grantee in immediately available funds and Grantee shall surrender to Issuer the Option or the certificate or certificates evidencing the Option Shares purchased by Grantee pursuant hereto, and Grantee shall warrant that it owns the Option or such shares and that the Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

             (d) If Grantee has elected to purchase Option shares pursuant to the exercise of the Option by the issuance and delivery of Grantee Shares, notwithstanding that Grantee may no longer hold any such Option Shares or that Grantee elects not to exercise its other rights under this
   Section 8, Grantee may require, at any time or from time to time prior to September 30, 1997, Issuer to sell to Grantee any such Grantee Shares at the price attributed to such Grantee Shares pursuant to Section 4 plus interest at the publicly announced prime rate as published in the Wall Street Journal (Midwest Edition) on such amount from the Closing Date relating to the exchange of such Grantee shares pursuant to Section 4 to the Closing Date under this Section 8(d) less any dividends on such Grantee Shares paid during such period or declared and payable to shareholders of record on a date during such period.

             (e) In the event the repurchase price specified in Section 8(a) would subject the purchase of the Option or the Option Shares purchased by Grantee pursuant to the Option to a vote of the shareholders of Issuer pursuant to applicable law or the Articles of Incorporation of Issuer, then Grantee may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

        9. Following the date hereof and prior to the fifth anniversary of the date hereof (the "Expiration Date"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("Restricted Shares"), including any Grantee Shares issued pursuant to Section 1(c), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

        10. (a) Prior to the Expiration Date, neither party shall, directly or indirectly, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 8, or (ii) in accordance with Section 10(b) or
   Section 11.

             (b) Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

        11. (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "Designated Holder") may by written notice (the "Registration Notice") to the other party (the "Registrant") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "Registrable Securities") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "Permitted Offering").

             (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of recognized standing on a national or regional basis (the "Manager"), stating that

                  (i) they have a good faith intention to commence promptly a Permitted Offering, and

                  (ii) Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

             (c) The Registrant (and/or any person designed by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

             (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 11(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

             (e) If the Registrant does not elect to exercise its option pursuant to this Section 11 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; provided, however, that

                  (i) neither party shall be entitled to demand more than an aggregate of two effective registration statements hereunder, and

                  (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

                       (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would be required to be disclosed if a registration statement were filed at that time;

                       (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

                       (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

             (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 11 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; provided, however, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

             (g) The registration rights set forth in this Section 11 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

             (h) A registration effected under this Section 11 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

             (i)  In connection with any registration effected under this
   Section 11, the parties agree

                  (i) to indemnify each other and the underwriters in the customary manner,

                  (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

                  (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road show presentations).

             (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 11 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

        12. Without limitation to any restriction on Issuer contained in this Agreement or in the Merger Agreement, in the event of any change in Issuer Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the Option, and the Option Price provided in Section 1, shall be adjusted appropriately to restore to Grantee its rights hereunder, including the right to purchase from Issuer (or its successors) shares of Issuer Common Stock (or such other shares or securities into which Issuer Common Stock has been so changed) for the aggregate Option Price as provided in Section 1.

        13. Each certificate representing Option Shares issued to Grantee hereunder, and Grantee Shares, if any, delivered to Issuer at a Closing, shall include a legend in substantially the following form:

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN A STOCK OPTION AND TRIGGER PAYMENT AGREEMENT, DATED AS OF NOVEMBER 13, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

   It is understood and agreed that:

                  (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee or Issuer, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the Securities and Exchange Commission, or an opinion of counsel, in form and substance reasonably satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

                  (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

                  (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

   In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 11 shall not be required to bear the legend set forth in this Section 13.

        14. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

             (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

             (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

             (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 11 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

             15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

             16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. Subject to Section 5, if for any reason any such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase pursuant to Section 8, the full number of Option Shares provided in Section 1 hereof (as the same may be adjusted), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

             17. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) at the respective addresses of the parties set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

             18. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

             19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

             20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

             21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral.

             22. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

             23. The time periods for exercises of certain rights under Sections 2, 5 and 8 shall be extended (but in no event by more than six months):

             (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights; and

             (b)  to the extent necessary to avoid any liability under
   Section 16(b) of the Exchange Act by reason of such exercise.

             24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

             IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.


                                      FCB FINANCIAL CORP.

                                      By:
                                           Donald D. Parker
                                           President and Chief Executive
                                           Officer

                                      OSB FINANCIAL CORP.


                                      By:
                                           James J. Rothenbach
                                           President and Chief Executive
                                           Officer

                                                                    Exhibit C
                                                               Execution Copy

                                 Plan of Merger
                                     Between
                               FCB Financial Corp.
                                       and
                               OSB Financial Corp.


             PLAN OF MERGER (this "Plan"), dated as of November 13, 1996, by and between FCB Financial Corp., a Wisconsin corporation ("FCB"), and OSB Financial Corp., a Wisconsin corporation ("OSB").

             WHEREAS, the Boards of Directors of FCB and OSB have determined that it is in the best interests of their respective corporations and their shareholders to consummate a merger in which OSB will merge with and into FCB (the "Merger"), so that FCB is the resulting corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger;

             WHEREAS, FCB and OSB have entered into an Agreement and Plan of Merger, dated November 13, 1996 (the "Agreement"), which sets forth the terms of the Merger;

             WHEREAS, this Plan provides for the terms and conditions of the Merger and the mode for carrying the Merger into effect.

             NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER

             1.1 The Merger. Subject to the terms and conditions of the Agreement and this Plan, and in accordance with the Wisconsin Business Corporation Law (the "WBCL"), at the Effective Time (as defined in Section 1.2), OSB shall merge with and into FCB, and FCB shall survive the Merger and shall continue its corporate existence under the laws of the State of Wisconsin. Upon consummation of the Merger, the separate corporate existence of OSB shall terminate and the name of the Surviving Corporation shall be "FCB Financial Corp."

             1.2 Effective Time. The Merger shall become effective upon the later of (a) the time of filing of Articles of Merger with the Department of Financial Institutions of the State of Wisconsin (the "Wisconsin Department") and (b) the effective date and time of the Merger as set forth in such Articles of Merger. The parties shall each use reasonable efforts to cause Articles of Merger to be filed on the Closing Date (as defined in Section 1.19). The term "Effective Time" shall be the date and time when the Merger becomes effective, in accordance with this
   Section 1.2.

             1.3 Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Section 180.1106 of the WBCL.

             1.4  Conversion of OSB Common Stock; Treatment of FCB Common
   Stock.
   *
                  (a) At the Effective Time, subject to Section 2.2, by virtue of the Merger and without any action on the part of OSB, or the holder of any securities of OSB, each share of the common stock, $.01 par value, of OSB (the "OSB Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 1.4(c)) shall be converted into the right to receive 1.46 shares (the "OSB Exchange Ratio") of the common stock, par value $.01 per share, of FCB (the "FCB Common Stock").

                  (b) All of the shares of OSB Common Stock converted into FCB Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each an "OSB Common Stock Certificate") previously representing any such shares of OSB Common Stock shall thereafter represent only the right to receive
        (i) a certificate representing the number of whole shares of FCB Common Stock (each an "FCB Common Stock Certificate") and (ii) cash in lieu of fractional shares into which the shares of OSB Common Stock previously represented by such OSB Common Stock Certificate have been converted pursuant to this Section 1.4 and Section 2.2.
        OSB Common Stock Certificates previously representing shares of OSB Common Stock shall be exchanged for FCB Common Stock Certificates representing whole shares of FCB Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such OSB Common Stock Certificates in accordance with Section 2.2, without any interest thereon.

                  (c) At the Effective Time, all shares of OSB Common Stock that are owned by OSB as treasury stock, owned by the Oshkosh Savings Bank, FSB Management Development and Recognition Plan and not allocated to participants thereunder or owned by FCB, if any, shall be canceled and shall cease to exist, and no stock of FCB or other consideration shall be delivered in exchange therefor.

                  (d) At and after the Effective Time, each share of FCB Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

             1.5 Articles of Incorporation. The Articles of Incorporation of FCB in effect as of the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

             1.6 By-Laws. The By-Laws of FCB in effect as of the Effective Time shall be the By-Laws of the Surviving Corporation after the Merger until thereafter amended in accordance with applicable law.

             1.7 Tax Consequences. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Agreement and this Plan shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

             1.8 Board of Directors of the Surviving Corporation From and after the Effective Time, the Board of Directors of the Surviving Corporation shall consist of fourteen (14) persons, including Donald D. Parker and James J. Rothenbach. Six (6) directors, in addition to Donald
   D. Parker, shall have been selected by FCB ("FCB Representatives"), and six (6) directors, in addition to James J. Rothenbach, shall have been selected by OSB (the "OSB Representatives"). The FCB Representatives and the OSB Representatives, respectively, shall be divided as equally as practicable among the three classes of directors of the Surviving Corporation and shall serve in such capacities until their successors shall have been elected or appointed and shall have qualified in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation and the WBCL. Directors chosen from among the FCB Representatives and the OSB Representatives shall be equally represented on the personnel committee (which shall have four members) and the executive committee, if any, of the Board of Directors of the Surviving Corporation.

             1.9 Closing. Subject to the terms and conditions of the Agreement and this Plan, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date and at a place to be specified by the parties, which shall be no later than the first business day in the calendar month immediately following the month in which the last of the conditions precedent to the Merger set forth in Article VII of the Agreement is satisfied or waived, or at such other time, date and place as OSB and FCB shall mutually agree (the "Closing Date").

                                   ARTICLE II
                              CONVERSION OF SHARES

             2.1 FCB to Make Shares Available. At or prior to the Effective Time, FCB shall deposit, or shall cause to be deposited, with a bank, trust company or other entity reasonably acceptable to OSB (the "Exchange Agent"), for the benefit of the holders of OSB Common Stock Certificates, for exchange in accordance with this Article II, FCB Common Stock Certificates and cash in lieu of any fractional shares of FCB Common Stock (such cash and FCB Common Stock Certificates, together with any dividends or distributions with respect thereto paid after the Effective Time, being hereinafter referred to as the "Conversion Fund") to be issued pursuant to
   Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of OSB Common Stock.

             2.2  Exchange of Certificates.

                  (a) As soon as practicable after the Effective Time, and in no event later than ten (10) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more OSB Common Stock Certificates a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the OSB Common Stock Certificates shall pass, only upon delivery of the OSB Common Stock Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the OSB Common Stock Certificates in exchange for FCB Common Stock Certificates and any cash in lieu of fractional shares into which the shares of OSB Common Stock represented by such OSB Common Stock Certificate or Certificates shall have been converted pursuant to the Agreement and this Plan. Upon proper surrender of an OSB Common Stock Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such OSB Common Stock Certificate shall be entitled to receive in exchange therefor, as applicable, (i) an FCB Common Stock Certificate representing that number of whole shares of FCB Common Stock to which such holder of OSB Common Stock shall have become entitled pursuant to the provisions of Section 1.4 hereof, and (ii) a check representing the amount of any cash in lieu of fractional shares that such holder has the right to receive in respect of such OSB Common Stock Certificate, and the OSB Common Stock Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any cash in lieu of fractional shares payable to holders of OSB Common Stock Certificates.

                  (b) If any FCB Common Stock Certificate is to be issued in a name other than that in which the OSB Common Stock Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the OSB Common Stock Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of an FCB Common Stock Certificate in any name other than that of the registered holder of the OSB Common Stock Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                  (c) After the Effective Time, there shall be no transfers on the stock transfer books of OSB of the shares of OSB Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, OSB Common Stock Certificates are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for FCB Common Stock Certificates representing shares of FCB Common Stock as provided in this Article II.

                  (d) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of FCB Common Stock shall be issued upon the surrender for exchange of OSB Common Stock Certificates, no dividend or distribution with respect to FCB Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of the Surviving Corporation. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former shareholder of OSB who otherwise would be entitled to receive such fractional share an amount in cash determined by multiplying (i) the average of the last sales price for FCB Common Stock as reported on The Nasdaq Stock Market for the twenty (20) trading days immediately preceding the fifth trading day prior to the Closing Date by (ii) the fraction of a share (rounded to the nearest tenth when expressed as an Arabic number) of FCB Common Stock to which such holder would otherwise be entitled to receive pursuant to
        Section 1.4.

                  (e) Any portion of the Conversion Fund that remains unclaimed by the shareholders of OSB for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any shareholders of OSB who have not theretofore complied with this
        Article II shall thereafter look only to the Surviving Corporation for the issuance of certificates representing shares of FCB Common Stock and the payment of cash in lieu of any fractional shares and any unpaid dividends and distributions on the FCB Common Stock deliverable in respect of each share of OSB Common Stock such shareholder holds as determined pursuant to the Agreement and this Plan, in each case, without any interest thereon. Notwithstanding the foregoing, none of FCB, OSB, the Exchange Agent or any other person shall be liable to any former holder of shares of OSB Common Stock, for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (f) In the event any OSB Common Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such OSB Common Stock Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such person of a bond in such amount as the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such OSB Common Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate an FCB Common Stock Certificate representing the shares of FCB Common Stock and any cash in lieu of fractional shares deliverable in respect thereof pursuant to the Agreement and this Plan.

                                   ARTICLE III
                              SHAREHOLDER APPROVALS

             3.1 Each of FCB and OSB shall call a meeting of its shareholders to be held as soon as reasonably practicable for the purpose of voting upon the Agreement and this Plan (and, in the case of FCB, the issuance of shares of FCB Common Stock in the Merger), and, subject to the terms and conditions of the Agreement and this Plan, each of FCB and OSB shall use reasonable efforts to cause such meetings to occur on the same date and each shall use all reasonable efforts to obtain shareholder approval of the Agreement, this Plan and the Merger.

                                   ARTICLE IV
                               GENERAL PROVISIONS

             4.1 Termination. Notwithstanding anything herein to the contrary, in the event the Agreement shall have been terminated pursuant to Section 8.1 thereof, this Plan shall automatically terminate.

             4.2 Counterparts. This Plan may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

             4.3 Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Wisconsin, without regard to any applicable conflicts of law.

             4.4 Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of FCB or OSB, provided, however, that after any approval of the transactions contemplated by this Plan by the respective shareholders of FCB or OSB, there may not be, without further approval of such shareholders, any amendment of this Plan which changes the amount or the form of the consideration to be delivered to the holders of OSB Common Stock hereunder other than as contemplated by the Agreement and this Plan. This Plan may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

             IN WITNESS WHEREOF, FCB and OSB have caused this Plan to be executed by their respective officers thereunto duly authorized as of the date first above written.




   FCB FINANCIAL CORP.                OSB FINANCIAL CORP.



   By:                                     By:
        Name:  Donald D. Parker                 Name:  James J. Rothenbach
        Title: President and                    Title: President and
               Chief Executive Officer                 Chief Executive
                                                       Officer

                                                                    Exhibit D


                     Directors of the Surviving Corporation




           Director                 Company Represented    Class

           Walter H. Drew           FCB                    I

           Donald S. Koskinen       FCB                    I

           David L. Baston          OSB                    I

           Ronald L. Tenpas         OSB                    I

           David L. Erdmann         FCB                    II

           Donald D. Parker         FCB                    II

           William A. Raaths        FCB                    II

           David L. Geurden         OSB                    II

           David L. Omachinski      OSB                    II

           Richard A. Bergstrom     FCB                    III

           William J. Schmidt       FCB                    III

           Thomas C. Butterbrodt    OSB                    III

           Dr. Edwin L. Downing     OSB                    III

           James J. Rothenbach      OSB                    III




   Class I: Term of office expires at the first annual meeting of shareholders of the Surviving Corporation subsequent to the Closing Date.

   Class II:   Term of office expires at the second annual meeting of
               shareholders of the Surviving Corporation subsequent to the Closing Date.

   Class III:  Term of office expires at the third annual meeting of shareholders of the Surviving Corporation subsequent to the Closing Date.

                                                                    Exhibit E

         List of Directors and Executive Officers of the Surviving Bank



   Executive Officers of the Surviving Bank


   Name                          Position

   Donald D. Parker              Chairman of the Board of Directors
   James J. Rothenbach           President and Chief Executive Officer
   Phillip J. Schoofs            Vice President, Treasurer and Chief
                                 Financial Officer
   Harold L. Hermansen           Vice President -- Retail Lending and
                                 Secretary
   Theodore W. Hoff              Vice President -- Retail Sales and Service



   Directors of the Surviving Bank

   David L. Baston
   Richard A. Bergstrom
   Thomas C. Butterbrodt
   Dr. Edwin L. Downing
   Walter H. Drew
   David L. Erdmann
   David L. Geurden
   Donald S. Koskinen
   David L. Omachinski
   Donald D. Parker
   William A. Raaths
   James J. Rothenbach
   William J. Schmidt
   Ronald L. Tenpas

                                                                    Exhibit F


                           Form of Affiliate Agreement


                                      _______________, 19___


   FCB Financial Corp.
   108 East Wisconsin Avenue
   Neenah, Wisconsin 54956

        Re: Agreement and Plan of Merger, dated November __, 1996, between FCB Financial Corp. and OSB Financial Corp.

   Gentlemen:

               Reference is made to the Agreement and Plan of Merger (the "Agreement") dated as of November __, 1996, by and between FCB Financial Corp., a Wisconsin corporation ("FCB"), and OSB Financial Corp., a Wisconsin corporation ("OSB"), providing for the merger of OSB with and into FCB (the "Merger") whereby FCB is the resulting corporation (the "Surviving Corporation"). Under the terms of the Agreement, all of the outstanding shares of common stock of OSB, $0.01 par value (the "OSB Common Stock"), will be converted into shares of common stock of FCB, $0.01 par value (the "FCB Common Stock").

               The undersigned has been advised that the issuance of shares of FCB Common Stock to the undersigned in connection with the Merger will be registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-4 and that such registration will not cover any resale or other disposition of FCB Common Stock. The undersigned also has been advised that the undersigned may be deemed to be an affiliate of the Surviving Corporation within the meaning of Rule 145 of the rules and regulations of the SEC under the Securities Act and that the shares of FCB Common Stock acquired by the undersigned in connection with the Merger may only be disposed of in conformity with the provisions hereof.

               The undersigned represents and warrants to and agrees with OSB, FCB and the Surviving Corporation as follows:

               (a) The undersigned shall not sell, exchange, transfer or otherwise dispose of any shares of FCB Common Stock received by the undersigned in the Merger except (i) at such time as a registration statement under the Securities Act covering sales of such FCB Common Stock by the undersigned is effective, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145 under the Securities Act, or (iii) in a transaction which, in the opinion of counsel for the undersigned or as described in a "no-action" or interpretive letter from the staff of the SEC, in each case satisfactory to FCB, is not required to be registered under the Securities Act. The undersigned acknowledges and agrees that FCB is under no obligation to register the sale, transfer or other disposition of such FCB Common Stock by the undersigned or on his or her behalf, or to take any other action necessary to make an exemption from registration available.

               (b) FCB shall not be bound by any attempted sale of any shares of FCB Common Stock by the undersigned, and FCB's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement. There will be placed on the certificate representing the shares of FCB Common Stock issued to the undersigned in the Merger, or any substitutions therefor, a restrictive legend stating in substance:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF RULE 145(d), PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SAID RULE."

               (c) The provisions of paragraphs (a) and (b) hereof shall also apply to any securities which may be paid as a dividend or otherwise distributed on or with respect to, or issued or delivered in exchange or substitution for, shares of FCB Common Stock received in the Merger by the undersigned.

               (d) The undersigned does not have any present plan or intention to sell or otherwise dispose of shares of FCB Common Stock received by the undersigned in the Merger. The undersigned undertakes to give prompt written notice to FCB, c/o James J. Rothenbach, President and Chief Executive Officer, if and as soon as, anytime after the date hereof, the undersigned has a plan or intention to sell or otherwise dispose of shares of FCB Common Stock received by the undersigned in the Merger. [To be included only in those letters furnished by 5% shareholders]

               (e) The undersigned has the capacity to enter into this Letter Agreement and to make the representations, warranties and agreements herein, and to perform the obligations of the undersigned hereunder. This Letter Agreement constitutes a valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms. This Letter Agreement shall be binding upon, and enforceable against, administrators, executors, personal representatives, donees, heirs, legatees and devisees of the undersigned, and any pledgee holding as collateral any shares of FCB Common Stock issued to the undersigned in the Merger, and any such person shall be required to acknowledge in writing the terms of this Letter Agreement.

               FCB agrees that the stop transfer instructions and legend referred to in paragraph (c) hereof will be promptly removed upon (i) the sale, exchange, transfer or other disposition of the FCB Common Stock received in the Merger in full compliance with the provisions of this Letter Agreement or (ii) two (2) years after the effective date of the Merger, provided that, in the latter case, the undersigned is not an affiliate of FCB and adequate current public information with respect to the Surviving Corporation is then available, within the meaning of Rule 144(c) under the Securities Act.

               This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                                      Very truly yours,




                                      [Name]

   Agreed to and accepted this
   ___ day of ___________, 199___.


   FCB FINANCIAL CORP.



   By:
   Title:

                                                                    Exhibit G
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ____ day of _____, 1997 between FCB Financial Corp., a Wisconsin corporation (the "Company"), Fox Cities Bank, F.S.B., a federal savings bank which is wholly-owned by the Company (the "Bank") and Donald D. Parker (the "Executive").

               WHEREAS, the Company and OSB Financial Corp. ("OSB Financial") entered into an Agreement and Plan of Merger, dated _______, 1996 (the "Merger Agreement"), providing for the combination of the Company and OSB Financial Corp. and a concurrent combination of the Bank and Oshkosh Savings Bank, F.S.B. ("OSB Bank") in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

               WHEREAS, prior to the Merger, the Bank employed the Executive as President and Chief Executive Officer of the Bank;

               WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof;

               WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank; and

               WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

   1.1  Term of Employment.

        The Bank hereby employs Executive for a period commencing on _______, 1997 (the "Commencement Date") and terminating on October 31, 1999, subject to earlier termination as provided in Article II hereof.

   1.2  Duties of Executive.

        The Bank hereby employs Executive, and Executive hereby accepts employment with the Bank, upon the terms and conditions hereinafter set forth for the term of this Agreement. Executive is employed by the Bank to perform the duties of Chairman of the Board of the Bank, and the
   Company shall cause the Bank to appoint Executive to such position.   As
   part of Executive's employment by the Bank hereunder, Executive shall also serve as, and the Company hereby appoints Executive during the term of his employment by the Bank hereunder to serve as, Chairman of the Board of the Company. The services to be performed by the Executive shall include those normally performed by the Chairman of the Board of similar banking organizations and as directed by the Board of Directors of the Company and the Bank, respectively, which are not inconsistent with the foregoing. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company and the Bank each agree that during the term of this Agreement it will not reduce the Executive's current job title, status or responsibilities without the Executive's consent. Furthermore, Executive shall not be required, without his express written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan area, except for reasonable business travel in connection with the business of the Company and the Bank. During the term of this Agreement, Executive shall also serve as a director of the Company (subject to being elected by shareholders) and the Bank and shall be entitled to receive applicable director's fees (including fees for committee meetings) for service as a director of the Company and the Bank.


   1.3  Compensation.

        The Bank agrees to compensate, and the Company agrees to cause the Bank to compensate, the Executive for his services hereunder during the term of this Agreement by payment of a salary at the annual rate of $139,200 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Bank, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans as may from time to time be established by the Company or the Bank on an equivalent basis as other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers). All directors and committee meeting fees in respect to the Company and the Bank received by Executive shall be included along with his salary for purposes of computing any amount to which he may become entitled under any bonus or similar plan of the Company and the Bank.

   1.4  Benefits.

        (a)    Executive shall be provided the following additional benefits,
   (i) participation in any pension, profit-sharing, deferred compensation or other retirement plan, (ii) medical, dental and life insurance coverage consistent with coverages provided to other executive officers of the Bank (which initially will include a 30% co-pay by the Executive), (iii) the use of an automobile and membership or appropriate affiliation with a service club and a recreational club, (iv) reimbursement of business expenses reasonably incurred in connection with his employment and expenses incurred by his spouse when accompanying Executive, (v) paid vacations and sick leave in accordance with prevailing policies of the Bank, provided that allowed vacations shall in no event be less than five weeks per annum, and (vi) such other benefits as are provided to other executive officers of the Bank; provided that amounts allocated to Executive's personal use under clause (iii) above and additional charges for Executive's spouse pursuant to clause (iv) above shall be treated as taxable income to Executive in accordance with applicable Bank policies.

        (b) If Executive shall become temporarily disabled or incapacitated to the extent that he is unable to perform the duties of Chairman of the Board of the Company or the Bank for three (3) consecutive months, he shall nevertheless be entitled to receive 100 percent of his compensation under Section 1.3 of this Agreement for the period of his disability up to three (3) months, less any amount paid to the Executive under any other disability program maintained by the Company or the Bank or disability insurance policy maintained for the benefit of Executive by the Company or the Bank. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active employment on other than a full-time basis with the approval of the Board of Directors of the Bank, then his compensation (as set forth in Section 1.3 of this Agreement) shall be reduced proportionately based upon the fraction of full-time employment devoted by Executive to his employment and responsibilities at the Bank and the Company. But, if he is again unable to perform the duties of Chairman of the Board of the Company and the Bank hereunder due to disability or incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Section (b).

        (c) It is the intention of the Company that, within 30 days after the date of this Agreement, the Company shall cause 10,000 non-tax-qualified stock options (exercisable for shares of the Company's common stock) to be granted to Executive. The 10,000 stock options provided for in this Section 1.4(c) shall be granted by the personnel committee of the Company under the terms of the Company's 1993 Stock Option and Incentive Plan and shall vest ratably over a five year period beginning from the date of their grant and any unvested options shall vest immediately upon Executive's termination of employment on October 31, 1999.

   1.5  Covenant Not to Compete.

        Executive acknowledges that the Company and the Bank would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company and the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment by the Bank, and for a period of one year thereafter (regardless of the reason for termination), (i) on behalf of himself or as agent of any other person solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for the purpose of offering the same products or rendering the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, (ii) directly or indirectly, on Executive's behalf or in the service or on the behalf of others, render or be retained to render similar services as described in Section 1.2 hereof, whether as an officer, partner, trustee, consultant, or employee for any depository institution, which has a banking office located within 10 miles of any office of the Bank or any banking office of the Company in existence as of the Commencement Date, provided, however, that Executive shall not be deemed to have breached this undertaking if (a) he renders services otherwise prohibited by this paragraph (ii) for a depository institution which has its home office located outside of the Wisconsin counties of Winnebago and Outagamie and he renders such services from a full-service banking office of such depository institution which is located outside these same Wisconsin counties, or (b) his sole relationship with any other such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than three percent (3%) of such entity's outstanding equity interest, or (iii) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 1.5, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

                                   ARTICLE II
                            TERMINATION OF EMPLOYMENT

   2.1  Voluntary Termination of Employment by Executive.

        Executive may terminate his employment hereunder at any time for any reason upon giving the Bank written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary in effect at the date such written notice is given for the period of employment up to the date of termination, and Executive and his spouse and dependents will be entitled to further medical coverage, at his and/or their expense, to the extent required by COBRA.

   2.2  Termination of Employment for Death.

        If Executive's employment is terminated by reason of Executive's death, then Executive's personal representative shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of death. Executive's spouse and dependent children shall continue to be entitled, at the expense of the Bank (subject to then existing co-payment features applicable under the Bank's medical insurance plan) if it is an insured plan, to further medical coverage to the extent permitted by COBRA; provided that, if the Bank's plan is not insured, the Bank will pay to Executive's spouse an additional monthly death benefit during the applicable COBRA period, based upon COBRA rates in effect at the time of Executive's death, in an amount equal to the COBRA rate plus taxes due on such cash payment; provided further that this benefit shall cease if the spouse and dependents cease to be eligible for COBRA coverage.

   2.3  Termination of Employment for Disability.

        If Executive becomes Totally and Permanently Disabled (as defined below) during the term of this Agreement, the Bank may terminate Executive's employment and this Agreement, except Section 1.5 and Article IV hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 2.3, the Bank shall pay to Executive his theretofore unpaid base salary for the period of employment up to the date of termination, and the Company and the Bank shall have no further obligations to Executive under this Agreement, except for any COBRA obligations. The Executive is Totally and Permanently Disabled for purposes of this Section 2.3 if he is disabled or incapacitated to the extent that he is unable to perform the duties of Chairman of the Board of the Company or the Bank for more than three (3) consecutive months, and such disability or incapacity (i) is expected to continue for more than three (3) additional months as certified by a medical doctor of the Company's choosing which is not contradicted by a doctor of the Executive's choosing or (ii) shall have in fact continued for more than three (3) additional months.

   2.4  Termination of Employment by the Company for Just Cause.

        The Bank may terminate Executive's employment hereunder for Just Cause (as such term is defined below), in which case the Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination, or the continuation of any benefits except as may be required by law, including, at his own expense, COBRA.

        "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Bank has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment hereunder because of such nonperformance), willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Section 2.7(b) and (c) or material breach of any provision of this Agreement.

   2.5  Termination of Employment by the Bank Without Cause.

        The Bank may terminate Executive's employment hereunder without cause, in which case the Executive shall receive (a) his base salary under
   Section 1.3 hereof through the then remaining term of employment under
   Section 1.1, (b) his theretofore unpaid base salary for the period of employment up to the date of termination, (c) medical, dental and life insurance through the then remaining term of employment under Section 1.1 consistent with the terms and conditions set forth in Section 1.4, to the extent the same can be provided under the insurance arrangements of the Bank in effect at the time of termination, (d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment and (e) an amount equal to the product of the Bank's annual aggregate contribution, for the benefit of the Executive in the fiscal year preceding termination, to all qualified retirement plans in which the Executive participated multiplied by the number of years in the term of employment under Section 1.1. The benefit in (e) under this Section 2.5 shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. If the Bank's medical and dental plans are not insured, the medical and dental benefit in (c) shall be accomplished by the Bank paying to Executive an additional cash amount equal to the COBRA premium for such coverage, plus taxes on such amount, so that Executive may purchase the coverage on an after-tax basis.

   2.6  Definition of Termination of Employment.

        The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Executive by the Bank without his express written consent. In addition, for purposes of this Agreement, a material diminution or interference with the Executive's duties, responsibilities and benefits as Chairman of the Board of the Company or the Bank shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive shall constitute such diminution or interference unless consented to in writing by the Executive: (1) a change in the principal work place of the Executive to a location outside a twenty-five mile radius from the Company's headquarters at 420 South Koeller Street, Oshkosh, Wisconsin; (2) a material reduction in the secretarial or other administrative support of the Executive; (3) a material demotion of the Executive, a material reduction in the number or seniority of other Company or Bank personnel reporting to the Executive, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff; and (4) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all executive officers of the Company or the Bank.

   2.7  Termination or Suspension of Employment as Required by Law.

        Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Bank to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. Section 563.39), or similar succeeding regulations:

        (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

        (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the obligation to Executive hereunder shall terminate as of the date of default.

        (d) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

        (e) Termination pursuant to subparagraph (d) of this Section 2.7 shall be treated as a termination by the Bank without cause entitling Executive to benefits payable under Section 2.5. Termination pursuant to subparagraph (a), (b) or (c) shall be treated as a termination for Just Cause under Section 2.4. Termination under this Section 2.7 shall not affect other rights hereunder which are vested at the time of termination.

   2.8  Limitation on Termination or Disability Pay.

        Any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                                   ARTICLE III
                             LEGAL FEES AND EXPENSES

        The Company shall pay, or shall cause the Bank to pay, all legal fees and expenses which the Executive may incur as a result of the Company or the Bank contesting the validity or enforceability of this Agreement, provided that the Executive is the prevailing party in such contest or that any dispute may otherwise be settled in favor of the Executive. The Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

                                   ARTICLE IV
                                 CONFIDENTIALITY

        Executive acknowledges that he now has, and in the course of his employment will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, as well as similar information regarding OSB Financial and its subsidiaries and that the disclosure to, or the use of such information by, and business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and their subsidiaries. In order to protect the Company, the Bank and their subsidiaries against such harm and from unfair competition, Executive agrees with the Company and the Bank that while employed by the Bank and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, their subsidiaries or similar information regarding OSB Financial and its subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).

                                    ARTICLE V
                               GENERAL PROVISIONS

   5.1  Inquiries Regarding Proposed Activities.

        In the event Executive shall inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company or the Bank to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Executive, shall not be deemed to be a violation of or breach of this Agreement.

   5.2  No Duty of Mitigation.

        The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination of this Agreement or otherwise.

   5.3  Successors.

        This Agreement may be assigned by the Company or the Bank to any other business entity that is directly or indirectly controlled by the Company or the Bank. This Agreement may not be assigned by the Company or the Bank except in connection with a merger involving the Company or the Bank or a sale of substantially all of the assets of the Company or the Bank, and the respective obligations of the Company and the Bank provided for in this Agreement shall be the binding legal obligations of any successor to the Company or the Bank by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by the Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

   5.4  Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement (provided that all notices to the Company and the Bank shall be directed to the attention of the Board of Directors of the Company and/or the Bank, as the case may be, with a copy to the Secretary of the Company and/or the Bank, as the case may be), or to such other address as either party may have furnished to the other in writing in accordance herewith.

   5.5  Amendments.

        No amendment or additions to this Agreement shall be binding unless in writing and signed by all parties, except as herein otherwise provided.

   5.6  Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

   5.7  Governing Law.

        This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the internal laws of the State of Wisconsin.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      FCB FINANCIAL CORP.


                                      By:
                                      Its:
   Address:    ______________________
               ______________________
               ______________________


                                      FOX CITIES BANK, F.S.B.


                                      By:
                                      Its:
   Address:    ______________________
               ______________________
               ______________________


                                      EXECUTIVE


                                      Donald D. Parker
   Address:    ______________________
               ______________________
               ______________________

                                                                    Exhibit H
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ____ day of _____, 1997 between FCB Financial Corp., a Wisconsin corporation (the "Company"), Fox Cities Bank, F.S.B., a federal savings bank which is wholly-owned by the Company (the "Bank") and Phillip J. Schoofs (the "Executive").

               WHEREAS, the Company and OSB Financial Corp. ("OSB Financial") entered into an Agreement and Plan of Merger, dated _______, 1996 (the "Merger Agreement"), providing for the combination of the Company and OSB Financial Corp. and a concurrent combination of the Bank and Oshkosh Savings Bank, F.S.B. ("OSB Bank") in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

               WHEREAS, prior to the Merger, the Bank employed the Executive as Vice President - Finance/Treasurer of the Bank;

               WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof;

               WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank; and

               WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

   1.1  Term of Employment.

        The Bank hereby employs Executive for an initial period of fifteen
   (15) months commencing on _______, 1997 (the "Commencement Date") and terminating on ________, 1998 (the "Initial Termination Date"), subject to earlier termination as provided in Article II hereof. The Board of Directors of the Bank shall review and may extend the term of this Agreement for a period of one (1) additional year beginning on the Initial Termination Date and in each subsequent year thereafter for a period of one (1) additional year. Any extensions of the term of this Agreement shall be made by giving Executive written notice of such extension at least 90 days prior to the Initial Termination Date or the expiration of any renewal period. Reference herein to the term of this Agreement shall refer to both the initial term and such extended terms.

   1.2  Duties of Executive.

        The Bank hereby employs Executive, and Executive hereby accepts employment with the Bank, upon the terms and conditions hereinafter set forth for the term of this Agreement. Executive is employed by the Bank to perform the duties of Vice President, Treasurer and Chief Financial Officer of the Bank, and the Company shall cause the Bank to appoint
   Executive to such position.   As part of Executive's employment by the
   Bank hereunder, Executive shall also serve as, and the Company hereby appoints Executive during the term of his employment by the Bank hereunder to serve as, Vice President, Treasurer and Chief Financial Officer of the Company. The services to be performed by the Executive shall include those normally performed by the Vice President, Treasurer and Chief Financial Officer of similar banking organizations and as directed by the Board of Directors of the Company and the Bank, respectively, which are not inconsistent with the foregoing. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company and the Bank each agree that during the term of this Agreement it will not reduce the Executive's current job title, status or responsibilities without the Executive's consent. Furthermore, Executive shall not be required, without his express written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan area, except for reasonable business travel in connection with the business of the Company and the Bank.

   1.3  Compensation.

        The Bank agrees to compensate, and the Company agrees to cause the Bank to compensate, the Executive for his services hereunder during the term of this Agreement by payment of a salary at the annual rate of $75,000 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Bank, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans as may from time to time be established by the Company or the Bank on an equivalent basis as other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers).

   1.4  Benefits.

        (a)    Executive shall be provided the following additional benefits,
   (i) participation in any pension, profit-sharing, deferred compensation or other retirement plan, (ii) medical, dental and life insurance coverage consistent with coverages provided to other executive officers of the Bank (which initially will include a 30% co-pay by the Executive), (iii) membership or appropriate affiliation with a recreational club, (iv) reimbursement of business expenses reasonably incurred in connection with his employment and expenses incurred by his spouse when accompanying Executive, (v) paid vacations and sick leave in accordance with prevailing policies of the Bank, provided that allowed vacations shall in no event be less than three weeks per annum, and (vi) such other benefits as are provided to other executive officers of the Bank; provided that amounts allocated to Executive's personal use under clause (iii) above and additional charges for Executive's spouse pursuant to clause (iv) above shall be treated as taxable income to Executive in accordance with applicable Bank policies.

        (b) If Executive shall become temporarily disabled or incapacitated to the extent that he is unable to perform the duties of Vice President, Treasurer and Chief Financial Officer of the Company or the Bank for three (3) consecutive months, he shall nevertheless be entitled to receive 100 percent of his compensation under Section 1.3 of this Agreement for the period of his disability up to three (3) months, less any amount paid to the Executive under any other disability program maintained by the Company or the Bank or disability insurance policy maintained for the benefit of Executive by the Company or the Bank. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active employment on other than a full-time basis with the approval of the Board of Directors of the Bank, then his compensation (as set forth in Section 1.3 of this Agreement) shall be reduced proportionately based upon the fraction of full-time employment devoted by Executive to his employment and responsibilities at the Bank and the Company. But, if he is again unable to perform the duties of Vice President, Treasurer and Chief Financial Officer of the Company and the Bank hereunder due to disability or incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Section (b).

        (c) It is the intention of the Company that, within 30 days after the date of this Agreement, the Company shall cause 7,500 non-tax-qualified stock options (exercisable for shares of the Company's common stock) to be granted to Executive. The 7,500 stock options provided for in this Section 1.4(c) shall be granted by the personnel committee of the Company under the terms of the Company's 1993 Stock Option and Incentive Plan and shall vest ratably over a five year period beginning from the date of their grant.

   1.5  Covenant Not to Compete.

        Executive acknowledges that the Company and the Bank would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company and the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment by the Bank, and for a period of one year thereafter (regardless of the reason for termination), (i) on behalf of himself or as agent of any other person solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for the purpose of offering the same products or rendering the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, or (ii) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 1.5, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

                                   ARTICLE II
                            TERMINATION OF EMPLOYMENT

   2.1  Voluntary Termination of Employment by Executive.

        Executive may terminate his employment hereunder at any time for any reason upon giving the Bank written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary in effect at the date such written notice is given for the period of employment up to the date of termination, and Executive and his spouse and dependents will be entitled to further medical coverage, at his and/or their expense, to the extent required by COBRA.

   2.2  Termination of Employment for Death.

        If Executive's employment is terminated by reason of Executive's death, then Executive's personal representative shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of death. Executive's spouse and dependent children shall continue to be entitled, at the expense of the Bank (subject to then existing co-payment features applicable under the Bank's medical insurance plan) if it is an insured plan, to further medical coverage to the extent permitted by COBRA; provided that, if the Bank's plan is not insured, the Bank will pay to Executive's spouse an additional monthly death benefit during the applicable COBRA period, based upon COBRA rates in effect at the time of Executive's death, in an amount equal to the COBRA rate plus taxes due on such cash payment; provided further that this benefit shall cease if the spouse and dependents cease to be eligible for COBRA coverage.

   2.3  Termination of Employment for Disability.

        If Executive becomes Totally and Permanently Disabled (as defined below) during the term of this Agreement, the Bank may terminate Executive's employment and this Agreement, except Section 1.5 and Article IV hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 2.3, the Bank shall pay to Executive his theretofore unpaid base salary for the period of employment up to the date of termination, and the Company and the Bank shall have no further obligations to Executive under this Agreement, except for any COBRA obligations. The Executive is Totally and Permanently Disabled for purposes of this Section 2.3 if he is disabled or incapacitated to the extent that he is unable to perform the duties of Vice President, Treasurer and Chief Financial Officer of the Company or the Bank for more than three (3) consecutive months, and such disability or incapacity (i) is expected to continue for more than three (3) additional months as certified by a medical doctor of the Company's choosing which is not contradicted by a doctor of the Executive's choosing or (ii) shall have in fact continued for more than three (3) additional months.

   2.4  Termination of Employment by the Company for Just Cause.

        The Bank may terminate Executive's employment hereunder for Just Cause (as such term is defined below), in which case the Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination, or the continuation of any benefits except as may be required by law, including, at his own expense, COBRA.

        "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Bank has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment hereunder because of such nonperformance), willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Section 2.7(b) and (c) or material breach of any provision of this Agreement.

   2.5  Termination of Employment by the Bank Without Cause.

        The Bank may terminate Executive's employment hereunder without cause, in which case the Executive shall receive (a) his base salary under
   Section 1.3 hereof through the then remaining term of employment under
   Section 1.1, (b) his theretofore unpaid base salary for the period of employment up to the date of termination, (c) medical, dental and life insurance through the then remaining term of employment under Section 1.1 consistent with the terms and conditions set forth in Section 1.4, to the extent the same can be provided under the insurance arrangements of the Bank in effect at the time of termination, (d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment and (e) an amount equal to the product of the Bank's annual aggregate contribution, for the benefit of the Executive in the fiscal year preceding termination, to all qualified retirement plans in which the Executive participated multiplied by the number of years in the initial term of employment under Section
   1.1. The benefit in (e) under this Section 2.5 shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. If the Bank's medical and dental plans are not insured, the medical and dental benefit in (c) shall be accomplished by the Bank paying to Executive an additional cash amount equal to the COBRA premium for such coverage, plus taxes on such amount, so that Executive may purchase the coverage on an after-tax basis.

   2.6  Termination of Employment Due to Change in Control.

        (a) If, at any time after the date hereof, a "Change in Control" (as hereinafter defined) occurs and within eighteen (18) months thereafter Executive's appointment as Vice President, Treasurer and Chief Financial Officer of the Company or his employment as Vice President, Treasurer and Chief Financial Officer of the Bank is involuntarily terminated (other than for Just Cause pursuant to Section 2.4) then the Executive shall be entitled to the benefits provided below.

               (i) The Company shall promptly pay, or cause the Bank to pay, to the Executive an amount equal to the product of 2.0 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code (such "base amount" to be derived from Executive's compensation paid by the Company and the Bank).

               (ii) During the term of this Agreement set forth in paragraph 1.1 (including any renewal term), the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Company and the Bank, including without limitation the Company's and the Bank's pension and retirement plans, life insurance and health insurance as if the Executive was still employed by the Bank during such period under this Agreement; provided that coverage under the medical and dental plans of the Company and the Bank shall be handled as set forth in Section 2.5 above.

               (iii) If and to the extent that benefits or services credit for benefits under Section 2.6(a)(ii) above shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, the Company shall itself, or shall cause the Bank to, pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Company or Bank's qualified pension plan or successor plan may commence.

        (b)    (i)     Anything in this Agreement to the contrary
   notwithstanding, it is the intention of the Company, the Bank and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of any payment to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company and the Bank may pay without loss of deduction under Section 280(G)(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty days (60) following the earlier of
   (1) the giving of notice of termination of employment or (2) the giving of notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive, the Company, at the Company's expense, shall obtain the opinion of the Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (a) the amount of the Base Period Income of the Executive (as defined in Code Section 280G), (b) the present value of Total Payments and
   (c) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, the payment hereunder shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

               (ii) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under Section 2.6(b)). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

        (c) For purposes of Section 2.6 of this Agreement, a "Change in Control" shall be deemed to have occurred if:

               (i)     a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, including for this purpose any shares beneficially owned by such third person or group as of the date hereof; or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. (In the event of any reorganization involving the Company in a transaction initiated by the Company in which the shareholders of the Company immediately prior to such reorganization become the shareholders of a successor or ultimate parent company of the Company resulting from such reorganization and the persons who were directors of the Company immediately prior to such reorganization constitute a majority of the Board of Directors of such successor or ultimate parent, no "Change in Control" shall be deemed to have taken place solely by reason of such reorganization, notwithstanding the fact that the Company may have become the wholly-owned subsidiary of another Company in such reorganization and the Board of Directors thereof may have been reconstituted, and thereafter the term "Company" for purposes of this paragraph shall refer to such successor or ultimate parent company.); or

               (iii)   a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), acquires control, as defined in 12 C.F.R. Section
   574.4, or any successor regulation, of the Company which would require the filing of an application for acquisition of control or notice of change in control in a manner set forth in 12 C.F.R. Section 574.3, or any successor regulation; or

               (iv) The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Executive by the Bank without his express written consent. In addition, for purposes of this Agreement, a material diminution or interference with the Executive's duties, responsibilities and benefits as Vice President, Treasurer and Chief Financial Officer of the Company or the Bank shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive shall constitute such diminution or interference unless consented to in writing by the Executive: (1) a change in the principal work place of the Executive to a location outside a twenty-five mile radius from the Company's headquarters at 420 South Koeller Street, Oshkosh, Wisconsin;
   (2) a material reduction in the secretarial or other administrative support of the Executive; (3) a material demotion of the Executive, a material reduction in the number or seniority of other Company or Bank personnel reporting to the Executive, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff; and (4) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all executive officers of the Company or the Bank.

   2.7  Termination or Suspension of Employment as Required by Law.

        Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Bank to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. Section 563.39), or similar succeeding regulations:

        (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

        (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the obligation to Executive hereunder shall terminate as of the date of default.

        (d) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

        (e) Termination pursuant to subparagraph (d) of this Section 2.7 shall be treated as a termination by the Bank without cause entitling Executive to benefits payable under Section 2.5. Termination pursuant to subparagraph (a), (b) or (c) shall be treated as a termination for Just Cause under Section 2.4. Termination under this Section 2.7 shall not affect other rights hereunder which are vested at the time of termination.

   2.8  Limitation on Termination or Disability Pay.

        Any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.


                                   ARTICLE III
                             LEGAL FEES AND EXPENSES

        The Company shall pay, or shall cause the Bank to pay, all legal fees and expenses which the Executive may incur as a result of the Company or the Bank contesting the validity or enforceability of this Agreement, provided that the Executive is the prevailing party in such contest or that any dispute may otherwise be settled in favor of the Executive. The Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

                                   ARTICLE IV
                                 CONFIDENTIALITY

        Executive acknowledges that he now has, and in the course of his employment will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, as well as similar information regarding OSB Financial and its subsidiaries, and that the disclosure to, or the use of such information by, and business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and their subsidiaries. In order to protect the Company, the Bank and their subsidiaries against such harm and from unfair competition, Executive agrees with the Company and the Bank that while employed by the Bank and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, their subsidiaries or similar information regarding OSB Financial and its subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).

                                    ARTICLE V
                               GENERAL PROVISIONS

   5.1  Inquiries Regarding Proposed Activities.

        In the event Executive shall inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company or the Bank to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Executive, shall not be deemed to be a violation of or breach of this Agreement.

   5.2  No Duty of Mitigation.

        The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination of this Agreement or otherwise.

   5.3  Successors.

        This Agreement may be assigned by the Company or the Bank to any other business entity that is directly or indirectly controlled by the Company or the Bank. This Agreement may not be assigned by the Company or the Bank except in connection with a merger involving the Company or the Bank or a sale of substantially all of the assets of the Company or the Bank, and the respective obligations of the Company and the Bank provided for in this Agreement shall be the binding legal obligations of any successor to the Company or the Bank by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by the Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

   5.4  Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement (provided that all notices to the Company and the Bank shall be directed to the attention of the Board of Directors of the Company and/or the Bank, as the case may be, with a copy to the Secretary of the Company and/or the Bank, as the case may be), or to such other address as either party may have furnished to the other in writing in accordance herewith.

   5.5  Amendments.

        No amendment or additions to this Agreement shall be binding unless in writing and signed by all parties, except as herein otherwise provided.

   5.6  Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

   5.7  Governing Law.

        This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the internal laws of the State of Wisconsin.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      FCB FINANCIAL CORP.

                                      By:
                                      Its:
   Address:    ______________________
               ______________________
               ______________________


                                      FOX CITIES BANK, F.S.B.

                                      By:
                                      Its:
   Address:    ______________________
               ______________________
               ______________________


                                      EXECUTIVE



                                      Phillip J. Schoofs
   Address:    ______________________
               ______________________
               ______________________

                                                                    Exhibit I
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ____ day of _____, 1997 between FCB Financial Corp., a Wisconsin corporation (the "Company"), Fox Cities Bank, F.S.B., a federal savings bank which is wholly-owned by the Company (the "Bank") and Harold L. Hermansen (the "Executive").

               WHEREAS, the Company and OSB Financial Corp. ("OSB Financial") entered into an Agreement and Plan of Merger, dated _______, 1996 (the "Merger Agreement"), providing for the combination of the Company and OSB Financial Corp. and a concurrent combination of the Bank and Oshkosh Savings Bank, F.S.B. ("OSB Bank") in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

               WHEREAS, prior to the Merger, the Bank employed the Executive as Vice President - Lending/Secretary of the Bank;

               WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof;

               WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank; and

               WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

   1.1  Term of Employment.

        The Bank hereby employs Executive for an initial period of fifteen
   (15) months commencing on _______, 1997 (the "Commencement Date") and terminating on _________, 1998 (the "Initial Termination Date"), subject to earlier termination as provided in Article II hereof. The Board of Directors of the Bank shall review and may extend the term of this Agreement for a period of one (1) additional year beginning on the Initial Termination Date and in each subsequent year thereafter for a period of one (1) additional year. Any extensions of the term of this Agreement shall be made by giving Executive written notice of such extension at least 90 days prior to the Initial Termination Date or the expiration of any renewal period. Reference herein to the term of this Agreement shall refer to both the initial term and such extended terms.

   1.2  Duties of Executive.

        The Bank hereby employs Executive, and Executive hereby accepts employment with the Bank, upon the terms and conditions hereinafter set forth for the term of this Agreement. Executive is employed by the Bank to perform the duties of Vice President - Retail Lending and Secretary of the Bank, and the Company shall cause the Bank to appoint Executive to
   such position.   As part of Executive's employment by the Bank hereunder,
   Executive shall also serve as, and the Company hereby appoints Executive during the term of his employment by the Bank hereunder to serve as, Vice President - Retail Lending and Secretary of the Company. The services to be performed by the Executive shall include those normally performed by the Vice President - Retail Lending and Secretary of similar banking organizations and as directed by the Board of Directors of the Company and the Bank, respectively, which are not inconsistent with the foregoing. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company and the Bank each agree that during the term of this Agreement it will not reduce the Executive's current job title, status or responsibilities without the Executive's consent. Furthermore, Executive shall not be required, without his express written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan area, except for reasonable business travel in connection with the business of the Company and the Bank.

   1.3  Compensation.

        The Bank agrees to compensate, and the Company agrees to cause the Bank to compensate, the Executive for his services hereunder during the term of this Agreement by payment of a salary at the annual rate of $70,000 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Bank, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans as may from time to time be established by the Company or the Bank on an equivalent basis as other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers).

   1.4  Benefits.

        (a)    Executive shall be provided the following additional benefits,
   (i) participation in any pension, profit-sharing, deferred compensation or other retirement plan, (ii) medical, dental and life insurance coverage consistent with coverages provided to other executive officers of the Bank (which initially will include a 30% co-pay by the Executive), (iii) membership or appropriate affiliation with a recreational club, (iv) reimbursement of business expenses reasonably incurred in connection with his employment and expenses incurred by his spouse when accompanying Executive, (v) paid vacations and sick leave in accordance with prevailing policies of the Bank, provided that allowed vacations shall in no event be less than three weeks per annum, and (vi) such other benefits as are provided to other executive officers of the Bank; provided that amounts allocated to Executive's personal use under clause (iii) above and additional charges for Executive's spouse pursuant to clause (iv) above shall be treated as taxable income to Executive in accordance with applicable Bank policies.

        (b) If Executive shall become temporarily disabled or incapacitated to the extent that he is unable to perform the duties of Vice President - Retail Lending and Secretary of the Company or the Bank for three (3) consecutive months, he shall nevertheless be entitled to receive 100 percent of his compensation under Section 1.3 of this Agreement for the period of his disability up to three (3) months, less any amount paid to the Executive under any other disability program maintained by the Company or the Bank or disability insurance policy maintained for the benefit of Executive by the Company or the Bank. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active employment on other than a full-time basis with the approval of the Board of Directors of the Bank, then his compensation (as set forth in Section 1.3 of this Agreement) shall be reduced proportionately based upon the fraction of full-time employment devoted by Executive to his employment and responsibilities at the Bank and the Company. But, if he is again unable to perform the duties of Vice President - Retail Lending and Secretary of the Company and the Bank hereunder due to disability or incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Section (b).

        (c) It is the intention of the Company that, within 30 days after the date of this Agreement, the Company shall cause 6,000 non-tax-qualified stock options (exercisable for shares of the Company's common stock) to be granted to Executive. The 6,000 stock options provided for in this Section 1.4(c) shall be granted by the personnel committee of the Company under the terms of the Company's 1993 Stock Option and Incentive Plan and shall vest ratably over a five year period beginning from the date of their grant.

   1.5  Covenant Not to Compete.

        Executive acknowledges that the Company and the Bank would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company and the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment by the Bank, and for a period of one year thereafter (regardless of the reason for termination), (i) on behalf of himself or as agent of any other person solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for the purpose of offering the same products or rendering the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, or (ii) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 1.5, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

                                   ARTICLE II
                            TERMINATION OF EMPLOYMENT

   2.1  Voluntary Termination of Employment by Executive.

        Executive may terminate his employment hereunder at any time for any reason upon giving the Bank written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary in effect at the date such written notice is given for the period of employment up to the date of termination, and Executive and his spouse and dependents will be entitled to further medical coverage, at his and/or their expense, to the extent required by COBRA.

   2.2  Termination of Employment for Death.

        If Executive's employment is terminated by reason of Executive's death, then Executive's personal representative shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of death. Executive's spouse and dependent children shall continue to be entitled, at the expense of the Bank (subject to then existing co-payment features applicable under the Bank's medical insurance plan) if it is an insured plan, to further medical coverage to the extent permitted by COBRA; provided that, if the Bank's plan is not insured, the Bank will pay to Executive's spouse an additional monthly death benefit during the applicable COBRA period, based upon COBRA rates in effect at the time of Executive's death, in an amount equal to the COBRA rate plus taxes due on such cash payment; provided further that this benefit shall cease if the spouse and dependents cease to be eligible for COBRA coverage.

   2.3  Termination of Employment for Disability.

        If Executive becomes Totally and Permanently Disabled (as defined below) during the term of this Agreement, the Bank may terminate Executive's employment and this Agreement, except Section 1.5 and Article IV hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 2.3, the Bank shall pay to Executive his theretofore unpaid base salary for the period of employment up to the date of termination, and the Company and the Bank shall have no further obligations to Executive under this Agreement, except for any COBRA obligations. The Executive is Totally and Permanently Disabled for purposes of this Section 2.3 if he is disabled or incapacitated to the extent that he is unable to perform the duties of Vice President - Retail Lending and Secretary of the Company or the Bank for more than three (3) consecutive months, and such disability or incapacity (i) is expected to continue for more than three (3) additional months as certified by a medical doctor of the Company's choosing which is not contradicted by a doctor of the Executive's choosing or (ii) shall have in fact continued for more than three (3) additional months.

   2.4  Termination of Employment by the Company for Just Cause.

        The Bank may terminate Executive's employment hereunder for Just Cause (as such term is defined below), in which case the Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination, or the continuation of any benefits except as may be required by law, including, at his own expense, COBRA.

        "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Bank has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment hereunder because of such nonperformance), willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Section 2.7(b) and (c) or material breach of any provision of this Agreement.

   2.5  Termination of Employment by the Bank Without Cause.

        The Bank may terminate Executive's employment hereunder without cause, in which case the Executive shall receive (a) his base salary under
   Section 1.3 hereof through the then remaining term of employment under
   Section 1.1, (b) his theretofore unpaid base salary for the period of employment up to the date of termination, (c) medical, dental and life insurance through the then remaining term of employment under Section 1.1 consistent with the terms and conditions set forth in Section 1.4, to the extent the same can be provided under the insurance arrangements of the Bank in effect at the time of termination, (d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment and (e) an amount equal to the product of the Bank's annual aggregate contribution, for the benefit of the Executive in the fiscal year preceding termination, to all qualified retirement plans in which the Executive participated multiplied by the number of years in the initial term of employment under Section
   1.1. The benefit in (e) under this Section 2.5 shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. If the Bank's medical and dental plans are not insured, the medical and dental benefit in (c) shall be accomplished by the Bank paying to Executive an additional cash amount equal to the COBRA premium for such coverage, plus taxes on such amount, so that Executive may purchase the coverage on an after-tax basis.

   2.6  Termination of Employment Due to Change in Control.

        (a) If, at any time after the date hereof, a "Change in Control" (as hereinafter defined) occurs and within eighteen (18) months thereafter Executive's appointment as Vice President - Retail Lending and Secretary of the Company or his employment as Vice President - Retail Lending and Secretary of the Bank is involuntarily terminated (other than for Just Cause pursuant to Section 2.4) then the Executive shall be entitled to the benefits provided below.

               (i) The Company shall promptly pay, or cause the Bank to pay, to the Executive an amount equal to the product of 2.0 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code (such "base amount" to be derived from Executive's compensation paid by the Company and the Bank).

               (ii) During the term of this Agreement set forth in paragraph 1.1 (including any renewal term), the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Company and the Bank, including without limitation the Company's and the Bank's pension and retirement plans, life insurance and health insurance as if the Executive was still employed by the Bank during such period under this Agreement; provided that coverage under the medical and dental plans of the Company and the Bank shall be handled as set forth in Section 2.5 above.

               (iii) If and to the extent that benefits or services credit for benefits under Section 2.6(a)(ii) above shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, the Company shall itself, or shall cause the Bank to, pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Company or Bank's qualified pension plan or successor plan may commence.

        (b)    (i)     Anything in this Agreement to the contrary
   notwithstanding, it is the intention of the Company, the Bank and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of any payment to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company and the Bank may pay without loss of deduction under Section 280(G)(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty days (60) following the earlier of
   (1) the giving of notice of termination of employment or (2) the giving of notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive, the Company, at the Company's expense, shall obtain the opinion of the Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (a) the amount of the Base Period Income of the Executive (as defined in Code Section 280G), (b) the present value of Total Payments and
   (c) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, the payment hereunder shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

               (ii) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under Section 2.6(b)). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

        (c) For purposes of Section 2.6 of this Agreement, a "Change in Control" shall be deemed to have occurred if:

               (i)     a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, including for this purpose any shares beneficially owned by such third person or group as of the date hereof; or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. (In the event of any reorganization involving the Company in a transaction initiated by the Company in which the shareholders of the Company immediately prior to such reorganization become the shareholders of a successor or ultimate parent company of the Company resulting from such reorganization and the persons who were directors of the Company immediately prior to such reorganization constitute a majority of the Board of Directors of such successor or ultimate parent, no "Change in Control" shall be deemed to have taken place solely by reason of such reorganization, notwithstanding the fact that the Company may have become the wholly-owned subsidiary of another Company in such reorganization and the Board of Directors thereof may have been reconstituted, and thereafter the term "Company" for purposes of this paragraph shall refer to such successor or ultimate parent company.); or

               (iii)   a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), acquires control, as defined in 12 C.F.R. Section
   574.4, or any successor regulation, of the Company which would require the filing of an application for acquisition of control or notice of change in control in a manner set forth in 12 C.F.R. Section 574.3, or any successor regulation; or

               (iv) The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Executive by the Bank without his express written consent. In addition, for purposes of this Agreement, a material diminution or interference with the Executive's duties, responsibilities and benefits as Vice President - Retail Lending and Secretary of the Company or the Bank shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive shall constitute such diminution or interference unless consented to in writing by the
   Executive: (1) a change in the principal work place of the Executive to a location outside a twenty-five mile radius from the Company's headquarters at 420 South Koeller Street, Oshkosh, Wisconsin; (2) a material reduction in the secretarial or other administrative support of the Executive; (3) a material demotion of the Executive, a material reduction in the number or seniority of other Company or Bank personnel reporting to the Executive, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff; and (4) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all executive officers of the Company or the Bank.

   2.7  Termination or Suspension of Employment as Required by Law.

        Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Bank to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. Section 563.39), or similar succeeding regulations:

        (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

        (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the obligation to Executive hereunder shall terminate as of the date of default.

        (d) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

        (e) Termination pursuant to subparagraph (d) of this Section 2.7 shall be treated as a termination by the Bank without cause entitling Executive to benefits payable under Section 2.5. Termination pursuant to subparagraph (a), (b) or (c) shall be treated as a termination for Just Cause under Section 2.4. Termination under this Section 2.7 shall not affect other rights hereunder which are vested at the time of termination.

   2.8  Limitation on Termination or Disability Pay.

        Any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                                   ARTICLE III
                             LEGAL FEES AND EXPENSES

        The Company shall pay, or shall cause the Bank to pay, all legal fees and expenses which the Executive may incur as a result of the Company or the Bank contesting the validity or enforceability of this Agreement, provided that the Executive is the prevailing party in such contest or that any dispute may otherwise be settled in favor of the Executive. The Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

                                   ARTICLE IV
                                 CONFIDENTIALITY

        Executive acknowledges that he now has, and in the course of his employment will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, as well as similar information regarding OSB Financial and its subsidiaries, and that the disclosure to, or the use of such information by, and business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and their subsidiaries. In order to protect the Company, the Bank and their subsidiaries against such harm and from unfair competition, Executive agrees with the Company and the Bank that while employed by the Bank and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, their subsidiaries or similar information regarding OSB Financial and its subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).

                                    ARTICLE V
                               GENERAL PROVISIONS

   5.1  Inquiries Regarding Proposed Activities.

        In the event Executive shall inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company or the Bank to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Executive, shall not be deemed to be a violation of or breach of this Agreement.

   5.2  No Duty of Mitigation.

        The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination of this Agreement or otherwise.

   5.3  Successors.

        This Agreement may be assigned by the Company or the Bank to any other business entity that is directly or indirectly controlled by the Company or the Bank. This Agreement may not be assigned by the Company or the Bank except in connection with a merger involving the Company or the Bank or a sale of substantially all of the assets of the Company or the Bank, and the respective obligations of the Company and the Bank provided for in this Agreement shall be the binding legal obligations of any successor to the Company or the Bank by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by the Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

   5.4  Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement (provided that all notices to the Company and the Bank shall be directed to the attention of the Board of Directors of the Company and/or the Bank, as the case may be, with a copy to the Secretary of the Company and/or the Bank, as the case may be), or to such other address as either party may have furnished to the other in writing in accordance herewith.

   5.5  Amendments.

        No amendment or additions to this Agreement shall be binding unless in writing and signed by all parties, except as herein otherwise provided.

   5.6  Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

   5.7  Governing Law.

        This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the internal laws of the State of Wisconsin.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      FCB FINANCIAL CORP.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      FOX CITIES BANK, F.S.B.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      EXECUTIVE


                                      Harold L. Hermansen
   Address:    ______________________
               ______________________
               ______________________

                                                                    Exhibit J
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ____ day of _____, 1997 between FCB Financial Corp., a Wisconsin corporation (the "Company"), Fox Cities Bank, F.S.B., a federal savings bank which is wholly-owned by the Company (the "Bank") and James J. Rothenbach (the "Executive").

               WHEREAS, the Company and OSB Financial Corp. ("OSB Financial") entered into an Agreement and Plan of Merger, dated _________, 1996 (the "Merger Agreement"), providing for the combination of the Company and OSB Financial Corp. and a concurrent combination of the Bank and Oshkosh Savings Bank, F.S.B. in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

               WHEREAS, prior to the Merger, OSB Financial employed the Executive as President and Chief Executive Officer of OSB Financial under the terms of an employment agreement, dated July 1, 1995;

               WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof;

               WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank; and

               WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

   (a)1 Term of Employment.

        The Bank hereby employs Executive for an initial period of three (3) years commencing on _______, 1997 (the "Commencement Date") and terminating on ________, 2000 (the "Initial Termination Date"), subject to earlier termination as provided in Article II hereof. The Board of Directors of the Bank shall review and may extend the term of this Agreement for a period of one (1) additional year beginning on the Initial Termination Date and in each subsequent year thereafter for a period of one (1) additional year. Any extensions of the term of this Agreement shall be made by giving Executive written notice of such extension at least 90 days prior to the Initial Termination Date or the expiration of any renewal period. Reference herein to the term of this Agreement shall refer to both the initial term and such extended terms.

   1.2  Duties of Executive.

        The Bank hereby employs Executive, and Executive hereby accepts employment with the Bank, upon the terms and conditions hereinafter set forth for the term of this Agreement. Executive is employed by the Bank to perform the duties of President and Chief Executive Officer of the Bank, and the Company shall cause the Bank to appoint Executive to such
   position.   As part of Executive's employment by the Bank hereunder,
   Executive shall also serve as, and the Company hereby appoints Executive during the term of his employment by the Bank hereunder to serve as, President and Chief Executive officer of the Company. The services to be performed by the Executive shall include those normally performed by the President and Chief Executive Officer of similar banking organizations and as directed by the Board of Directors of the Company and the Bank, respectively, which are not inconsistent with the foregoing. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company and the Bank each agree that during the term of this Agreement it will not reduce the Executive's current job title, status or responsibilities without the Executive's consent. Furthermore, Executive shall not be required, without his express written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan area, except for reasonable business travel in connection with the business of the Company and the Bank. During the term of this Agreement, Executive shall also serve as a director of the Company (subject to being elected by shareholders) and the Bank without any additional compensation.

   1.3  Compensation.

        The Bank agrees to compensate, and the Company agrees to cause the Bank to compensate, the Executive for his services hereunder during the term of this Agreement by payment of a salary at the annual rate of $150,000 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Bank, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans as may from time to time be established by the Company or the Bank on an equivalent basis as other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers).

   1.4  Benefits.

        (a)    Executive shall be provided the following additional benefits,
   (i) participation in any pension, profit-sharing, deferred compensation or other retirement plan, (ii) medical, dental and life insurance coverage consistent with coverages provided to other executive officers of the Bank (which initially will include a 30% co-pay by the Executive), (iii) the use of an automobile and membership or appropriate affiliation with a service club and a recreational club, (iv) reimbursement of business expenses reasonably incurred in connection with his employment and expenses incurred by his spouse when accompanying Executive, (v) paid vacations and sick leave in accordance with prevailing policies of the Bank, provided that allowed vacations shall in no event be less than four weeks per annum, and (vi) such other benefits as are provided to other executive officers of the Bank; provided that amounts allocated to Executive's personal use under clause (iii) above and additional charges for Executive's spouse pursuant to clause (iv) above shall be treated as taxable income to Executive in accordance with applicable Bank policies.

        (b) If Executive shall become temporarily disabled or incapacitated to the extent that he is unable to perform the duties of President and Chief Executive Officer of the Company or the Bank for three
   (3) consecutive months, he shall nevertheless be entitled to receive 100 percent of his compensation under Section 1.3 of this Agreement for the period of his disability up to three (3) months, less any amount paid to the Executive under any other disability program maintained by the Company or the Bank or disability insurance policy maintained for the benefit of Executive by the Company or the Bank. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active employment on other than a full-time basis with the approval of the Board of Directors of the Bank, then his compensation (as set forth in Section
   1.3 of this Agreement) shall be reduced proportionately based upon the fraction of full-time employment devoted by Executive to his employment and responsibilities at the Bank and the Company. But, if he is again unable to perform the duties of President and Chief Executive Officer of the Company and the Bank hereunder due to disability or incapacity, he must have been engaged in active full-time employment for at least twelve
   (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Section (b).

        (c) It is the intention of the Company that, within 30 days after the date of this Agreement, the Company shall cause 20,000 non-tax-qualified stock options (exercisable for shares of the Company's common stock) to be granted to Executive. The 20,000 stock options provided for in this Section 1.4(c) shall be granted by the personnel committee of the Company under the terms of the Company's 1993 Stock Option and Incentive Plan and shall vest ratably over a five year period beginning from the date of their grant.

   1.5  Covenant Not to Compete.

        Executive acknowledges that the Company and the Bank would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company and the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment by the Bank, and for a period of one year thereafter (regardless of the reason for termination), (i) on behalf of himself or as agent of any other person solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for the purpose of offering the same products or rendering the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, (ii) directly or indirectly, on Executive's behalf or in the service or on the behalf of others, render or be retained to render similar services as described in Section 1.2 hereof, whether as an officer, partner, trustee, consultant, or employee for any depository institution, which has a banking office located within 10 miles of any office of the Bank or any banking office of the Company in existence as of the Commencement Date or the beginning of any renewal period as provided in Section 1.1 hereof, provided, however, that Executive shall not be deemed to have breached this undertaking if (a) he renders services otherwise prohibited by this paragraph (ii) for a depository institution which has its home office located outside of the Wisconsin counties of Winnebago and Outagamie and he renders such services from a full-service banking office of such depository institution which is located outside these same Wisconsin counties, or (b) his sole relationship with any other such entity consists of his holding, directly or indirectly, an equity interest in such entity not greater than three percent (3%) of such entity's outstanding equity interest, or (iii) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 1.5, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

                                   ARTICLE II
                            TERMINATION OF EMPLOYMENT

   2.1  Voluntary Termination of Employment by Executive.

        Executive may terminate his employment hereunder at any time for any reason upon giving the Bank written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary in effect at the date such written notice is given for the period of employment up to the date of termination, and Executive and his spouse and dependents will be entitled to further medical coverage, at his and/or their expense, to the extent required by COBRA.

   2.2  Termination of Employment for Death.

        If Executive's employment is terminated by reason of Executive's death, then Executive's personal representative shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of death. Executive's spouse and dependent children shall continue to be entitled, at the expense of the Bank (subject to then existing co-payment features applicable under the Bank's medical insurance plan) if it is an insured plan, to further medical coverage to the extent permitted by COBRA; provided that, if the Bank's plan is not insured, the Bank will pay to Executive's spouse an additional monthly death benefit during the applicable COBRA period, based upon COBRA rates in effect at the time of Executive's death, in an amount equal to the COBRA rate plus taxes due on such cash payment; provided further that this benefit shall cease if the spouse and dependents cease to be eligible for COBRA coverage.

   2.3  Termination of Employment for Disability.

        If Executive becomes Totally and Permanently Disabled (as defined below) during the term of this Agreement, the Bank may terminate Executive's employment and this Agreement, except Section 1.5 and Article IV hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 2.3, the Bank shall pay to Executive his theretofore unpaid base salary for the period of employment up to the date of termination, and the Company and the Bank shall have no further obligations to Executive under this Agreement, except for any COBRA obligations. The Executive is Totally and Permanently Disabled for purposes of this Section 2.3 if he is disabled or incapacitated to the extent that he is unable to perform the duties of President and Chief Executive Officer of the Company or the Bank for more than three (3) consecutive months, and such disability or incapacity (i) is expected to continue for more than three (3) additional months as certified by a medical doctor of the Company's choosing which is not contradicted by a doctor of the Executive's choosing or (ii) shall have in fact continued for more than three (3) additional months.

   2.4  Termination of Employment by the Company for Just Cause.

        The Bank may terminate Executive's employment hereunder for Just Cause (as such term is defined below), in which case the Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination, or the continuation of any benefits except as may be required by law, including, at his own expense, COBRA.

        "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Bank has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment hereunder because of such nonperformance), willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Section 2.7(b) and (c) or material breach of any provision of this Agreement.

   2.5  Termination of Employment by the Bank Without Cause.

        The Bank may terminate Executive's employment hereunder without cause, in which case the Executive shall receive (a) his base salary under
   Section 1.3 hereof through the then remaining term of employment under
   Section 1.1, (b) his theretofore unpaid base salary for the period of employment up to the date of termination, (c) medical, dental and life insurance through the then remaining term of employment under Section 1.1 consistent with the terms and conditions set forth in Section 1.4, to the extent the same can be provided under the insurance arrangements of the Bank in effect at the time of termination, (d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment and (e) an amount equal to the product of the Bank's annual aggregate contribution, for the benefit of the Executive in the fiscal year preceding termination, to all qualified retirement plans in which the Executive participated multiplied by the number of years in the initial term of employment under Section
   1.1. The benefit in (e) under this Section 2.5 shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. If the Bank's medical and dental plans are not insured, the medical and dental benefit in (c) shall be accomplished by the Bank paying to Executive an additional cash amount equal to the COBRA premium for such coverage, plus taxes on such amount, so that Executive may purchase the coverage on an after-tax basis.

   2.6  Termination of Employment Due to Change in Control.

        (a) If, at any time after the date hereof, a "Change in Control" (as hereinafter defined) occurs and within eighteen (18) months thereafter Executive's appointment as President or as Chief Executive Officer of the Company or his employment as President or as Chief Executive Officer of the Bank is involuntarily terminated (other than for Just Cause pursuant to Section 2.4) then the Executive shall be entitled to the benefits provided below.

               (i) The Company shall promptly pay, or cause the Bank to pay, to the Executive an amount equal to the product of 2.00 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code (such "base amount" to be derived from Executive's compensation paid by the Company and the Bank).

               (ii) During the term of this Agreement set forth in paragraph 1.1 (including any renewal term), the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Company and the Bank, including without limitation the Company's and the Bank's pension and retirement plans, life insurance and health insurance as if the Executive was still employed by the Bank during such period under this Agreement; provided that coverage under the medical and dental plans of the Company and the Bank shall be handled as set forth in Section 2.5 above.

               (iii) If and to the extent that benefits or services credit for benefits under Section 2.6(a)(ii) above shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, the Company shall itself, or shall cause the Bank to, pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Company or Bank's qualified pension plan or successor plan may commence.

        (b)    (i)     Anything in this Agreement to the contrary
   notwithstanding, it is the intention of the Company, the Bank and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of any payment to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company and the Bank may pay without loss of deduction under Section 280(G)(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty days (60) following the earlier of
   (1) the giving of notice of termination of employment or (2) the giving of notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive, the Company, at the Company's expense, shall obtain the opinion of the Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (a) the amount of the Base Period Income of the Executive (as defined in Code Section 280G), (b) the present value of Total Payments and
   (c) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, the payment hereunder shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

               (ii) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under Section 2.6(b)). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

        (c) For purposes of Section 2.6 of this Agreement, a "Change in Control" shall be deemed to have occurred if:

               (i)     a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, including for this purpose any shares beneficially owned by such third person or group as of the date hereof; or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. (In the event of any reorganization involving the Company in a transaction initiated by the Company in which the shareholders of the Company immediately prior to such reorganization become the shareholders of a successor or ultimate parent company of the Company resulting from such reorganization and the persons who were directors of the Company immediately prior to such reorganization constitute a majority of the Board of Directors of such successor or ultimate parent, no "Change in Control" shall be deemed to have taken place solely by reason of such reorganization, notwithstanding the fact that the Company may have become the wholly-owned subsidiary of another Company in such reorganization and the Board of Directors thereof may have been reconstituted, and thereafter the term "Company" for purposes of this paragraph shall refer to such successor or ultimate parent company.); or

               (iii)   a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), acquires control, as defined in 12 C.F.R. Section
   574.4, or any successor regulation, of the Company which would require the filing of an application for acquisition of control or notice of change in control in a manner set forth in 12 C.F.R. Section 574.3, or any successor regulation; or

               (iv) The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Executive by the Bank without his express written consent. In addition, for purposes of this Agreement, a material diminution or interference with the Executive's duties, responsibilities and benefits as President and Chief Executive Officer of the Company or the Bank shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive shall constitute such diminution or interference unless consented to in writing by the
   Executive: (1) a change in the principal work place of the Executive to a location outside a twenty-five mile radius from the Company's headquarters at 420 South Koeller Street, Oshkosh, Wisconsin; (2) a material reduction in the secretarial or other administrative support of the Executive; (3) a material demotion of the Executive, a material reduction in the number or seniority of other Company or Bank personnel reporting to the Executive, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff; and (4) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all executive officers of the Company or the Bank.

   2.7  Termination or Suspension of Employment as Required by Law.

        Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Bank to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. Section 563.39), or similar succeeding regulations:

        (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

        (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the obligation to Executive hereunder shall terminate as of the date of default.

        (d) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

        (e) Termination pursuant to subparagraph (d) of this Section 2.7 shall be treated as a termination by the Bank without cause entitling Executive to benefits payable under Section 2.5. Termination pursuant to subparagraph (a), (b) or (c) shall be treated as a termination for Just Cause under Section 2.4. Termination under this Section 2.7 shall not affect other rights hereunder which are vested at the time of termination.

   2.8  Limitation on Termination or Disability Pay.

        Any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                                   ARTICLE III
                             LEGAL FEES AND EXPENSES

        The Company shall pay, or shall cause the Bank to pay, all legal fees and expenses which the Executive may incur as a result of the Company or the Bank contesting the validity or enforceability of this Agreement, provided that the Executive is the prevailing party in such contest or that any dispute may otherwise be settled in favor of the Executive. The Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

                                   ARTICLE IV
                                 CONFIDENTIALITY

        Executive acknowledges that he now has, and in the course of his employment will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, as well as similar information regarding OSB Financial and its subsidiaries relating to his previous employment by that company, and that the disclosure to, or the use of such information by, and business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and their subsidiaries. In order to protect the Company, the Bank and their subsidiaries against such harm and from unfair competition, Executive agrees with the Company and the Bank that while employed by the Bank and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, their subsidiaries or similar information regarding OSB Financial and its subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).


                                    ARTICLE V
                               GENERAL PROVISIONS

   5.1  Inquiries Regarding Proposed Activities.

        In the event Executive shall inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company or the Bank to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Executive, shall not be deemed to be a violation of or breach of this Agreement.

   5.2  No Duty of Mitigation.

        The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination of this Agreement or otherwise.

   5.3  Successors.

        This Agreement may be assigned by the Company or the Bank to any other business entity that is directly or indirectly controlled by the Company or the Bank. This Agreement may not be assigned by the Company or the Bank except in connection with a merger involving the Company or the Bank or a sale of substantially all of the assets of the Company or the Bank, and the respective obligations of the Company and the Bank provided for in this Agreement shall be the binding legal obligations of any successor to the Company or the Bank by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by the Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

   5.4  Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement (provided that all notices to the Company and the Bank shall be directed to the attention of the Board of Directors of the Company and/or the Bank, as the case may be, with a copy to the Secretary of the Company and/or the Bank, as the case may be), or to such other address as either party may have furnished to the other in writing in accordance herewith.

   5.5  Amendments.

        No amendment or additions to this Agreement shall be binding unless in writing and signed by all parties, except as herein otherwise provided.

   5.6  Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

   5.7  Governing Law.

        This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the internal laws of the State of Wisconsin.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      FCB FINANCIAL CORP.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      FOX CITIES BANK, F.S.B.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      EXECUTIVE




                                      James J. Rothenbach
   Address:    ______________________
               ______________________
               ______________________

                                                                    Exhibit K
                              EMPLOYMENT AGREEMENT


               THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into this ____ day of _____, 1997 between FCB Financial Corp., a Wisconsin corporation (the "Company"), Fox Cities Bank, F.S.B., a federal savings bank which is wholly-owned by the Company (the "Bank") and Theodore W. Hoff (the "Executive").

               WHEREAS, the Company and OSB Financial Corp. ("OSB Financial") entered into an Agreement and Plan of Merger, dated _________, 1996 (the "Merger Agreement"), providing for the combination of the Company and OSB Financial Corp. and a concurrent combination of the Bank and Oshkosh Savings Bank, F.S.B. ("OSB Bank") in a strategic merger, wherein the Company and the Bank survive the merger (collectively, the "Merger");

               WHEREAS, prior to the Merger, OSB Bank employed the Executive as Vice President - Retail Sales and Service;

               WHEREAS, consummation of the Merger contemplated by the Merger Agreement is conditioned upon the Company, the Bank and the Executive entering into an Employment Agreement conforming to the terms hereof;

               WHEREAS, Executive's skills and extensive experience and knowledge in the financial institutions industry will substantially benefit the Company and the Bank; and

               WHEREAS, the Company and the Bank desire to retain the services of Executive in connection with the business activities of the Company and the Bank following the Merger.

               NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

                                    ARTICLE I
                                   EMPLOYMENT

   1.1  Term of Employment.

        The Bank hereby employs Executive for an initial period of fifteen
   (15) months commencing on _______, 1997 (the "Commencement Date") and terminating on ________, 1998 (the "Initial Termination Date"), subject to earlier termination as provided in Article II hereof. The Board of Directors of the Bank shall review and may extend the term of this Agreement for a period of one (1) additional year beginning on the Initial Termination Date and in each subsequent year thereafter for a period of one (1) additional year. Any extensions of the term of this Agreement shall be made by giving Executive written notice of such extension at least 90 days prior to the Initial Termination Date or the expiration of any renewal period. Reference herein to the term of this Agreement shall refer to both the initial term and such extended terms.

   1.2  Duties of Executive.

        The Bank hereby employs Executive, and Executive hereby accepts employment with the Bank, upon the terms and conditions hereinafter set forth for the term of this Agreement. Executive is employed by the Bank to perform the duties of Vice President - Retail Sales and Service of the Bank, and the Company shall cause the Bank to appoint Executive to such position. As part of Executive's employment by the Bank hereunder, Executive shall also serve as, and the Company hereby appoints Executive during the term of his employment by the Bank hereunder to serve as Vice President - Retail Sales and Service of the Company. The services to be performed by the Executive shall include those normally performed by Vice President - Retail Sales and Service of similar banking organizations and as directed by the Board of Directors of the Company and the Bank, respectively, which are not inconsistent with the foregoing. Executive agrees to devote his full business time to the rendition of such services, subject to absences for customary vacations and for temporary illnesses. The Company and the Bank each agree that during the term of this Agreement it will not reduce the Executive's current job title, status or responsibilities without the Executive's consent. Furthermore, Executive shall not be required, without his express written consent, to be based anywhere other than within the Oshkosh-Neenah/Menasha-Appleton metropolitan area, except for reasonable business travel in connection with the business of the Company and the Bank.

   1.3  Compensation.

        The Bank agrees to compensate, and the Company agrees to cause the Bank to compensate, the Executive for his services hereunder during the term of this Agreement by payment of a salary at the annual rate of $70,000 in such monthly, semi-monthly or other payments as are from time to time applicable to other executive officers of the Bank. The Executive's salary may be increased from time to time during the term of this Agreement in the sole discretion of the Board of Directors of the Bank, but Executive's salary shall not be reduced below the level then in effect. In addition, Executive shall be entitled to participate in incentive compensation plans as may from time to time be established by the Company or the Bank on an equivalent basis as other executive officers of the Company or the Bank (but recognizing differences in responsibilities among executive officers).

   1.4  Benefits.

        (a)    Executive shall be provided the following additional benefits,
   (i) participation in any pension, profit-sharing, deferred compensation or other retirement plan, (ii) medical, dental and life insurance coverage consistent with coverages provided to other executive officers of the Bank (which initially will include a 30% co-pay by the Executive), (iii) membership or appropriate affiliation with a recreational club, (iv) reimbursement of business expenses reasonably incurred in connection with his employment and expenses incurred by his spouse when accompanying Executive, (v) paid vacations and sick leave in accordance with prevailing policies of the Bank, provided that allowed vacations shall in no event be less than four weeks per annum, and (vi) such other benefits as are provided to other executive officers of the Bank; provided that amounts allocated to Executive's personal use under clause (iii) above and additional charges for Executive's spouse pursuant to clause (iv) above shall be treated as taxable income to Executive in accordance with applicable Bank policies.

        (b) If Executive shall become temporarily disabled or incapacitated to the extent that he is unable to perform the duties of Vice President - Retail Sales and Service of the Company or the Bank for three (3) consecutive months, he shall nevertheless be entitled to receive 100 percent of his compensation under Section 1.3 of this Agreement for the period of his disability up to three (3) months, less any amount paid to the Executive under any other disability program maintained by the Company or the Bank or disability insurance policy maintained for the benefit of Executive by the Company or the Bank. Upon returning to active full-time employment, Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that Executive returns to active employment on other than a full-time basis with the approval of the Board of Directors of the Bank, then his compensation (as set forth in Section 1.3 of this Agreement) shall be reduced proportionately based upon the fraction of full-time employment devoted by Executive to his employment and responsibilities at the Bank and the Company. But, if he is again unable to perform the duties of Vice President - Retail Sales and Service of the Company and the Bank hereunder due to disability or incapacity, he must have been engaged in active full-time employment for at least twelve (12) consecutive months immediately prior to such later absence or inability in order to qualify for the full or partial continuance of his salary under this Section (b).

        (c) It is the intention of the Company that, within 30 days after the date of this Agreement, the Company shall cause 6,000 non-tax-qualified stock options (exercisable for shares of the Company's common stock) to be granted to Executive. The 6,000 stock options provided for in this Section 1.4(c) shall be granted by the personnel committee of the Company under the terms of the Company's 1993 Stock Option and Incentive Plan and shall vest ratably over a five year period beginning from the date of their grant.

   1.5  Covenant Not to Compete.

        Executive acknowledges that the Company and the Bank would be substantially damaged by an association of Executive with a depository institution that competes for customers with the Company and the Bank. Without the consent of the Company, Executive shall not at any time during the term of this Agreement or Executive's employment by the Bank, and for a period of one year thereafter (regardless of the reason for termination), (i) on behalf of himself or as agent of any other person solicit any person who was a customer of the Company or the Bank or any of their subsidiaries during the two year period prior to the termination of this Agreement or Executive's employment hereunder for the purpose of offering the same products or rendering the same services to such customer as were provided or proposed to be provided by the Company or the Bank or any of their subsidiaries to such customer as of the time of termination of Executive's employment, or (ii) actively induce or solicit any employees of the Company or the Bank to leave such employ. For purposes of this Section 1.5, "person" shall include any individual, corporation, partnership, trust, firm, proprietorship, venture or other entity of any nature whatsoever.

                                   ARTICLE II
                            TERMINATION OF EMPLOYMENT

   2.1  Voluntary Termination of Employment by Executive.

        Executive may terminate his employment hereunder at any time for any reason upon giving the Bank written notice, at least ninety (90) days prior to termination of employment. Upon such termination, Executive shall be entitled to receive Executive's theretofore unpaid base salary in effect at the date such written notice is given for the period of employment up to the date of termination, and Executive and his spouse and dependents will be entitled to further medical coverage, at his and/or their expense, to the extent required by COBRA.

   2.2  Termination of Employment for Death.

        If Executive's employment is terminated by reason of Executive's death, then Executive's personal representative shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of death. Executive's spouse and dependent children shall continue to be entitled, at the expense of the Bank (subject to then existing co-payment features applicable under the Bank's medical insurance plan) if it is an insured plan, to further medical coverage to the extent permitted by COBRA; provided that, if the Bank's plan is not insured, the Bank will pay to Executive's spouse an additional monthly death benefit during the applicable COBRA period, based upon COBRA rates in effect at the time of Executive's death, in an amount equal to the COBRA rate plus taxes due on such cash payment; provided further that this benefit shall cease if the spouse and dependents cease to be eligible for COBRA coverage.

   2.3  Termination of Employment for Disability.

        If Executive becomes Totally and Permanently Disabled (as defined below) during the term of this Agreement, the Bank may terminate Executive's employment and this Agreement, except Section 1.5 and Article IV hereof, by giving Executive written notice of such termination not less than 5 days before the effective date thereof. If Executive's employment and this Agreement are terminated pursuant to this Section 2.3, the Bank shall pay to Executive his theretofore unpaid base salary for the period of employment up to the date of termination, and the Company and the Bank shall have no further obligations to Executive under this Agreement, except for any COBRA obligations. The Executive is Totally and Permanently Disabled for purposes of this Section 2.3 if he is disabled or incapacitated to the extent that he is unable to perform the duties of Vice President - Retail Sales and Services of the Company and the Bank for more than three (3) consecutive months, and such disability or incapacity
   (i) is expected to continue for more than three (3) additional months as certified by a medical doctor of the Company's choosing which is not contradicted by a doctor of the Executive's choosing or (ii) shall have in fact continued for more than three (3) additional months.

   2.4  Termination of Employment by the Company for Just Cause.

        The Bank may terminate Executive's employment hereunder for Just Cause (as such term is defined below), in which case the Executive shall be entitled to receive Executive's theretofore unpaid base salary for the period of employment up to the date of termination, but shall not be entitled to any compensation or employment benefits pursuant to this Agreement for any period after the date of termination, or the continuation of any benefits except as may be required by law, including, at his own expense, COBRA.

        "Just Cause" shall mean personal dishonesty, incompetence, willful misconduct or breach of a fiduciary duty involving personal profit in the performance of his duties under this Agreement, intentional failure to perform stated duties (provided that such nonperformance has continued for 10 days after the Bank has given written notice of such nonperformance to the Executive and its intention to terminate Executive's employment hereunder because of such nonperformance), willful violation of any law, rule or regulation (other than a law, rule or regulation relating to a traffic violation or similar offense), final cease-and-desist order, termination under the provisions of Section 2.7(b) and (c) or material breach of any provision of this Agreement.

   2.5  Termination of Employment by the Bank Without Cause.

        The Bank may terminate Executive's employment hereunder without cause, in which case the Executive shall receive (a) his base salary under
   Section 1.3 hereof through the then remaining term of employment under
   Section 1.1, (b) his theretofore unpaid base salary for the period of employment up to the date of termination, (c) medical, dental and life insurance through the then remaining term of employment under Section 1.1 consistent with the terms and conditions set forth in Section 1.4, to the extent the same can be provided under the insurance arrangements of the Bank in effect at the time of termination, (d) any other benefits to which Executive is entitled by law or the specific terms of the Bank's policies in effect at the time of termination of employment and (e) an amount equal to the product of the Bank's annual aggregate contribution, for the benefit of the Executive in the fiscal year preceding termination, to all qualified retirement plans in which the Executive participated multiplied by the number of years in the initial term of employment under Section
   1.1. The benefit in (e) under this Section 2.5 shall be in addition to any benefit payable from any qualified or non-qualified plans or programs maintained by the Company or the Bank at the time of termination. If the Bank's medical and dental plans are not insured, the medical and dental benefit in (c) shall be accomplished by the Bank paying to Executive an additional cash amount equal to the COBRA premium for such coverage, plus taxes on such amount, so that Executive may purchase the coverage on an after-tax basis.

   2.6  Termination of Employment Due to Change in Control.

        (a) If, at any time after the date hereof, a "Change in Control" (as hereinafter defined) occurs and within eighteen (18) months thereafter Executive's appointment as Vice President - Retail Sales and Service of the Company or his employment as Vice President - Retail Sales and Service of the Bank is involuntarily terminated (other than for Just Cause pursuant to Section 2.4) then the Executive shall be entitled to the benefits provided below.

               (i) The Company shall promptly pay, or cause the Bank to pay, to the Executive an amount equal to the product of 2.0 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Code (such "base amount" to be derived from Executive's compensation paid by the Company and the Bank).

               (ii) During the term of this Agreement set forth in paragraph 1.1 (including any renewal term), the Executive, his dependents, beneficiaries and estate shall continue to be covered under all employee benefit plans of the Company and the Bank, including without limitation the Company's and the Bank's pension and retirement plans, life insurance and health insurance as if the Executive was still employed by the Bank during such period under this Agreement; provided that coverage under the medical and dental plans of the Company and the Bank shall be handled as set forth in Section 2.5 above.

               (iii) If and to the extent that benefits or services credit for benefits under Section 2.6(a)(ii) above shall not be payable or provided under any such plans to the Executive, his dependents, beneficiaries and estate, by reason of his no longer being an employee of the Bank as a result of termination of employment, the Company shall itself, or shall cause the Bank to, pay or provide for payment of such benefits and service credit for benefits to the Executive, his dependents, beneficiaries and estate. Any such payment relating to retirement shall commence on a date selected by the Executive which must be a date on which payments under the Company or Bank's qualified pension plan or successor plan may commence.

        (b)    (i)     Anything in this Agreement to the contrary
   notwithstanding, it is the intention of the Company, the Bank and the Executive that no portion of any payment under this Agreement, or payments to or for the benefit of the Executive under any other agreement or plan, be deemed an "Excess Parachute Payment" as defined in Section 280G of the Code, or its successors. It is agreed that the present value of any payment to or for the benefit of the Executive in the nature of compensation, receipt of which is contingent on the occurrence of a Change in Control, and to which Section 280G of the Code applies (in the aggregate "Total Payments") shall not exceed an amount equal to one dollar less than the maximum amount that the Company and the Bank may pay without loss of deduction under Section 280(G)(a) of the Code. Present value for purposes of this Agreement shall be calculated in accordance with Section 280G(d)(4) of the Code. Within sixty days (60) following the earlier of
   (1) the giving of notice of termination of employment or (2) the giving of notice by the Company to the Executive of its belief that there is a payment or benefit due the Executive, the Company, at the Company's expense, shall obtain the opinion of the Company's public accounting firm (the "Accounting Firm"), which opinion need not be unqualified, which sets forth: (a) the amount of the Base Period Income of the Executive (as defined in Code Section 280G), (b) the present value of Total Payments and
   (c) the amount and present value of any Excess Parachute Payments. In the event that such opinion determines that there would be an Excess Parachute Payment, the payment hereunder shall be modified, reduced or eliminated as specified by the Executive in writing delivered to the Company within thirty (30) days of his receipt of such opinion or, if the Executive fails to so notify the Company, then as the Company shall reasonably determine, so that under the bases of calculation set forth in such opinion there will be no Excess Parachute Payment. In the event that the provisions of Sections 280G and 4999 of the Code are repealed without succession, this Section shall be of no further force or effect.

               (ii) In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Executive shall appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm under Section 2.6(b)). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

        (c) For purposes of Section 2.6 of this Agreement, a "Change in Control" shall be deemed to have occurred if:

               (i)     a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company, including for this purpose any shares beneficially owned by such third person or group as of the date hereof; or

               (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. (In the event of any reorganization involving the Company in a transaction initiated by the Company in which the shareholders of the Company immediately prior to such reorganization become the shareholders of a successor or ultimate parent company of the Company resulting from such reorganization and the persons who were directors of the Company immediately prior to such reorganization constitute a majority of the Board of Directors of such successor or ultimate parent, no "Change in Control" shall be deemed to have taken place solely by reason of such reorganization, notwithstanding the fact that the Company may have become the wholly-owned subsidiary of another Company in such reorganization and the Board of Directors thereof may have been reconstituted, and thereafter the term "Company" for purposes of this paragraph shall refer to such successor or ultimate parent company.); or

               (iii)   a third person, including a "group" as defined in
   Section 13(d)(3) of the Securities Exchange Act of 1934 (as in effect on the date hereof), acquires control, as defined in 12 C.F.R. Section
   574.4, or any successor regulation, of the Company which would require the filing of an application for acquisition of control or notice of change in control in a manner set forth in 12 C.F.R. Section 574.3, or any successor regulation; or

               (iv) The terms "termination" or "involuntarily terminated" in this Agreement shall refer to the termination of the employment of Executive by the Bank without his express written consent. In addition, for purposes of this Agreement, a material diminution or interference with the Executive's duties, responsibilities and benefits as Vice President - Retail Sales and Service of the Company or the Bank shall be deemed and shall constitute an involuntary termination of employment to the same extent as express notice of such involuntary termination. By way of example and not by way of limitation, any of the following actions, if unreasonable or materially adverse to the Executive shall constitute such diminution or interference unless consented to in writing by the
   Executive: (1) a change in the principal work place of the Executive to a location outside a twenty-five mile radius from the Company's headquarters at 420 South Koeller Street, Oshkosh, Wisconsin; (2) a material reduction in the secretarial or other administrative support of the Executive; (3) a material demotion of the Executive, a material reduction in the number or seniority of other Company or Bank personnel reporting to the Executive, or a reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Executive, other than as part of a Company-wide or Bank-wide reduction in staff; and (4) a reduction or adverse change in the salary, perquisites, benefits, contingent benefits or vacation time which had theretofore been provided to the Executive, other than as part of an overall program applied uniformly and with equitable effect to all executive officers of the Company or the Bank.

   2.7  Termination or Suspension of Employment as Required by Law.

        Notwithstanding anything in this Agreement to the contrary, the following provisions shall limit the obligation of the Bank to continue employing Executive, but only to the extent required by the applicable regulations of the OTS (12 C.F.R. Section 563.39), or similar succeeding regulations:

        (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)) the Bank's obligations under this Agreement shall be suspended as of the date of service of notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations hereunder were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(4) or (g)(1)) all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

        (c) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), the obligation to Executive hereunder shall terminate as of the date of default.

        (d) All obligations under this Agreement may be terminated: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee at the time the Federal Deposit Insurance Company enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act and (ii) by the Director, or his or her designee at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

        (e) Termination pursuant to subparagraph (d) of this Section 2.7 shall be treated as a termination by the Bank without cause entitling Executive to benefits payable under Section 2.5. Termination pursuant to subparagraph (a), (b) or (c) shall be treated as a termination for Just Cause under Section 2.4. Termination under this Section 2.7 shall not affect other rights hereunder which are vested at the time of termination.

   2.8  Limitation on Termination or Disability Pay.

        Any payments made to the Executive pursuant to this Agreement or otherwise are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                                   ARTICLE III
                             LEGAL FEES AND EXPENSES

        The Company shall pay, or shall cause the Bank to pay, all legal fees and expenses which the Executive may incur as a result of the Company or the Bank contesting the validity or enforceability of this Agreement, provided that the Executive is the prevailing party in such contest or that any dispute may otherwise be settled in favor of the Executive. The Executive shall be entitled to receive interest thereon for the period of any delay in payment from the date such payment was due at the rate determined by adding two hundred basis points to the six-month Treasury Bill rate.

                                   ARTICLE IV
                                 CONFIDENTIALITY

        Executive acknowledges that he now has, and in the course of his employment will have, access to important and confidential information regarding the business and services of the Company, the Bank and their subsidiaries, as well as similar information regarding OSB Financial and its subsidiaries relating to his previous employment by OSB Bank, and that the disclosure to, or the use of such information by, and business in competition with the Company, the Bank or their subsidiaries shall result in substantial and undeterminable harm to the Company, the Bank and their subsidiaries. In order to protect the Company, the Bank and their subsidiaries against such harm and from unfair competition, Executive agrees with the Company and the Bank that while employed by the Bank and at any time thereafter, Executive will not disclose, communicate or divulge to anyone, or use in any manner adverse to the Company, the Bank or their subsidiaries any information concerning customers, methods of business, financial information or other confidential information of the Company, the Bank, their subsidiaries or similar information regarding OSB Financial and its subsidiaries, except for information as is in the public domain or ascertainable through common sources of public information (otherwise than as a result of any breach of this covenant by Executive).

                                    ARTICLE V
                               GENERAL PROVISIONS

   5.1  Inquiries Regarding Proposed Activities.

        In the event Executive shall inquire in writing of the Company whether any proposed action on the part of Executive would be considered by the Company or the Bank to be prohibited by or in breach of the terms of this Agreement, the Company shall have 30 days after receipt of such notice to express in writing to Executive its position with respect thereof and in the event such writing shall not be given to Executive, such proposed action, as set forth in the writing of the Executive, shall not be deemed to be a violation of or breach of this Agreement.

   5.2  No Duty of Mitigation.

        The Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination of this Agreement or otherwise.

   5.3  Successors.

        This Agreement may be assigned by the Company or the Bank to any other business entity that is directly or indirectly controlled by the Company or the Bank. This Agreement may not be assigned by the Company or the Bank except in connection with a merger involving the Company or the Bank or a sale of substantially all of the assets of the Company or the Bank, and the respective obligations of the Company and the Bank provided for in this Agreement shall be the binding legal obligations of any successor to the Company or the Bank by purchase, merger, consolidation, or otherwise. This Agreement may not be assigned by the Executive during his life, and upon his death will be binding upon and inure to the benefit of his heirs, legatees and the legal representatives of his estate.

   5.4  Notice.

        For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement (provided that all notices to the Company and the Bank shall be directed to the attention of the Board of Directors of the Company and/or the Bank, as the case may be, with a copy to the Secretary of the Company and/or the Bank, as the case may be), or to such other address as either party may have furnished to the other in writing in accordance herewith.

   5.5  Amendments.

        No amendment or additions to this Agreement shall be binding unless in writing and signed by all parties, except as herein otherwise provided.

   5.6  Severability.

        The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

   5.7  Governing Law.

        This Agreement shall be governed by the laws of the United States to the extent applicable and otherwise by the internal laws of the State of Wisconsin.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      FCB FINANCIAL CORP.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      FOX CITIES BANK, F.S.B.


                                      By:
                                      Its:

   Address:    ______________________
               ______________________
               ______________________


                                      EXECUTIVE



                                      Theodore W.  Hoff
   Address:    ______________________
               ______________________
               ______________________

                                [Foley & Lardner]                   Exhibit L

                               _____________, 1997


   OSB Financial Corp.
   420 South Koeller Street
   Oshkosh, Wisconsin   54902

               Re: Agreement and Plan of Merger, dated as of November __, 1996, Between FCB Financial Corp. and OSB Financial Corp.

   Gentlemen:

               We have served as special counsel to FCB Financial Corp., a Wisconsin corporation ("FCB"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger, dated November __, 1996 (the "Agreement"), and the Plan of Merger, dated ________, 1997 (the "Plan of Merger"), by and between FCB and OSB Financial Corp., a Wisconsin corporation ("OSB"), providing for the merger of OSB with and into FCB (the "Merger"). This opinion is being delivered to you pursuant to Section 7.2(d) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement.

               As counsel for FCB, we have reviewed the Agreement, the Plan of Merger and the Registration Statement on Form S-4 [, as amended] of FCB (Registration No. 333-________) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), and also have examined and relied upon such other documents and instruments, and certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have assumed, without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than FCB and its officers, to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered, and to do each other act heretofore done or hereafter to be done by such person; (c) the due authorization, execution and delivery by each person, other than FCB and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than FCB and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered, and of each other act heretofore done or hereafter to be done by such person; (e) the genuineness of each signature (other than signatures of FCB officers) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

               As to questions of fact material to our opinion which have not been independently established (which includes the factual basis for those parts of our opinion which are stated to be qualified with the statement "to our knowledge" or words of similar import), we have relied upon, without independent verification, the accuracy of the relevant facts stated in the certificates or comparable documents of officers of FCB and the FCB Subsidiaries and upon the accuracy of the representations and warranties contained in the Agreement. Although we have made no independent investigation or verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified. In addition, and particularly with respect to numbered paragraph 10 below, we wish to advise you that we have made no special investigation as to the factual basis for our opinion, such as a search of the dockets or records of any court or governmental office, agency or authority to determine if any such proceedings are pending or orders have been entered involving FCB or the FCB Subsidiaries.

               The opinions hereafter expressed are qualified to the extent that the rights, interests and remedies under the Agreement, the Plan of Merger, or any other documents, exhibits or schedules delivered in connection with the transactions contemplated thereby may be subject to or affected by: (a) any bankruptcy, insolvency, bank conservatorship or receivership or similar laws affecting creditors' rights and remedies generally, and the enforcement thereof; (b) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of general principles of equity; and (c) any limitation insofar as indemnification and contribution provisions thereof may be limited by applicable law. In addition, we express no opinion as to the enforceability of Sections 1.10 and 8.3 of the Agreement.

               On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion that:

        1. FCB is a corporation validly existing under the laws of the State of Wisconsin and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in the Registration Statement. FCB is a registered savings and loan holding company under the Home Owners' Loan Act.

        2. FCB Bank is validly existing as a savings association under the laws of the United States and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in the Registration Statement.

        3. Each of the FCB Subsidiaries (other than FCB Bank) is a corporation validly existing under the laws of its respective jurisdiction of incorporation and each has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in Registration Statement.

        4. The authorized capitalization of FCB consists of (i) 15,000,000 shares of common stock, $.01 par value per share, of which ____________ shares are issued and outstanding and ________ shares are held in the treasury; and (ii) 5,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding. All of the issued shares of common stock, $.01 par value, of FCB have been duly authorized and validly issued and are fully paid and nonassessable (except with respect to assessability as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law (the "WBCL")). To our knowledge, except for the rights of OSB under the Agreement, the Plan of Merger, and the OSB Stock Option Agreement and except for options granted and outstanding under FCB's 1993 Stock Option and Incentive Plan, there are no options, agreements, contracts or other rights in existence to purchase or acquire from FCB any shares of capital stock of FCB.

        5. FCB has full corporate power and authority to execute and deliver the Agreement and the Plan of Merger and to consummate the transactions contemplated thereby. The execution and delivery and performance of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of FCB and, to our knowledge, in the case of the Agreement and the Plan of Merger, by the shareholders of FCB, these being the only corporate authorizations required under the Articles of Incorporation and Bylaws of FCB and the WBCL. The Agreement and the Plan of Merger have been duly and validly executed and delivered by FCB and constitute valid and binding obligations of FCB, enforceable against FCB in accordance with their respective terms.

        6. The execution, delivery and performance by FCB of the Agreement and the Plan of Merger will not violate the Articles of Incorporation or Bylaws of FCB.

        7. Upon issuance in the manner and upon the terms contemplated in the Agreement and the Plan of Merger, the shares of common stock, $.01 par value, of FCB to be issued in the Merger will be duly authorized, validly issued, fully paid, and nonassessable (except with respect to assessability as provided in Section 180.0622(2)(b) of the WBCL).

        8. At the time that the Registration Statement was declared effective by the Commission, the Registration Statement (other than the financial statements and supporting schedules and the financial and statistical information or data included therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        9. No consents or approvals of, or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by FCB of the Agreement and the Plan of Merger and the consummation by FCB of the Merger and the other transactions contemplated thereby that have not been received or obtained as of the date hereof, except where the failure to obtain such consent or approval or to make such filing or registration will not have or be reasonably likely to have a Material Adverse Effect on FCB.

        10. To our knowledge, there are no actions, suits or proceedings, pending or threatened against or affecting FCB or the FCB Subsidiaries, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which, in our opinion, based upon such knowledge, if the relief sought in the pleadings in such actions, suits and proceedings were granted or if the threatened claims were accrued in full, are likely to have a Material Adverse Effect on FCB.

               We are qualified to practice law in the State of Wisconsin and we do not purport to be experts on the law other than that of the State of Wisconsin and the Federal laws of the United States of America. We express no opinion and make no representations with respect to the law of any other jurisdiction.

               This opinion is being furnished to you solely for your benefit in connection with the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.


                                      Very truly yours,




                                      FOLEY & LARDNER

   Christopher J. Zinski
   Direct Dial: (312) 258-5548

                             [Schiff Hardin & Waite]                Exhibit M

                                      _____________, 1997

   FCB Financial Corp.
   108 East Wisconsin Avenue
   Neenah, Wisconsin   54957

               Re: Agreement and Plan of Merger, dated as of November __, 1996, Between FCB Financial Corp. and OSB Financial Corp.

   Gentlemen:

               We have served as special counsel to OSB Financial Corp., a Wisconsin corporation ("OSB"), in connection with the preparation, execution and delivery of the Agreement and Plan of Merger, dated November __, 1996 (the "Agreement"), and the Plan of Merger, dated ________, 1997 (the "Plan of Merger"), by and between OSB and FCB Financial Corp., a Wisconsin corporation ("FCB"), providing for the merger of OSB with and into FCB (the "Merger"). This opinion is being delivered to you pursuant to Section 7.3(d) of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning given them in the Agreement.

               As counsel for OSB, we have reviewed the Agreement, the Plan of Merger and the Registration Statement on Form S-4 [, as amended] of FCB (Registration No. 333-________) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"), and also have examined and relied upon such other documents and instruments, and certificates of public officials, and have made such other investigations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. For purposes of this opinion, we have assumed, without investigation: (a) the legal capacity of each natural person; (b) the full power and authority of each person, other than OSB and its officers, to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered, and to do each other act heretofore done or hereafter to be done by such person; (c) the due authorization, execution and delivery by each person, other than OSB and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered by such person; (d) the legality, validity, binding effect and enforceability as to each person, other than OSB and its officers, of each document heretofore executed and delivered or hereafter to be executed and delivered, and of each other act heretofore done or hereafter to be done by such person; (e) the genuineness of each signature (other than signatures of OSB officers) on and the completeness of each document submitted to us as an original; (f) the conformity to, and the authenticity of, the original of each document submitted to us as a copy; (g) no modification of any provision of any document, nor waiver of any right or remedy; and (h) no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

               As to questions of fact material to our opinion which have not been independently established (which includes the factual basis for those parts of our opinion which are stated to be qualified with the statement "to our knowledge" or words of similar import), we have relied upon, without independent verification, the accuracy of the relevant facts stated in the certificates or comparable documents of officers of OSB and the OSB Subsidiaries and upon the accuracy of the representations and warranties contained in the Agreement. Although we have made no independent investigation or verification of each matter set forth therein, nothing has come to our attention indicating that such reliance by us or by you is not justified. In addition, and particularly with respect to numbered paragraph 8 below, we wish to advise you that we have made no special investigation as to the factual basis for our opinion, such as a search of the dockets or records of any court or governmental office, agency or authority to determine if any such proceedings are pending or orders have been entered involving OSB or the OSB Subsidiaries.

               The opinions hereafter expressed are qualified to the extent that the rights, interests and remedies under the Agreement, the Plan of Merger, or any other documents, exhibits or schedules delivered in connection with the transactions contemplated thereby may be subject to or affected by: (a) any bankruptcy, insolvency, bank conservatorship or receivership or similar laws affecting creditors' rights and remedies generally, and the enforcement thereof; (b) the unavailability of, or any limitation on the availability of, any particular right or remedy (whether in a proceeding in equity or at law) because of general principles of equity; and (c) any limitation insofar as indemnification and contribution provisions thereof may be limited by applicable law. In addition, (i) with respect to numbered paragraph 5 below, we express no opinion as to the adequacy of the Registration Statement or Joint Proxy Statement and
   (ii) we express no opinion as to the enforceability of Sections 1.10 and
   8.3 of the Agreement.

               On the basis of and subject to the foregoing and the qualifications stated below, we are of the opinion that:

        1. OSB is a corporation validly existing under the laws of the State of Wisconsin and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in the Registration Statement. OSB is a registered savings and loan holding company under the Home Owners' Loan Act.

        2. OSB Bank is validly existing as a savings association under the laws of the United States and has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in the Registration Statement.

        3. Each of the OSB Subsidiaries (other than OSB Bank) is a corporation validly existing under the laws of its respective jurisdiction of incorporation and each has the corporate power to own all of its properties and assets and to carry on its business as it is now being conducted as described in the Registration Statement, except that if RWFV, Inc. has been dissolved it has paid all outstanding franchise and other taxes due and owing by it.

        4. The authorized capitalization of OSB consists of (i) 7,000,000 shares of common stock, $0.01 par value per share, of which ____________ shares are issued and outstanding and ________ shares are held in the treasury; and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share, of which no shares are issued and outstanding. All such issued shares of common stock have been duly authorized and validly issued and are fully paid and nonassessable (except with respect to assessability as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation
   Law (the "WBCL")).   To our knowledge, except for the rights of  FCB
   under the Agreement, the Plan of Merger, FCB Stock Option Agreement and except for options granted and outstanding under OSB's 1992 Stock Option and Incentive Plan, there are no options, agreements, contracts or other rights in existence to purchase or acquire from OSB any shares of capital stock of OSB.

        5. OSB has full corporate power and authority to execute and deliver the Agreement and the Plan of Merger and to consummate the transactions contemplated thereby. The execution and delivery and performance of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereby have been duly and validly approved by the Board of Directors of OSB and, to the best of our knowledge, in the case of the Agreement and Plan of Merger, by the shareholders of OSB, these being the only corporate authorizations required under the Articles of Incorporation and Bylaws of OSB and the WBCL. The Agreement and the Plan of Merger have been duly and validly executed and delivered by OSB and constitute valid and binding obligations of OSB, enforceable against OSB in accordance with their respective terms.

        6. The execution, delivery and performance by OSB of the Agreement and the Plan of Merger will not violate the Articles of Incorporation or Bylaws of OSB.

        7. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution and delivery by OSB of the Agreement and the Plan of Merger and the consummation by OSB of the Merger and the other transactions contemplated thereby that have not been received or obtained as of the date hereof, except where the failure to obtain such consent or approval or to make such filing or registration will not have or be reasonably likely to have a Material Adverse Effect on OSB.

        8. To our knowledge, there are no actions, suits or proceedings, pending or threatened against or affecting OSB or the OSB Subsidiaries, at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, or before any arbitrator of any kind which, in our opinion, based upon such knowledge, if the relief sought in the pleadings in such actions, suits and proceedings were granted or if the threatened claims were accrued in full, are likely to have a Material Adverse Effect on OSB.

               This opinion is being furnished to you solely for your benefit in connection with the Agreement. It may not be relied upon by, nor a copy of it delivered to any other party, without our prior written consent. This opinion is based upon our knowledge of the law and facts as of the date hereof, and we assume no duty to communicate with you with respect to any matter that comes to our attention hereafter.

                                      Very truly yours,

                                      SCHIFF HARDIN & WAITE

                                      By:___________________________________
                                           Christopher J. Zinski